As filed with the U.S. Securities and Exchange Commission on July 31, 2023

Registration No. 333-273174

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	3841	20-4036208
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5582 Broadcast Court Sarasota, Florida, 34240

(978) 878-9505

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steve Shum

Chief Executive Officer

INVO Bioscience, Inc.

5582 Broadcast Court

Sarasota, Florida 34240

(978) 878-9505

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

Greg Carney

Sheppard, Mullin, Richter & Hampton LLP

333 South Hope Street, 43rd Floor

Los Angeles, CA 90071

(213) 620-1780

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule l2b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☒ Smaller reporting company ☒ Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. D

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offeror sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 31, 2023

INVO Bioscience, Inc.

Up to 1,585,000 Units, each consisting of

One Shares of Common Stock or

One Pre-Funded Warrant to Purchase One Share of Common Stock

and

Two Warrants, each to Purchase One Share Common Stock

This prospectus relates to the sale by INVO Bioscience, Inc. (the “Company”, “INVO”, “we”, “us” or “our”) of up to 1,585,000 units (“Units”), each consisting of one share of common stock, par value $0.0001per share (the “Common Stock”) and two warrants, each to purchase one share of our Common Stock at an assumed public offering price of $4.59 per Unit. The warrants are exercisable from and after the date of their issuance and expire on the anniversary of such date, at an exercise price of $4.59 per share of common stock, which is equal to 100% of the public offering price per Unit in this offering.

We are also offering to each purchaser whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, Units each consisting of one pre-funded warrant to purchase one share of common stock (“Pre-Funded Warrants”) (in lieu of one share of common stock) and two warrants. Each Pre-Funded Warrant will be exercisable for one share of common stock. The purchase price of a Unit that includes a Pre-Funded Warrant will equal the price per Unit that includes a share of common stock, minus $0.01, and the exercise price of each Pre-Funded Warrant will be $0.01 per share. For each Unit including a Pre-Funded Warrant purchased (without regard to any limitation on exercise set forth therein), the number of Units including a share of common stock we are offering will be decreased on a one-for-one basis. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of common stock (or Pre-Funded Warrants) and the warrants comprising the Units are immediately separable and will be issued separately in this offering

Our common stock is currently trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “INVO” The last reported sale price for our common stock as reported on Nasdaq on July 28, 2023 was $4.59 per share. We do not intend to apply to list the Pre-Funded Warrants or the warrants on Nasdaq or any other national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants and the warrants will be limited.

The public offering price Unit will be determined between us, Maxim Group LLC, our exclusive placement agent (the “Placement Agent”) and investors based on market conditions at the time of pricing, and may be at a discount to the current market price of our common stock. Therefore, the recent market price used throughout this prospectus may not be indicative of the actual combined public offering price.

There is no minimum number of Units or minimum aggregate amount of proceeds for this offering to close. We expect this offering to be completed not later than two business days following the commencement of this offering and we will deliver all securities to be issued in connection with this offering by delivery versus payment upon receipt of investor funds. Accordingly, neither we nor the Placement Agent have made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale of the Units offered hereunder.

We have engaged the Placement Agent as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The Placement Agent is not purchasing or selling any of the securities we are offering and is not required to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, the Placement Agent’s fee and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts described throughout this prospectus. We have agreed to pay the Placement Agent the Placement Agent fees set forth in the table below and to provide certain other compensation to the Placement Agent. See “Plan of Distribution” for more information regarding these arrangements.

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus before making a decision to purchase our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Unit	Per Unit that includes a Pre-Funded Warrant	Total
Public offering price	$	$	$
Placement Agent Fees (1)	$	$	$
Proceeds to us, before expenses (2)	$	$	$

(1)	See “Plan of Distribution” for a complete description of the compensation arrangements for the Placement Agent.

(2)	We estimate the total expenses of this offering, excluding the Placement Agent fees and expenses, will be approximately $223,111.

We expect to deliver the Common Stock, Pre-Funded Warrants and related warrants against payment on or about [●], 2023.

Sole Placement Agent

MAXIM GROUP LLC

The date of this prospectus is , 2023.

ABOUT THIS PROSPECTUS

In this prospectus, unless the context suggests otherwise, references to “the Company,” “INVO Bioscience,” “INVO,” “we,” “us,” and “our” refer to INVO Bioscience, Inc. and its consolidated subsidiaries.

This prospectus describes the specific details regarding this offering, the terms and conditions of the securities being offered hereby and the risks of investing in the Company’s securities. You should read this prospectus and the additional information about the Company described in the section entitled “Where You Can Find More Information” before making your investment decision.

Neither the Company, nor any of its officers, directors, agents, representatives or the Placement Agent make any representation to you about the legality of an investment in the Company’s common stock. You should not interpret the contents of this prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in the Company’s securities.

ADDITIONAL INFORMATION

You should rely only on the information contained in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different or additional information. The shares of common stock and warrants are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such documents.

TRADEMARKS AND TRADE NAMES

This prospectus includes trademarks that are protected under applicable intellectual property laws and are the Company’s property or the property of one of the Company’s subsidiaries. This prospectus also contains trademarks, service marks, trade names and/or copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor to these trademarks and trade names.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning the Company’s industry and the markets in which it operates, including market position and market opportunity, is based on information from management’s estimates, as well as from industry publications and research, surveys and studies conducted by third parties. The third-party sources from which the Company has obtained information generally state that the information contained therein has been obtained from sources believed to be reliable, but the Company cannot assure you that this information is accurate or complete. The Company has not independently verified any of the data from third-party sources nor has it verified the underlying economic assumptions relied upon by those third parties. Similarly, internal company surveys, industry forecasts and market research, which the Company believes to be reliable, based upon management’s knowledge of the industry, have not been verified by any independent sources. The Company’s internal surveys are based on data it has collected over the past several years, which it believes to be reliable. Management estimates are derived from publicly available information, its knowledge of the industry, and assumptions based on such information and knowledge, which management believes to be reasonable and appropriate. However, assumptions and estimates of the Company’s future performance, and the future performance of its industry, are subject to numerous known and unknown risks and uncertainties, including those described under the heading “Risk Factors” in this prospectus and those described elsewhere in this prospectus, and the other documents the Company files with the Securities and Exchange Commission, or SEC, from time to time. These and other important factors could result in its estimates and assumptions being materially different from future results. You should read the information contained in this prospectus completely and with the understanding that future results may be materially different and worse from what the Company expects. See the information included under the heading “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any amendment and the information incorporated by reference into this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions including any potential strategic transaction involving us, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in this prospectus and in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act incorporated by reference into this prospectus. The forward-looking statements in this prospectus, and the information incorporated by reference herein represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before investing in our Common Stock. You should carefully read this entire prospectus, and our other filings with the SEC, including the following sections, which are either included herein and/or incorporated by reference herein, “Risk Factors”, “Special Note Regarding Forward-Looking Statements”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements incorporated by reference herein, before making a decision about whether to invest in our securities. In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” “INVO” or “the Company” refer to INVO Bioscience, Inc. and its subsidiary.

On July 28, 2023, we effectuated a 1-for-20 reverse split of our outstanding shares of common stock (and corresponding proportionate reduction of our authorized shares of common stock) prior to effectiveness of the registration statement of which this prospectus forms a part. No fractional shares will be issued in connection with the reverse stock split and all such fractional interests are being rounded up to the nearest whole number of shares of common stock. The conversion and/or exercise prices of our issued and outstanding convertible securities, including shares issuable upon exercise of outstanding stock options and warrants, and conversion of our outstanding convertible notes will be adjusted accordingly. All information presented in this prospectus assumes a 1-for20 reverse split of our outstanding shares of common stock (and corresponding proportionate reduction of our authorized shares of common stock), and unless otherwise indicated, all such amounts and corresponding conversion price and/or exercise price data set forth in this prospectus have been adjusted to give effect to the assumed reverse stock split.

Company Overview

We are a commercial-stage fertility company dedicated to expanding the assisted reproductive technology (“ART”) marketplace by making fertility care accessible and inclusive to people around the world. Our flagship product is INVOcell, a revolutionary medical device that allows fertilization and early embryo development to take place in vivo within the woman’s body. Our primary mission is to implement new medical technologies aimed at increasing the availability of affordable, high-quality, patient-centered fertility care. This treatment solution is the world’s first intravaginal culture technique for the incubation of oocytes and sperm during fertilization and early embryo development. This technique, designated as “IVC”, provides patients a more natural, intimate and more affordable experience in comparison to other ART treatments. The IVC procedure can deliver comparable results at a lower cost than traditional in vitro fertilization (“IVF”) and is a significantly more effective treatment than intrauterine insemination (“IUI”). Our commercialization strategy is focused on the opening of dedicated “INVO Centers” offering the INVOcell and IVC procedure (with three centers in North America now operational) and the acquisition of existing IVF clinics, in addition to continuing to sell our technology solution into existing fertility clinics.

Operations

We operate with a core internal team and outsource certain operational functions in order to help accelerate our efforts as well as reduce internal fixed overhead needs and in-house capital equipment requirements. Our most critical management and leadership functions are carried out by our core management team. We have contracted out the manufacturing, packaging/labeling and sterilization of the device to a contract medical manufacturing company that completes final product manufacturing as well as manages the gamma sterilization process at a U.S. Food and Drug Administration (“FDA”) registered contract sterilization facility.

Market Opportunity

The global ART marketplace is a large, multi-billion industry growing at a strong pace in many parts of the world as increased infertility rates, increased patient awareness, acceptance of treatment options, and improving financial incentives such as insurance and governmental assistance continue to drive demand. According to the European Society for Human Reproduction 2020 ART Fact Sheet, one in six couples worldwide experience infertility problems. Additionally, the worldwide market remains vastly underserved as a high percentage of patients in need of care continue to go untreated each year for many reasons, but key among them are capacity constraints and cost barriers. While there have been large increases in the use of IVF, there are still only approximately 2.6 million ART cycles, including IVF, IUI and other fertility treatments, performed globally each year, producing around 500,000 babies. This amounts to less than 3% of the infertile couples worldwide being treated and only 1% having a child though IVF. The industry remains capacity constrained which creates challenges in providing access to care to the volume of patients in need. A survey by “Resolve: The National Infertility Association,” indicates the two main reasons couples do not use IVF is cost and geographical availability (and/or capacity).

In the United States, infertility, according to the American Society of Reproductive Medicine (2017), affects an estimated 10%-15% of the couples of childbearing-age. According to the Centers for Disease Control (“CDC”), there are approximately 6.7 million women with impaired fertility. Based on preliminary 2020 data from the CDC’s National ART Surveillance System, approximately 326,000 IVF cycles were performed at 449 IVF centers, leaving the U.S. with a large, underserved patient population, which is similar to most markets around the world.

Competitive Advantages

We believe that the INVOcell, and the IVC procedure it enables, have the following key advantages:

Lower cost than IVF with equivalent efficacy. The IVC procedure can be offered for less than IVF due to lower cost of supplies, labor, capital equipment and general overhead. The laboratory equipment needed to perform an IVF cycle is expensive and requires ongoing costs as compared to what is required for an IVC cycle. As a result, we also believe INVOcell and the IVC procedure enable a clinic and its laboratory to be more efficient as compared to conventional IVF.

The IVC procedure is currently being offered at practicing clinics at a range of $5,000 - $11,000 per cycle and from $4,500 to $7,000 at the existing INVO Centers, thereby making it more affordable than conventional IVF (which tends to average $12,000 to $17,000 per cycle or higher).

Improved efficiency providing for greater capacity and improved access to care and geographic availability. In many parts of the world, including the U.S., IVF clinics tend to be concentrated in higher population centers and are often capacity constrained in terms of how many patients a center can treat, with volume often limited by the number of capital-intensive incubators available in IVF clinic labs. With the significant number of untreated patients along with the growing interest and demand for services, the industry remains challenged to provide sufficient access to care and to do so at an economical price. We believe INVOcell, and the IVC procedure it enables, can play a significant role in helping to address these challenges. According to the 2020 CDC Report, there are approximately 449 IVF centers in the U.S. We estimate that by adopting the INVOcell, IVF clinics can increase fertility cycle volume by up to 30% without adding to personnel, space and/or equipment costs. Our own INVO Centers also address capacity constraints by adding to the overall ART cycle capacity and doing so with comparable efficacy to IVF outcomes as well as at a lower per cycle price. Moreover, we believe that we are uniquely positioned to drive more significant growth in fertility treatment capacity in the future by partnering with existing OB/GYN practices. In the U.S., there are an estimated 5,000 OB/GYN offices, many of which offer fertility services (usually limited to consultation and IUI, but not IVF). Since the IVC procedure requires a much smaller lab facility, less equipment, and fewer lab personnel (in comparison to conventional IVF), it could potentially be offered as an extended service in an OB/GYN office. With proper training and a lighter lab infrastructure, the INVOcell could expand the business for these physicians and allow them to treat patients that are unable to afford IVF and provide patients with a more readily accessible, convenient, and cost-effective solution. With our three-pronged strategy (IVF clinics, INVO Centers and OB/GYN practices), in addition to lowering costs, we believe INVOcell and the IVC procedure can address our industry’s key challenges, capacity and cost, by their ability to expand and decentralize treatment and increase the number of points of care for patients in need. This powerful combination of lower cost and added capacity has the potential to dramatically open up access to care for patients around the world.

Greater patient involvement. With the IVC procedure, the patient uses their own body for fertilization, incubation and early embryo development which creates a greater sense of involvement, comfort and participation. In some cases, this may also free people from barriers related to ethical or religious concerns, or fears of laboratory mix-ups.

Corporate History

We were formed on January 5, 2007 under the laws of the Commonwealth of Massachusetts under the name Bio X Cell, Inc. to acquire the assets of Medelle Corporation (“Medelle”). Dr. Claude Ranoux purchased all of the assets of Medelle, and then he contributed those assets, including four patents (which have since expired) relating to the INVOcell technology, to Bio X Cell, Inc. upon its formation in January 2007.

On December 5, 2008, Bio X Cell, Inc., doing business as INVO Bioscience, and each of the shareholders of INVO Bioscience entered into a share exchange agreement and consummated a share exchange with Emy’s Salsa AJI Distribution Company, Inc., a Nevada corporation (“Emy’s”). Upon the closing of the share exchange on December 5, 2008, the INVO Bioscience shareholders transferred all of their shares of common stock in INVO Bioscience to Emy’s. In connection with the share exchange, Emy’s changed its name to INVO Bioscience, Inc. and Bio X Cell, Inc. became a wholly owned subsidiary of Emy’s (re-named INVO Bioscience, Inc.).

On November 2, 2015 we were notified by the FDA that the INVOcell and INVO Procedure were granted clearance via the de novo classification (as a Class II device) allowing us to market the INVOcell in the United States. Following this approval, we began marketing and selling INVOcell in many locations across the U.S. We currently have approximately 140 trained clinics or satellite facilities in the U.S. where patients can receive guidance and treatment for the INVO Procedure.

Recent Developments

July 2023 Standard Merchant Cash Advance Agreement

On July 19, 2023, we entered into a Standard Merchant Cash Advance Agreement with Cedar Advance LLC (“Cedar”) under which Cedar purchased $543,750 of our receivables for a gross purchase price of $375,000. We received net proceeds of $356,250. Until the purchase price has been repaid, we agreed to pay Cedar $19,419.64 per week. If we repay the purchase price within 30-days then the amount payable shall be reduced to $465,000. In addition, we granted Cedar a security interest in our accounts, including deposit accounts and accounts receivable. We intend to use the proceeds for working capital and general corporate purposes.

Amendment to Armistice SPA

On July 7, 2023, we entered into an Amendment to Securities Purchase Agreement (the “Armistice Amendment”) with Armistice Capital Markets Ltd. to delete Section 4.12(a) of our March 23, 2023 Securities Purchase Agreement (the “Armistice SPA”) with Armistice pursuant to which we agreed that from March 23, 2023 until 45 days after the effective date of the Resale Registration Statement (as defined below) we would not (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or any amendment or supplement thereto, other than the prospectus supplement filed in connection with that offering and the Resale Registration Statement (the “Subsequent Equity Financing Provision”). In consideration of Armistice’s agreement to enter into the Armistice Amendment and delete the Subsequent Equity Financing Provision from the Armistice SPA, we agreed to pay Armistice a fee a $1,000,000 (the “Armistice Amendment Fee”) within two days of the closing of this Offering. Additionally, we agreed to include a proposal in our proxy statement for our 2023 Annual Meeting of Stockholders for the purpose of obtaining the approval of the holders of a majority of our outstanding voting common stock, to effectuate the reduction of the exercise price set forth in Section 2(b) of the Common Stock Purchase Warrants issued to Armistice on March 27, 2023 (the “Existing Warrants”) to the per unit public offering price of this Offering, in accordance with Nasdaq Rule 5635(d) (the “Shareholder Approval”) with the recommendation of our board of directors that such proposal be approved. We also agreed to solicit proxies from our shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and that all management-appointed proxyholders shall vote their proxies in favor of such proposal. Further, if we do not obtain Shareholder Approval at the first meeting, we will call a meeting every six (6) months thereafter to seek Shareholder Approval until the earlier of the date Shareholder Approval is obtained or the Existing Warrants are no longer outstanding. Until such approval is obtained, the exercise price of the Existing Warrants will remain unchanged.

Reverse Stock Split

On June 28, 2023, our board of directors approved a reverse stock split of our common stock at a ratio of 1-for-20 and also approved a proportionate decrease in our authorized common stock to 6,250,000 shares from 125,000,000. Pursuant to Nevada Revised Statutes, a company may effect a reverse split without stockholder approval if both the number of authorized shares of common stock and the number of outstanding shares of common stock are proportionally reduced as a result of the reverse split, the reverse split does not adversely affect any other class of stock of the company, and the company does not pay money or issue scrip to stockholders who would otherwise be entitled to receive a fractional share as a result of the reverse split, We intend to file a certificate of change with the Nevada Secretary of State pursuant to Nevada Revised Statutes 78.209 to (i) decrease the number of authorized shares of common stock from 125,000,000 to 6,250,000 shares and (ii) effectuate a 1-for-20 reverse stock split of the outstanding common stock prior to effectiveness of this registration statement. On July 27, 2023, we received notice from Nasdaq that the reverse split would take effect at the open of business on July 28, 2023 and the reverse stock split took effect on that date.

510(k) FDA Clearance

On June 22, 2023, we received U.S. Food and Drug Administration (FDA) 510(k) clearance to expand the labeling on the INVOcell device and its indication for use to provide for a 5-day incubation period. The data supporting the expanded 5-day incubation clearance demonstrated improved patient outcomes.

March 2023 Registered Direct Offering

On March 23, 2023, INVO entered into a securities purchase agreement (the “March Purchase Agreement”) with a certain institutional investor, pursuant to which the Company agreed to issue and sell to such investor (i) in a registered direct offering (the “RD Offering”), 69,000 shares of Common Stock, and a pre-funded warrant (the “Pre-Funded Warrant”) to purchase up to 115,000 shares of Common Stock, at an exercise price of $0.20 per share, and (ii) in a concurrent private placement (the “March Warrant Placement”), a common stock purchase warrant (the “March Warrant”), exercisable for an aggregate of up to 276,000 shares of Common Stock, at an exercise price of $12.60 per share. The securities to be issued in the RD Offering (priced at the marked under Nasdaq rules) were offered pursuant to the Company’s shelf registration statement on Form S-3 (File 333-255096), initially filed by the Company with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), on April 7, 2021 and declared effective on April 16, 2021. The Pre-Funded Warrant is exercisable upon issuance and will remain exercisable until all of the shares underlying the Pre-Funded Warrant are exercised in full. All Pre-Funded Warrants were exercised by the investor in June 2023.

The March Warrant (and the shares of Common Stock issuable upon the exercise of the Private Warrants) was not registered under the Securities Act and was offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The March Warrant is immediately exercisable upon issuance, will expire eight years from the date of issuance, and in certain circumstances may be exercised on a cashless basis.

On March 27, 2023, the Company closed the RD Offering and March Warrant Placement, raising gross proceeds of approximately $3 million before deducting placement agent fees and other offering expenses payable by the Company. In the event the March Warrant is fully exercised for cash, the Company would receive additional gross proceeds of approximately $3.5 million. The Company used $383,879 in proceeds to repay a portion of the convertible debenture issued in February 2023 and the remainder of the proceeds are being used for working capital and general corporate purposes.

Under the March Purchase Agreement, the Company is required within 30 days of the closing date of the March Warrant Placement to file a registration statement on Form S-1 (the “Resale Registration Statement”) registering the resale of the shares of Common Stock issuable upon the exercise of the March Warrant. The Company is required to use commercially reasonable efforts to cause such registration to become effective within 75 days of the closing date of the offering (or 120 days if the registration statement is subject to a full review by the SEC), and to keep the Resale Registration Statement effective at all times until no shares of Common Stock remain exercisable under the March Warrant.

In addition, pursuant to certain “lock-up” agreements, our officers and directors have agreed, for a period of 180 days from the date of the RD Offering and March Warrant Placement, not to engage in any of the following, whether directly or indirectly, without the consent of the March Purchase Agreement investor: offer to sell, sell, contract to sell pledge, grant, lend, or otherwise transfer or dispose of our common stock or any securities convertible into or exercisable or exchangeable for Common Stock (the “Lock-Up Securities”); enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities; make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Lock-Up Securities; enter into any transaction, swap, hedge, or other arrangement relating to any Lock-Up Securities subject to customary exceptions; or publicly disclose the intention to do any of the foregoing.

Execution of Definitive Agreements to Acquire the Wisconsin Fertility Institute

On March 16, 2023, INVO Bioscience Inc., a Nevada corporation (“INVO”), through Wood Violet Fertility LLC, a Delaware limited liability company (“Buyer”) and wholly owned subsidiary of INVO Centers LLC, a Delaware company wholly-owned by INVO, entered into binding purchase agreements to acquire Wisconsin Fertility Institute (the “Clinic”) for a combined purchase price of $10 million, including an asset purchase agreement with Wisconsin Fertility and Reproductive Surgery Associates, S.C., a Wisconsin professional service corporation d/b/a Wisconsin Fertility Institute (“WFRSA”) and The Elizabeth Pritts Revocable Living Trust and a Membership Interest Purchase Agreement with Fertility Labs of Wisconsin, LLC, a Wisconsin limited liability company (“FLOW”)., IVF Science, LLC owned by Wael Megid Ph.D. and Dr. Elizabeth Pritts as trustee for the Elizabeth Pritts Revocable Living Trust.

The purchase price is payable in four installments of $2.5 million each (which payments may be offset by assumption of certain Clinic liabilities, payable at closing and on each of the subsequent three anniversaries of closing. The sellers have the option to take all or a portion of the final three installments in shares of INVO common stock valued at $125.00, $181.80, and $285.80, for the second, third, and final installments, respectively. The additional $7.5 million in payments are secured by the Clinic having a lien on the assets purchased to acquire the Clinic.

The Clinic is comprised of (a) a medical practice, WFRSA, and (b) a laboratory services company, FLOW. WFRSA owns, operates and manages the Clinic’s fertility practice that provides direct treatment to patients focused on fertility, gynecology and obstetrics care and surgical procedures, and employs physicians and other healthcare providers to deliver such services and procedures. FLOW provides WFRSA with related laboratory services. The combined financial statements of WFRSA and FLOW are incorporated by reference into this prospectus as further described under “Experts” on page 50.

On July 7, 2023 Buyer entered into closing agreements with the Clinic under which Buyer agreed to complete the closing of the acquisition by July 31, 2023 which closing agreements further provide that unless a new closing date is agreed to in writing the acquisition agreements would automatically terminate if the closing does not occur on or before July 31, 2023.

The Buyer and the Clinic have agreed in principle to extend the closing date of the acquisition to August 10, 2023 and we expect to have executed written amendments to the closing agreements to memorialize such agreement prior to the closing of this offering.

Notices from Nasdaq of Failure to Satisfy Continued Listing Rules.

Notice Regarding Non-Compliance with Minimum Stockholders’ Equity

On November 23, 2022, we received notice from The Nasdaq Stock Market LLC (“Nasdaq”) advising us that we were not in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”) requires companies listed on The Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000 (the “Stockholders’ Equity Requirement”). In our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, we reported stockholders’ equity of $1,287,224, which is below the Stockholders’ Equity Requirement for continued listing. Additionally, as of the date of the notice, we did not meet either of the alternative Nasdaq continued listing standards under the Nasdaq Listing Rules, market value of listed securities of at least $35 million, or net income of $500,000 from continuing operations in the most recently completed fiscal year, or in two of the three most recently completed fiscal years.

The notice had no immediate effect on the listing of our common stock and our common stock continues to trade on The Nasdaq Capital Market under the symbol “INVO” subject to our compliance with the other continued listing requirements.

Pursuant to the notice, Nasdaq gave us 45 calendar days, or until January 7, 2023, to submit to Nasdaq a plan to regain compliance. We submitted our plan within the prescribed time and, on January 18, 2023, we received a letter from Nasdaq stating that based on our submission that Nasdaq had determined to grant us an extension of time to regain compliance with the Equity Rule until May 22, 2023.

On May 23, 2023, we were notified by the Listing Qualifications department (the “Staff”) of Nasdaq that, based upon the Company’s non-compliance with the $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Global Market, as set forth in the Equity Rule, as of May 22, 2023, the Company’s common stock was subject to delisting from Nasdaq unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”).

We requested a hearing before the Panel, which stayed any further action by Nasdaq at least until the hearing process was concluded and any extension that may be granted by the Panel has expired.

On July 6, 2023, we had our hearing before the Panel at which time we provided the Panel our plan to regain compliance under the Equity Rule.

On July 27, 2023, we received a letter from the Panel under which they granted our request for continued listing of Nasdaq subject to us demonstrating compliance with the Equity Rule as well as Nasdaq Listing Rule 5550(a)(2) (to maintain a minimum bid price of $1; the “Price Rule”) on or before September 29. 2023. The Panel reserves the right to reconsider the terms of this exception based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of our securities on Nasdaq inadvisable or unwarranted. In that regard, the Panel advises us that it is a requirement during the exception period we provide prompt notification of any significant events that occur during this time that may affect our compliance with Nasdaq requirements. This includes, but is not limited to, prompt advance notice of any event that may call into question our ability to meet the terms of the exception granted.

Notice Regarding Failure to Maintain Minimum Bid Price

On January 11, 2023, we received a letter from the staff indicating that, based upon the closing bid price of our common stock for the last 30 consecutive business days, we were not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing under the Price Rule.

The notice had no immediate effect on the listing of our common stock, and our common stock continues to trade on The Nasdaq Capital Market under the symbol “INVO.”

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided an initial period of 180 calendar days, or until July 10, 2023, to regain compliance with the minimum bid price requirement. If at any time before July 10, 2023, the closing bid price of our common stock closed at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq would provide written notification that we have achieved compliance with the minimum bid price requirement, and the matter would be resolved. If we did not regain compliance prior to July 10, 2023, then Nasdaq may grant us a second 180 calendar day period to regain compliance, provided we (i) meet the continued listing requirement for market value of publicly-held shares and all other initial listing standards for The Nasdaq Capital Market, other than the minimum closing bid price requirement, and (ii) notify Nasdaq of its intent to cure the deficiency within such second 180 calendar day period, by effecting a reverse stock split, if necessary.

We were unable to regain compliance by July 10, 2023 and accordingly on July 11, 2023, we received a notice from Staff of Nasdaq that, based upon our non-compliance with the minimum bid price requirement set forth in the Price Rule. We presented our plan to regain compliance with the minimum bid price requirement at our hearing with the Panel on July 6, 2023.

On July 27, 2023, we received a letter from the Panel under which they granted our request for continued listing of Nasdaq subject to us demonstrating compliance with the Equity Rule and the Price Rule on or before September 29. 2023. The Panel reserves the right to reconsider the terms of this exception based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of our securities on Nasdaq inadvisable or unwarranted. In that regard, the Panel advises us that it is a requirement during the exception period we provide prompt notification of any significant events that occur during this time that may affect our compliance with Nasdaq requirements. This includes, but is not limited to, prompt advance notice of any event that may call into question our ability to meet the terms of the exception granted.

Available Information

Our principal executive offices 5582 Broadcast Court Sarasota, Florida 34240 and our telephone number is (978) 878-9505.

Our common stock trades on the Nasdaq Capital Market under the symbol “INVO”.

Our principal internet address is www.invobio.com. Information contained on, or that can be accessed through, our website, is not, and shall not be deemed to be, incorporated in this prospectus supplement or considered a part thereof. We make available free of charge on www.invobio.com our annual, quarterly and current reports, and amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

THE OFFERING

Securities Offered by us

Up to a maximum of 1,585,000 Units, each consisting of one share of common stock and two warrants, each to purchase one share of common stock at an assumed public offering price of $4.59 per Unit.

The Units will not be certificated or issued in stand-alone form. The shares of common stock (or Pre-Funded Warrants) and the warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering.

Warrants offered by us	Warrants, each to purchase one share of our common stock, which will be exercisable during the period commencing on the date of their issuance and ending years from such date at an exercise price per share of common stock equal to 100% of the public offering price per Unit in this offering. This prospectus also relates to the issuance of the shares of our common stock issuable upon exercise of such warrants

Pre-funded warrants offered by us

We are also offering to investors in Units that would otherwise result in the investor’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering the opportunity to invest in Units consisting of one Pre-Funded Warrant to purchase one share of common stock in lieu of one share of common stock and two warrants. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of common stock. The purchase price of each Unit including a Pre-Funded Warrant will be equal to the price per Unit including one share of common stock, minus $0.01, and the exercise price of each Pre-Funded Warrant will equal $0.01 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity until all of the Pre-Funded Warrants are exercised in full.

For each Unit we sell that includes a Pre-Funded Warrant we sell, the number of Units that include a share of common stock we are offering will be decreased on a one-for-one basis.

This prospectus also relates to the issuance of the shares of our common stock issuable upon exercise of the Pre-Funded Warrants. To better understand the terms of the Pre-Funded Warrants, you should carefully read the “Description of Securities” section of this prospectus. You should also read the form of Pre-Funded Warrant, which is filed as an exhibit to the registration statement of this prospectus forms a part.

Best Efforts Offering	We have agreed to offer and sell the Units offered hereby directly to the purchasers. We have retained Maxim Group LLC to act as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby. See “Plan of Distribution” section beginning on page 43 for more information.

Assumed public offering price	$4.59 per Unit, which is the assumed public offering price and the closing price of our common stock on Nasdaq on July 28, 2023

Common stock to be outstanding immediately after this offering	2,428,267 shares assuming that the maximum number of Units offered hereby are sold (and assuming no sale of Units that include Pre-Funded Warrants).

Placement Agent Warrants

We have agreed to issue to the Placement Agent, warrants (the “Placement Agent Warrants”) to purchase a number of common stock equal to 7.0% of the Units sold in this offering. The Placement Agent Warrants will have an exercise price equal to 110.0% of the offering price of the Units sold in this offering and may be exercised on a cashless basis. The Placement Agent Warrants are exercisable commencing on a date which is the later of (i) one hundred eighty days from the effective date of the registration statement for this offering of which this prospectus forms a part and (ii) the date on which we file an amendment to our articles of incorporation to increase the number of authorized shares of our common stock and will terminate five (5) years after such date. The Placement Agent Warrants are not redeemable by us. We have agreed to one demand registration at our expense, an additional demand registration at the warrant holders’ expense, and unlimited “piggyback” registration rights of the common stock underlying the Placement Agent Warrants at our expense for a period of five (5) years after the closing of this offering. The Placement Agent Warrants and the shares underlying the Placement Agent Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. See “Plan of Distribution” for additional information regarding the Placement Agent Warrants.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $6.54 million, if the maximum number of Units being offered hereby are sold. after deducting the placement agent fees and estimated offering expenses payable by us.

We intend to utilize (i) up to $2,125,000 of the net proceeds to fund the initial installment of the purchase price required to consummate our acquisition of the Wisconsin Fertility Institute (net of a $350,000 holdback); (ii) $1,000,000 of the net proceeds of this offering to pay Armistice the Armistice Amendment Fee for agreeing to remove the Subsequent Equity Financing Provision from the Armistice SPA; (iii) up to $543,750 to repay our Standard Merchant Advance Agreement with Cedar Advance LLC; (iv) $100,000 to repay that certain 8% Debenture with a maturity date of February 3, 2024 issued to Peak One Opportunity Fund LP plus accrued interest and fees of approximately $7,609; and (v) $39,849 to repay that certain 8% Debenture with a maturity date of February 17, 2024 issued to First Fire Global Opportunities Fund, LLC, plus accrued interest and fees of approximately $3,058. We intend to use the remaining net proceeds from this offering for working capital and general corporate purposes. Additionally, we may use a portion of the proceeds to us for acquisitions of complementary businesses, technologies, or other assets. However, we have no commitments to use the proceeds from this Offering for any such acquisitions or investments at this time. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Dividend Policy	The Company has never declared any cash dividends on its common stock. The Company currently intends to use all available funds and any future earnings for use in financing the growth of its business and does not anticipate paying any cash dividends for the foreseeable future. See “Dividend Policy.”

Trading Symbol	Our common stock is currently trading on the Nasdaq Capital Market under the symbol of “INVO.” We do not intend to list the Pre-Funded Warrants or the warrants offered hereby on Nasdaq or any other national securities exchange.

Reverse Stock Split	On July 28, 2023, we effectuated a 1-for-20 reverse split of our outstanding shares of common stock prior to effectiveness of the registration statement of which this prospectus forms a part. No fractional shares will be issued in connection with the reverse stock split and all such fractional interests are being be rounded up to the nearest whole number of shares of common stock. The conversion and/or exercise prices of our issued and outstanding convertible securities, including shares issuable upon exercise of outstanding stock options and warrants, and conversion of our outstanding convertible notes will be adjusted accordingly. All information presented in this prospectus assumes a 1-for-20 reverse split of our outstanding shares of common stock (and corresponding proportionate reduction of our authorized shares of common stock), and unless otherwise indicated, all such amounts and corresponding conversion price and/or exercise price data set forth in this prospectus have been adjusted to give effect to the reverse stock split.

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 7 of this prospectus before deciding whether or not to invest in the Company’s common stock.

Lock-up	We and our directors, officers and holder of 5% of more of our common stock have agreed with the not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of six months after the date of this prospectus. See “Plan of Distribution” section on page 43.

The number of shares of common stock to be outstanding immediately after this offering is based on 843,267 shares of common stock outstanding as of July 28, 2023 and excludes:

●	348,127 shares of common stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $15.11 per share;

●	121,241 shares of common stock issuable upon exercise of outstanding options with a weighted average exercise price of $42.00 per share;

●	54,570 shares of common stock issuable upon conversion of outstanding convertible notes with a weighted average exercise price of $10.53 per share;

●	10,141 shares of common stock reserved for future issuance under the 2019 Stock Incentive Plan;

●	up to 3,170,000 shares of common stock issuable upon the exercise of the warrants offered hereby; and

●	up to 332,850 shares of common stock issuable upon the exercise of the Placement Agent Warrants.

Except as otherwise indicated herein, all information in this prospectus reflects or assumes:

●	a one-for-twenty reverse stock split of our common stock effected on July 28, 2023.

●	no exercise of the outstanding options or warrants described above;

●	no sale of any Pre-Funded Warrants

●	no exercise of the Placement Agent Warrants; and

●	no exercise of the warrants offered by us in this offering.

RISK FACTORS

An investment in the securities offered under this prospectus involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents that we incorporate by reference herein before you decide to invest in our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference herein. Investors are further advised that the risks described below may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, may also negatively impact our business operations or financial results. Any of the risks and uncertainties set forth in this prospectus and in the documents incorporated by reference herein, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our securities.

Risks Related to the Proposed Acquisition of the Wisconsin Fertility Institute

Our potential acquisition of the Wisconsin Fertility Institute may not close.

On March 16, 2023, we signed definitive acquisition agreement to acquire the Wisconsin Fertility Clinic (“WFI”). This transaction is subject to certain customary closing conditions, as well as an initial cash payment of approximately $2.5 million less certain assumed liabilities and a holdback. We have not currently secured sufficient funds to make the initial closing payment which may impact our ability to close the transaction. In the event that we are unable to consummate our acquisition of the Wisconsin Fertility Institute, it will have a material adverse effect on our business, financial condition and results of operation. In addition, on July 7, 2023 we entered into closing agreements with the Clinic under which we agreed to complete the closing of the acquisition by July 31, 2023 which closing agreements further provide that unless a new closing date is agreed to in writing the acquisition agreements would automatically terminate if the closing does not occur on or before July 31, 2023. The parties have agreed in principle to extend the closing date of the acquisition to August 10, 2023 and we expect to have executed written amendments to the closing agreements to memorialize such agreement prior to the closing of this offering.

We may not be able to successfully integrate the Wisconsin Fertility Institute into INVO Bioscience and achieve the benefits expected to result from the acquisition.

The proposed acquisition of the Wisconsin Fertility Institute may present challenges to management, including the integration of the operations, and personnel of INVO Bioscience and the Wisconsin Fertility Institute and special risks, including possible unanticipated liabilities, unanticipated integration costs and diversion of management attention.

We cannot assure you that we will successfully integrate or profitably manage WFI’s business. Even if we are able to integrate and profitably manage WFI’s business, we cannot assure you that, following the transaction, our business will achieve sales levels, profitability, efficiencies or synergies that justify the acquisition or that the acquisition will result in increased earnings for us in any future period.

If we close our acquisition of the Wisconsin Fertility Institute and fail to make the required $7.5 million in additional payments, our business would be adversely affected.

Following closing of our pending acquisition of the Wisconsin Fertility Institute, if consummated, we would be required to make additional payments of approximately $7.5 million, which payments are secured the sellers having a lien on the assets purchased to acquire Wisconsin Fertility Institute. If we default on our additional payment obligations to the sellers of the Wisconsin Fertility Institute, such sellers could exercise their rights and remedies under acquisition agreements, which could include seizing the assets sold to us to acquire the Wisconsin Fertility Institute. Any such action would have a material adverse effect on our business and prospects.

We may incur debt financing to provide the cash proceeds necessary to acquire the Wisconsin Fertility Institute. If we were unable to service any such debt, our business would be adversely affected.

In order to finance our proposed acquisition of the Wisconsin Fertility Institute, we may look to secure debt financing. Any such debt financing would likely require us to pledge all or substantially all of our assets as collateral. If we were unable to any such debt obligation and fail to pay such debt obligations in a timely fashion, we would be in default under such debt financing agreement and such lender could exercise its rights and remedies under such debt financing agreements, which could include seizing all of our assets. Any such action would have a material adverse effect on our business and prospects.

Risks Related to Our Need for Additional Capital

We will need to raise additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate operations.

We do not expect that our current cash position will be sufficient to fund our current operations for the next 12 months and we do not have sufficient funds to consummate our acquisition of the Wisconsin Fertility Institute. Our operating plan may change as a result of many factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings, government or other third-party funding or a combination of these approaches. Raising funds in the current economic environment may present additional challenges. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our product candidates. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our stockholders and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline. The sale of additional equity or convertible securities may dilute our existing stockholders. The incurrence of indebtedness would result in increased fixed payment obligations and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable and we may be required to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

Even if we can raise additional funding, we may be required to do so on terms that are dilutive to you.

The capital markets have been unpredictable in the past for unprofitable companies such as ours. In addition, it is generally difficult for development stage companies to raise capital under current market conditions. The amount of capital that a company such as ours is able to raise often depends on variables that are beyond our control. As a result, we may not be able to secure financing on terms attractive to us, or at all. If we are able to consummate a financing arrangement, the amount raised may not be sufficient to meet our future needs. If adequate funds are not available on acceptable terms, or at all, our business, including our results of operations, financial condition and our continued viability will be materially adversely affected.

Risks Related to this Offering and Ownership of Shares of our Common Stock

This is a reasonable best efforts offering, in which no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. Even if we sell securities offered hereby, because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount is not presently determinable and may be substantially less than the maximum amount set forth on the cover page. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

The securities sold in this Offering, as well as the resale of those securities in the future, will constitute a significant number of our shares of common stock in the public markets. The sales or the perception that such sales could occur, could depress the market price of our shares of common stock and/or increase the volatility of our trading.

Sales of a substantial number of our shares of common stock in the public markets pursuant to the terms of this Offering, or the perception that such sales could occur, could depress the market price of our shares of common stock and impair our ability to raise capital through the sale of additional equity securities. A substantial number of shares of common stock are being offered by this prospectus. In addition to depressing the market price of our common stock, such sales could also greatly increased the volatility associated with the trading of our stock. We cannot predict the number of these shares that might be sold nor the effect that future sales of our shares of common stock would have on the market price of our shares of common stock.

Our stock price may be highly volatile following this Offering.

Historically, following an offering of a substantial number of a company’s securities, the volatility related to the market price of such securities increases. An increase in the volatility or fluctuations in the market price for our shares may adversely affect the trading price of our common stock.

Due to the amount of securities being offered, it is possible that a change of control could occur.

Prior to this offering, we will have 843,267 shares of common stock outstanding. We are offering 1,585,000 Units, each consisting of one share of common stock and two warrants, each to purchase one share of common stock. While we have provided investors who would own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, Units consisting of one Pre-Funded Warrant to purchase one share of common stock, (in lieu of one share of common stock) and two warrants, each to purchase one share of common stock, and have also included blockers in the warrants to prevent a holder from exercising the warrant if such exercise would cause the investor to own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of common stock immediately following exercise to prevent and/or limit a change of control, an investor could immediately exercise the Pre-Funded Warrants and/or waive the blocker provision. Accordingly, an investor could purchase a sufficient amount of securities to cause a change of control. Any such investor causing a change of control could take actions which could result in such stockholder having the ability to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our articles of incorporation and approval of significant corporate transactions. Such stockholder could have different views than current management on our business plan and strategy, which could have a material adverse effect on our operations and financial position. Further, this control could have the effect of delaying or preventing changes in management and will make the approval of certain transactions difficult or impossible without the support of this stockholder.

Assuming that we are able to sell the maximum number of Units in this offering, we expect that the consummation of this offering could cause the price of our Common Stocks to decline.

In this offering, are offering up to 1,585,000 Units at an assumed price per Unit $4.59. Assuming that we are able to sell the maximum number of Units offered hereby (and assuming the sale of no Units that include Pre-Funded Warrants), immediately following the completion of the offering, based on the number of shares outstanding as of July 28, 2023, we will have 2,428,267 shares of common stock outstanding. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

The shares of common stock included in the Units offered in the offering may be resold in the public market immediately without restriction, unless purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act, which may be resold only if registered under the Securities Act or in accordance with the requirements of Rule 144 or another applicable exemption from the registration requirements of the Securities Act. Shares of common stock held by our directors and executive officers will be subject to the lock-up agreements described in the “Plan of Distribution” section of this prospectus. If, after the period during which such lock-up agreements restrict sales of our common stock or if the Placement Agent waives the restrictions set forth therein (which may occur at any time), one or more of these securityholders sell substantial amounts of common stock in the public market, or the market perceives that such sales may occur, the market price of our common stock and our ability to raise capital through an issue of equity securities in the future could be adversely affected.

We will have broad discretion in the use of the net proceeds from this offering and may fail to apply these proceeds effectively.

Our management will have broad discretion in the application of the net proceeds of this offering, including using the proceeds to conduct operations, expand the Company’s business lines and for general working capital. The Company may also use the net proceeds of this offering to acquire or invest in complementary businesses, products, or technologies, or to obtain the right to use such complementary technologies. We have no commitments with respect to any acquisition or investment; however, we seek opportunities and transactions that management believes will be advantageous to the Company and its operations or prospects. We cannot specify with certainty the actual uses of the net proceeds of this offering. You may not agree with the manner in which our management chooses to allocate and spend the net proceeds. We may invest the net proceeds from this offering in a manner that does not produce income or that loses value. The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations.

There is no public market for the warrants or the Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the warrants or the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants or the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including The NASDAQ Capital Market. Without an active market, the liquidity of the warrants and the Pre-Funded Warrants will be limited.

Holders of our warrants and our Pre-Funded Warrants will have no rights as a common stockholder until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of the warrants or Pre-Funded Warrants, you will have no rights with respect to shares of our common stock issuable upon exercise of such warrants or Pre-Funded Warrants. Upon exercise of your warrants or Pre-Funded Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The warrants are speculative in nature.

The warrants offered hereby merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the warrants may acquire the common stock issuable upon exercise of such warrants at an assumed exercise price of $4.59 per share. Moreover, following this offering, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

The Pre-Funded Warrants are speculative in nature.

The Pre-Funded Warrants do not confer any rights of common stock ownership on their respective holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Commencing on the date of issuance, holders of the Pre-Funded Warrants may exercise their right to acquire the common stock and pay the stated exercise price per share.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

If you purchase Units in this offering, the value of the shares of common stock included in the Units based on our actual book value will immediately be less than the price you paid. This reduction in the value of your equity is known as dilution. This dilution occurs in large part because our existing stockholders paid less than the assumed public offering price when they acquired their shares of common stock. Based upon the issuance and sale of 1,585,000 Units by us in this offering at an assumed public offering price of $4.59 per Unit, you will incur immediate dilution of $3.14 in the net tangible book value per share of common stock. For more information, see “Dilution.”

The market price for our common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price.

The market for our common stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future, although such fluctuations may not reflect a material change to our financial condition or operations during any such period. Such volatility can be attributable to a number of factors. First, as noted above, our common stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our common stock could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our common stock regardless of our operating performance.

In addition to being highly volatile, our common stock could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	variations in our revenues and operating expenses;

●	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

●	market conditions in our industry, the industries of our customers and the economy as a whole;

●	actual or expected changes in our growth rates or our competitors’ growth rates;

●	developments in the financial markets and worldwide or regional economies;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the government relating to regulations that govern our industry;

●	sales of our common stock or other securities by us or in the open market;

●	changes in the market valuations of other comparable companies; and

●	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the COVID-19 pandemic, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

In addition, if the market for healthcare stocks or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of our common stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

We have been notified by Nasdaq of our failure to comply with certain continued listing requirements and, if we are unable to regain compliance with all applicable continued listing requirements and standards of Nasdaq, our common stock could be delisted from Nasdaq. Additionally, if Nasdaq does not grant us an extension or if a favorable decision is not obtained from a hearings panel, or the Panel, after the hearing, our common stock would be delisted from Nasdaq.

Our common stock is currently listed on Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements.

On November 23, 2022, we received notice from The Nasdaq Stock Market LLC (“Nasdaq”) advising us that we were not in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”) requires companies listed on The Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000 (the “Stockholders’ Equity Requirement”). In our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, we reported stockholders’ equity of $1,287,224, which is below the Stockholders’ Equity Requirement for continued listing. Additionally, as of the date of the notice, we did not meet either of the alternative Nasdaq continued listing standards under the Nasdaq Listing Rules, market value of listed securities of at least $35 million, or net income of $500,000 from continuing operations in the most recently completed fiscal year, or in two of the three most recently completed fiscal years.

The Notice had no immediate effect on the listing of our common stock and our common stock continues to trade on The Nasdaq Capital Market under the symbol “INVO” subject to our compliance with the other continued listing requirements.

Pursuant to the notice, Nasdaq gave us 45 calendar days, or until January 7, 2023, to submit to Nasdaq a plan to regain compliance. We submitted our plan within the prescribed time and, on January 18, 2023, we received a letter from Nasdaq stating that based on our submission that Nasdaq had determined to grant us an extension of time to regain compliance with the Equity Rule until May 22, 2023.

On May 23, 2023, we were notified by the Listing Qualifications department (the “Staff”) of Nasdaq that, based upon the Company’s non-compliance with the $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Global Market, as set forth in the Equity Rule, as of May 22, 2023, the Company’s common stock was subject to delisting from Nasdaq unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”).

We requested a hearing before the Panel, which stayed any further action by Nasdaq at least until the hearing process was concluded and any extension that may be granted by the Panel has expired.

On July 6, 2023, we had our hearing before the Panel at which time we provided the Panel our plan to regain compliance under the Equity Rule.

On July 27, 2023, we received a letter from the Panel under which they granted our request for continued listing of Nasdaq subject to us demonstrating compliance with the Equity Rule as well as Nasdaq Listing Rule 5550(a)(2) (to maintain a minimum bid price of $1; the “Price Rule”) on or before September 29. 2023. The Panel reserves the right to reconsider the terms of this exception based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of our securities on Nasdaq inadvisable or unwarranted. In that regard, the Panel advises us that it is a requirement during the exception period we provide prompt notification of any significant events that occur during this time that may affect our compliance with Nasdaq requirements. This includes, but is not limited to, prompt advance notice of any event that may call into question our ability to meet the terms of the exception granted.

In addition, on January 11, 2023, we received a letter from the Staff indicating that, based upon the closing bid price of our common stock for the last 30 consecutive business days, we were not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing under the Price Rule.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided an initial period of 180 calendar days, or until July 10, 2023, to regain compliance with the minimum bid price requirement. If at any time before July 10, 2023, the closing bid price of our common stock closed at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq would provide written notification that we have achieved compliance with the minimum bid price requirement, and the matter would be resolved. If we did not regain compliance prior to July 10, 2023, then Nasdaq may grant us a second 180 calendar day period to regain compliance, provided we (i) meets the continued listing requirement for market value of publicly-held shares and all other initial listing standards for The Nasdaq Capital Market, other than the minimum closing bid price requirement, and (ii) notify Nasdaq of its intent to cure the deficiency within such second 180 calendar day period, by effecting a reverse stock split, if necessary.

We were unable to regain compliance by July 10, 2023 and accordingly on July 11, 2023, we received a notice from Staff of Nasdaq that, based upon our non-compliance with the Price Rule. We presented our plan to regain compliance with the minimum bid price requirement at our hearing with the Panel on July 6, 2023.

On July 27, 2023, we received a letter from the Panel under which they granted our request for continued listing of Nasdaq subject to us demonstrating compliance with the Equity Rule and the Price Rule on or before September 29. 2023. The Panel reserves the right to reconsider the terms of this exception based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of our securities on Nasdaq inadvisable or unwarranted. In that regard, the Panel advises us that it is a requirement during the exception period we provide prompt notification of any significant events that occur during this time that may affect our compliance with Nasdaq requirements. This includes, but is not limited to, prompt advance notice of any event that may call into question our ability to meet the terms of the exception granted.

In the event that our common stock is delisted from Nasdaq, as a result of our failure to comply with either the Stockholders’ Equity Requirement or the Minimum Bid Price Requirement, or as a result of Nasdaq not granting us an extension or the Panel not granting us a favorable decision, or due to our failure to continue to comply with any other requirement for continued listing on Nasdaq, and is not eligible for listing on another exchange, trading in the shares of our common stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our common stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our common stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

In the event that our Common Stock is delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in shares of our Common Stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-l, 15g-l, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers for sales of penny stocks may discourage such broker-dealers from effecting transactions in shares of our Common Stock, which could severely limit the market liquidity of such shares and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include: (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

Future sales, or the perception of future sales, by us or our stockholders in the public market could cause the market price of our common stock to decline, and any issuance of additional common stock, or securities convertible into common stock, could dilute common stockholders. We may issue additional common stock, or securities convertible into common stock, pursuant to our shelf registration statement (including our at-the-market facility), upon exercise of outstanding warrants, for additional financing purposes, in connection with strategic transactions such as acquisitions or collaboration agreements, or otherwise, any of which could result in dilution to existing stockholders.

The sale of shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Shares of our common stock held by certain other of our stockholders are eligible for resale, subject to volume, manner of sale and other limitations under Rule 144 under the Securities Act (“Rule 144”). By exercising their registration rights and selling a large number of shares, these stockholders could cause the prevailing market price of our common stock to decline.

As restrictions on resale end or if these stockholders exercise their registration rights, the market price of shares of our common stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of shares of our common stock or other securities.

In addition, the shares of our common stock reserved for future issuance under our equity incentive plans will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. We have filed registration statements on Form S-8 under the Securities Act to register shares of our common stock issuable pursuant to our equity incentive plan and our employee stock purchase plan and may in the future file one or more additional registration statements on FormS-8 for the same or similar purposes. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

We expect that significant additional capital will be needed in the near future to continue our planned operations. Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our shares.

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity, warrants and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our common stock. Additionally, we may finance strategic alliances and/or acquisitions by issuing our equity or equity-linked securities, which may result in additional dilution. Any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of common stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our holders of our common stock. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of common stock.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our Articles of Incorporation authorizes the issuance of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by the Board. The Board is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for the Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our Company.

We do not intend to pay dividends on shares of our Common Stock for the foreseeable future.

We have never declared or paid any cash dividends on shares of our Common Stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board. Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $6.54 million if the maximum number of Units being offered are sold, after deducting the Placement Agent fees and estimated offering expenses payable by us.

We intend to utilize (i) up to $2,125,000 of the net proceeds to fund the initial installment of the purchase price required to consummate our acquisition of the Wisconsin Fertility Institute (net of a $350,000 holdback); (ii) $1,000,000 of the net proceeds of this offering to pay Armistice the Armistice Amendment Fee for agreeing to remove the Subsequent Equity Financing Provision from the Armistice SPA; (iii) up to $543,750 to repay our Standard Merchant Advance Agreement with Cedar Advance LLC; (iv) $100,000 to repay that certain 8% Debenture with a maturity date of February 3, 2024 issued to Peak One Opportunity Fund LP, plus accrued interest and fees of approximately $7,609; and (v) $39,849 to repay that certain 8% Debenture with a maturity date of February 17, 2024 issued to First Fire Global Opportunities Fund, LLC, plus accrued interest and fees of approximately $3,058 We intend to use the remaining net proceeds of this offering for general corporate purposes, which could include future acquisitions, capital expenditures and working capital. Pending these uses, we may invest the net proceeds in short-and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States government.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. See “Risk Factors—Risks Related to this Offering and the Ownership of Our Common Stock— We will have broad discretion in the use of the net proceeds from this offering and may fail to apply these proceeds effectively.”

DIVIDEND POLICY

We have never declared or paid any dividends on our Common Stock. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying dividends in the foreseeable future. The payment of dividends will be at the discretion of our Board and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that our Board may deem relevant.

CAPITALIZATION

The following table sets forth our capitalization:

●	on an actual basis as of March 31, 2023;
●	on a pro forma basis to give effect to: (a) the issuance of 115,000 shares of common stock upon the exercise of prefunded warrants at an exercise price of $0.01; (b) repayment of $190,151 of convertible notes; (c) 13,316 shares of common stock issued in consideration for services rendered ; (d) $543,750 cash advance against future receivables; (e) $100,000 in related party demand notes; and (f) 16,250 shares of common stock issued in consideration of a settlement with an unrelated third party; and
●	on a pro forma as adjusted basis to give effect to: (a) the issuance and sale by us of 1,585,000 Units at an offering price of $4.59 per Unit (assuming that no Units that include Pre-Funded Warrants are sold), and (b) the receipt of approximately $6.54 million in net proceeds after deducting the placement agent fees and estimated offering costs payable by us.

You should read the following table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Securities” and other financial information contained in this prospectus, including the financial statements and related notes appearing elsewhere in this prospectus.

	As of March 31, 2023
Capitalization in U.S. Dollars	Actual	Pro Forma	Pro Forma As Adjusted (1)
Current Debt
Related party demand notes	$770,000	$870,000	$870,000
Convertible notes	740,000	549,849	410,000
Cash advance	-	543,750	-
Total debt	1,510,000	1,963,599	1,280,000
Shareholders’ Equity
Common stock, $.0001 par value, 6,250,000 authorized, 698,565, 843,267, and 2,428,267 shares issued and outstanding on an actual, pro forma and pro forma as adjusted basis, respectively	70	84	243
Additional paid-in capital	52,422,808	52,596,545	59,139,166
Accumulated deficit	(52,334,412)	(52,334,412)	(52,334,412)

Total shareholders’ equity	88,466	262,217	6,804,997

Total capitalization	$1,598,466	$2,225,816	$8,084,997

(1)	The number of shares of our common stock to be outstanding after this offering is based on 843,267 shares of our common stock outstanding as of July 28, 2023, excludes the following:

●	59,771 shares of common stock reserved as of March 31, 2023 for future issuance under our 2019 Equity Incentive Plan;

●	70,628 shares of common stock issuable upon exercise of outstanding options as of March 31, 2023 with a weighted average exercise price of $62.80 per share;

●	348,127 shares of common stock issuable upon exercise of outstanding warrants as of March 31, 2023 with a weighted average exercise price of $15.11 per share;

●	73,679 shares of common stock issuable upon conversion of outstanding convertible notes with a weighted average exercise price of $10.54 per share;

●	up to 332,850 shares of common stock issuable upon the exercise of the Placement Agent Warrants; and

●	up to 3,170,000 shares of common stock underlying the warrants issued in this offering.

DILUTION

If you invest in our Units in this offering, your ownership interest will be diluted to the extent of the difference between the assumed offering price per share of our common stock and the as adjusted net tangible book value per share of its common stock immediately after the offering. Historical net tangible book value per share represents the amount of the Company’s total tangible assets less total liabilities, divided by the number of shares of its common stock outstanding.

The historical net tangible book value (deficit) of our common stock as of March 31, 2023 was approximately $(2.8) million or $(4.06) per share based upon shares of common stock outstanding on such date. Historical net tangible book value (deficit) per share represents the amount of its total tangible assets reduced by the amount of its total liabilities, divided by the total number of shares of common stock outstanding.

After giving effect to (a) the issuance of 115,000 shares of common stock upon the exercise of prefunded warrants at an exercise price of $0.01; (b) repayment of $200,000 of convertible notes; (c) 13,316 shares of common stock issued in consideration for services rendered; (d) $543,750 cash advance against future receivables; (e) $100,000 in related party demand notes; and (f) 16,250 shares of common stock issued in consideration of a settlement with an unrelated third party, the Company’s pro forma as adjusted net tangible book value as of March 31, 2023 would have been approximately $(3.0) million or $(3.58) per share.

After giving effect to the Company’s sale of all of the 1,585,000 Units offered in this offering (assuming that no units that include Pre-Funded Warrants are sold) at an assumed public offering price of $4.59 per Unit after deducting estimated placement agent fees and the Company’s estimated offering expenses, the Company’s pro forma as adjusted net tangible book value as of March 31, 2023 would have been approximately $3.5 million or $1.45 per share. This represents an immediate increase in net tangible book value of $5.03 per share to the Company’s existing stockholders, and an immediate dilution in net tangible book value of $3.14 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$4.59
Pro forma net tangible book value per share as of March 31, 2023	$(3.58)
Increase in net tangible book value per share attributable to new investors in this offering	5.03

Pro forma, as adjusted net tangible book value, after this offering		1.45

Dilution per share to new investors in this offering		$3.14

The information discussed above is illustrative only, and the dilution information following this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. A $1.00 increase (decrease) in the assumed public offering price of $4.59 per Unit would increase (decrease) the pro forma as adjusted net tangible book value by $0.65 per share and increase (decrease) the dilution to new investors by $0.35 per share, assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated Placement Agent fees and estimated expenses payable by us. An increase of 100,000 Units offered by it would increase the pro forma as adjusted net tangible book value by $0.12 per share and decrease the dilution to new investors by $0.12 per share, assuming the assumed public offering price of $4.59 per Unit remains the same and after deducting the estimated Placement Agent fees and estimated expenses payable by the Company. Similarly, a decrease of 100,000 Units offered by the Company would decrease the pro forma as adjusted net tangible book value by $0.14 per share and increase the dilution to new investors by $0.14 per share, assuming the assumed public offering price of $4.59 per Unit remains the same and after deducting the estimated Placement Agent fees and estimated expenses payable by us.

The above discussion and table are based on 843,267 shares of common stock issued and outstanding as of July 28, 2023, and excludes the following:

●	348,127 shares of common stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $15.11 per share;

●	121,241 shares of common stock issuable upon exercise of outstanding options with a weighted average exercise price of $42.00 per share.

●	54,570 shares of common stock issuable upon conversion of outstanding convertible notes with a weighted average exercise price of $10.53 per share;
●	10,141 shares of common stock reserved for future issuance under the 2019 Stock Incentive Plan.

●	up to 3,170,000 shares of common stock issuable upon the exercise of the warrants offered in this offering and

●	up to 332,850 shares of common stock issuable upon the exercise of the Placement Agent Warrants

Except as otherwise indicated herein, all information in this prospectus reflects or assumes:

●	a one-for-twenty reverse stock split of our common stock effected immediately prior to the consummation of this offering;

●	no exercise of the outstanding options or warrants described above;

●	no sale of any pre-funded warrants;

●	no exercise of the Placement Agent Warrants; and

●	no exercise of the warrants offered by us in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto, as well as the “Risk Factors” and “Description of Business” sections included elsewhere or incorporated by reference in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere or incorporated by reference in this prospectus, particularly in “Risk Factors.”

Overview

We are a commercial-stage fertility company dedicated to expanding the assisted reproductive technology (“ART”) marketplace by making fertility care accessible and inclusive to people around the world. Our primary mission is to implement new medical technologies aimed at increasing the availability of affordable, high-quality, patient-centered fertility care. Our flagship product is INVOcell, a revolutionary medical device that allows fertilization and early embryo development to take place in vivo within the woman’s body. This treatment solution is the world’s first intravaginal culture technique for the incubation of oocytes and sperm during fertilization and early embryo development. This technique, designated as “IVC”, provides patients a more connected and intimate experience at a more affordable cost in comparison to in vitro fertilization (“IVF”), the other advanced ART treatment. The IVC procedure can deliver comparable results to IVF and is a significantly more effective treatment than intrauterine insemination.

While the INVOcell remains central to our efforts, our commercialization and corporate development strategy was expanded to focus primarily on providing ART services to the significantly underserved patient population seeking access to affordable fertility treatment. The Company is now largely focused on the opening of dedicated “INVO Centers” offering the INVOcell and IVC procedure (with three centers in North America now operational) and the acquisition of existing IVF clinics, in addition to continuing to distribute and sell our technology solution into existing IVF clinics.

Unlike IVF where the oocytes and sperm develop into embryos in an expensive laboratory incubator, the INVOcell allows fertilization and early embryo development to take place in the woman’s body. This allows for many benefits in the IVC procedure, including:

●	Eliminates expensive and time-consuming lab procedures, allowing clinics and doctors to increase patient capacity and reduce costs;
●	Provides a natural, stable incubation environment;
●	Offers a more personal, intimate experience in creating a baby; and
●	Reduces the risk of errors and wrong embryo transfers.

In both current utilization of the INVOcell, and in clinical studies, the IVC procedure has demonstrated equivalent pregnancy success and live birth rates as IVF when comparing similar incubation periods and patient demographics.

Operations

We operate with a core internal team and outsource certain operational functions in order to help advance our efforts as well as reduce fixed internal overhead needs and costs and in-house capital equipment requirements. Our most critical management and leadership functions are carried out by our core management team. We have contracted out the manufacturing, assembly, packaging, labeling, and sterilization of the INVOcell device to a medical manufacturing company and a sterilization specialist to perform the gamma sterilization process.

To date, we have completed a series of important steps in the successful development and manufacturing of the INVOcell:

●	Manufacturing: we are ISO 13485:2016 certified and manage all aspects of production and manufacturing with qualified suppliers. Our key suppliers have been steadfast partners since our company first began and can provide us with virtually an unlimited capability to support our growth objectives, with all manufacturing performed in the New England region of the U.S..

●	Raw Materials: all raw materials utilized for the INVOcell are medical grade and commonly used in medical devices (e.g., medical grade silicone, medical grade plastic). Our principal molded component suppliers are well-established companies in the molding industry and are either ISO 13485 or ISO 9001 certified. The molded components are supplied to our contract manufacturer for assembly and packaging of the INVOcell system. The contract manufacturer is ISO 13485 certified, and U.S. Food & Drug Administration (“FDA”) registered.
●	CE Mark: INVO Bioscience received the CE Mark in October 2019. The CE Mark permits the sale of devices in Europe, Australia and other countries that recognize the CE Mark, subject to local registration requirements.
●	US Marketing Clearance: the safety and efficacy of the INVOcell has been demonstrated and cleared for marketing and use by the FDA in November 2015.
●	Clinical: we are actively seeking to expand the labeling on our device, the indication for use, to cover a day 5 incubation period, in addition to the currently approved use of day 3 incubation. This may be accomplished with a prospective clinical study, which we previously designed and had the Institutional Review Board (“IRB”) approve to evaluate the modified INVOcell system for effectiveness of achieving fertilization, implantation, embryo development, clinical pregnancy, and live birth after day 5 continuous vaginal incubation (clinicaltrials.gov identifier: NCT04246268). The objective of this study would be to assess the efficacy, safety, comfort and retention of the INVOcell with the retention device and demonstrate superior efficacy following day 5 vaginal incubation as compared to the current day 3 vaginal incubation indication. As a result of the COVID-19 pandemic, we elected to place the trial on hold, but expect to move it forward with some improved design parameters this year. In the meantime, and as a result of available retrospective, real-market usage (day 5) data, we initiated an effort to pursue a 510(k) filing utilizing retrospective data as a separate effort to achieve our label enhancement. On June 22, 2023, we received U.S. Food and Drug Administration (FDA) 510(k) clearance to expand the labeling on the INVOcell device and its indication for use to provide for a 5-day incubation period. The data supporting the expanded 5-day incubation clearance demonstrated improved patient outcomes.

Market Opportunity

The global ART marketplace is a large, multi-billion industry growing at a strong pace in many parts of the world as increased infertility rates, increased patient awareness, acceptance of treatment options, and improving financial incentives such as insurance and governmental assistance continue to drive demand. According to the European Society for Human Reproduction 2020 ART Fact Sheet, one in six couples worldwide experience infertility problems. Additionally, the worldwide market remains vastly underserved as a high percentage of patients in need of care continue to go untreated each year for many reasons, but key among them are capacity constraints and cost barriers. While there have been large increases in the use of IVF, there are still only approximately 2.6 million ART cycles, including IVF, IUI and other fertility treatments, performed globally each year, producing around 500,000 babies. This amounts to less than 3% of the infertile couples worldwide being treated and only 1% having a child though IVF. The industry remains capacity constrained which creates challenges in providing access to care to the volume of patients in need. A survey by “Resolve: The National Infertility Association,” indicates the two main reasons couples do not use IVF is cost and geographical availability (and/or capacity).

In the United States, infertility, according to the American Society of Reproductive Medicine (2017), affects an estimated 10%-15% of the couples of childbearing-age. According to the Centers for Disease Control (“CDC”), there are approximately 6.7 million women with impaired fertility. Based on preliminary 2020 data from CDC’s National ART Surveillance System, approximately 326,000 IVF cycles were performed at 449 IVF centers, leaving the U.S. with a large, underserved patient population, similar to most markets around the world.

We estimate that approximately 200 of the United States IVF clinics are single-location, owner operated, and of these that approximately 80 to 100 clinics represent suitable acquisitions for the Company.

Competitive Advantages

We believe that the INVOcell, and the IVC procedure it enables, have the following key advantages:

Lower cost than IVF with equivalent efficacy. The IVC procedure can be offered for less than IVF due to lower cost of supplies, labor, capital equipment and general overhead. The laboratory equipment needed to perform an IVF cycle is expensive and requires ongoing costs as compared to what is required for an IVC cycle. As a result, we also believe INVOcell and the IVC procedure enable a clinic and its laboratory to be more efficient as compared to conventional IVF.

The IVC procedure is currently being offered at several IVF clinics at a price range of $5,000 - $11,000 per cycle and from $4,500 to $7,000 at the existing INVO Centers, thereby making it more affordable than IVF (which tends to average $12,000 to $17,000 per cycle or higher).

Improved efficiency providing for greater capacity and improved access to care and geographic availability. In many parts of the world, including the U.S., IVF clinics tend to be concentrated in higher population centers and are often capacity constrained in terms of how many patients a center can treat, since volume is limited by the number of capital-intensive incubators available in IVF clinic labs. With the significant number of untreated patients along with the growing interest and demand for services, the industry remains challenged to provide sufficient access to care and to do so at an economical price. We believe INVOcell and the IVC procedure it enables can play a significant role in helping to address these challenges. According to the 2020 CDC Report, there are approximately 449 IVF centers in the U.S. We estimate that by adopting the INVOcell, IVF clinics can increase fertility cycle volume by up to 30% without adding to personnel, space and/or equipment costs. Our own INVO Centers also address capacity constraints by adding to the overall ART cycle capacity and doing so with comparable efficacy to IVF outcomes as well as at a lower per cycle price. Moreover, we believe that we are uniquely positioned to drive more significant growth in fertility treatment capacity in the future by partnering with existing OB/GYN practices. In the U.S., there are an estimated 5,000 OB/GYN offices, many of which offer fertility services (usually limited to consultation and IUI, but not IVF). Since the IVC procedure requires a much smaller lab facility, less equipment and fewer lab personnel (in comparison to conventional IVF), it could potentially be offered as an extended service in an OB/GYN office. With proper training and a lighter lab infrastructure, the INVOcell could expand the business for these physicians and allow them to treat patients that are unable to afford IVF and provide patients with a more readily accessible, convenient, and cost-effective solution. With our three-pronged strategy (IVF clinics, INVO Centers and OB/GYN practices), in addition to lowering costs, we believe INVOcell and the IVC procedure can address our industry’s key challenges, capacity and cost, by their ability to expand and decentralize treatment and increase the number of points of care for patients in need. This powerful combination of lower cost and added capacity has the potential to open up access to care for underserved patients around the world.

Greater patient involvement. With the IVC procedure, the patient uses their own body for fertilization, incubation, and early embryo development which creates a greater sense of involvement, comfort, and participation. In some cases, this may also free people from barriers related to due to ethical or religious concerns, or fears of laboratory mix-ups.

INVOcell Sales and Marketing

Our approach to market is focused on identifying partners within targeted geographic regions that we believe can best promote support our efforts to expand access to advanced fertility treatment for the large number of underserved infertile people hoping to have a baby. We believe that the INVOcell-based IVC procedure is an effective and affordable treatment option that greatly reduces the need for more expensive IVF lab facilities and allows providers to pass on related savings to patients without compromising efficacy. We have been cleared to sell the INVOcell in the United States since November 2015 after receiving de novo class II clearance from the FDA. Our primary focus over the past two years has been on establishing INVO Centers in the U.S. and abroad to promote the INVOcell and the IVC procedure and acquiring existing U.S.-based IVF clinics where we can integrate the INVOcell. While we continue selling the INVOcell directly to IVF clinics and via distributors and other partners around the world, we have transitioned INVO from being a medical device company to one that is mostly focused on providing fertility services.

International Distribution Agreements

We have entered into exclusive distribution agreements for a number of international markets. These agreements usually have an initial term with renewal options and require the distributors to meet minimum annual purchases, which vary depending on the market. We are also required to register the product in each market before the distributor can begin importing, a process and timeline that can vary widely depending on the market.

The following table sets forth a list of our current international distribution agreements:

INVOcell Registration
Market	Distribution Partner	Date	Initial Term	Status in Country

Mexico (a)	Positib Fertility, S.A. de C.V.	Sept 2020	TBD**	Completed
Malaysia	iDS Medical Systems	Nov 2020	3-year	Completed
Pakistan	Galaxy Pharma	Dec 2020	1-year	In process
Thailand	IVF Envimed Co., Ltd.	April 2021	1-year	Completed
Sudan	Quality Medicines, Cosmetics & Medical Equipment Import	Sept 2020	1-year	In process
Ethiopia	Quality Medicines, Cosmetics & Medical Equipment Import	Sept 2020	1-year	In process
Uganda	Quality Medicines, Cosmetics & Medical Equipment Import	Sept 2020	1-year	Not required
Nigeria	G-Systems Limited	Sept 2020	5-year	Completed
Iran	Tasnim Behboud	Dec 2020	1-year	Completed
Sri Lanka	Alsonic Limited	July 2021	1-year	In process
China	Onesky Holdings Limited	May 2022	5-year	In process

(a)	Our Mexico JV. Please note that the registration is temporarily in the name of Proveedora de Equipos y Productos, S.A. de C.V. and will be transferred to Positib Fertility as soon as practicable.

Investment in Joint Ventures and Partnerships

As part of our commercialization strategy, we entered into a number of joint ventures and partnerships designed to establish new INVO Centers.

The following table sets forth a list of our current joint venture arrangements:

Affiliate Name	Country	Percent (%) Ownership

HRCFG INVO, LLC	United States	50%
Bloom Invo, LLC	United States	40%
Positib Fertility, S.A. de C.V.	Mexico	33%

Alabama JV Agreement

On March 10, 2021, our wholly owned subsidiary, INVO Centers, LLC (“INVO CTR”), entered into a limited liability company agreement with HRCFG, LLC (“HRCFG”) to form a joint venture for the purpose of establishing an INVO Center in Birmingham, Alabama. The name of the joint venture LLC is HRCFG INVO, LLC (the “Alabama JV”). The responsibilities of HRCFG’s principals include providing clinical practice expertise, performing recruitment functions, providing all necessary training, and providing day-to-day management of the clinic. The responsibilities of INVO CTR include providing certain funding to the Alabama JV and providing access to and being the exclusive provider of the INVOcell to the Alabama JV. INVO CTR will also perform all required, industry specific compliance and accreditation functions, and product documentation for product registration.

The Alabama JV opened to patients on August 9, 2021.

The Alabama JV is accounted for using the equity method in our financial statements. As of March 31, 2023 we invested $1.6 million in the Alabama JV in the form of a note. For the three months ended March 31, 2023 and 2022, the Alabama JV recorded net losses of $37 thousand and $110 thousand, respectively, of which we recognized losses from equity method investments of $18 thousand and $55 thousand, respectively.

Georgia JV Agreement

On June 28, 2021, INVO CTR entered into a limited liability company agreement (the “Bloom Agreement”) with Bloom Fertility, LLC (“Bloom”) to establish a joint venture entity, formed as “Bloom INVO LLC” (the “Georgia JV”), for the purposes of commercializing INVOcell, and the related IVC procedure, through the establishment of an INVO Center, (the “Atlanta Clinic”) in the Atlanta, Georgia metropolitan area.

In consideration for INVO’s commitment to contribute up to $800,000 within the 24-month period following execution of the Bloom Agreement to support the start-up operations of the Georgia JV, the Georgia JV issued 800 of its units to INVO CTR and in consideration for Bloom’s commitment to contribute physician services having an anticipated value of up to $1,200,000 over the course of a 24-month vesting period, the Georgia JV issued 1,200 of its units to Bloom.

The responsibilities of Bloom include providing all medical services required for the operation of the Atlanta Clinic. The responsibilities of INVO CTR include providing certain funding to the Georgia JV, lab services quality management, and providing access to and being the exclusive provider of the INVOcell to the Georgia JV. INVO CTR will also perform all required, industry specific compliance and accreditation functions, and product documentation for product registration.

The Georgia JV opened to patients on September 7, 2021.

The results of the Georgia JV are consolidated in our financial statements. As of March 31, 2023, INVO invested $0.9 million in the Georgia JV in the form of capital contributions as well as $0.5 million in the form of a note. For the three months ended March 31, 2023 and 2022, the Georgia JV recorded net losses of $32 thousand and $0.2 million respectively. Noncontrolling interest in the Georgia JV was $0. See Note 3 of the Notes to Consolidated Financial Statements included in Item 1 of this Quarterly Report on Form 10-Q for additional information on the Georgia JV.

Mexico JV Agreement

Effective September 24, 2020, INVO CTR entered into a Pre-Incorporation and Shareholders Agreement with Francisco Arredondo, MD PLLC (“Arredondo”) and Security Health LLC, a Texas limited liability company (“Ramirez”, and together with INVO CTR and Arredondo, the “Shareholders”) under which the Shareholders will commercialize the IVC procedure and offer related medical treatments in Mexico. Each party owns one-third of the Mexican incorporated company, Positib Fertility, S.A. de C.V. (the “Mexico JV”).

The Mexico JV will operate in Monterrey, Nuevo Leon, Mexico and any other cities and places in Mexico as approved by the Mexico JV’s board of directors and Shareholders. In addition, the Shareholders agreed that the Mexico JV will be our exclusive distributor in Mexico. The Shareholders also agreed not to compete directly or indirectly with the Mexico JV in Mexico.

The Mexico JV opened to patients on November 1, 2021.

The Mexico JV is accounted for using the equity method in our financial statements. As of March 31, 2023, INVO invested $0.1 million in the Mexico JV. For the three months ended March 31, 2023, the Mexico JV recorded net losses of $27 thousand and $49 thousand, respectively, of which we recognized a loss from equity method investments of $9 thousand and $16 thousand, respectively.

Terminated JV Agreements

As of May 15, 2023, the Company’s JV agreements to establish INVO Centers in the Republic of North Macedonia and in the Bay Area of California were terminated due to lack of progress.

Recent Developments

July 2023 Standard Merchant Cash Advance Agreement

On July 19, 2023, we entered into a Standard Merchant Cash Advance Agreement with Cedar Advance LLC (“Cedar”) under which Cedar purchased $543,750 of our receivables for a gross purchase price of $375,000. We received net proceeds of $356,250. If we repay the purchase price within 30-days then the amount payable shall be reduced to $465,000. Until the purchase price has been repaid, we agreed to pay Cedar $19,419.64 per week. In addition, we granted Cedar a security interest in our accounts, including deposit accounts and accounts receivable. We intend to use the proceeds for working capital and general corporate purposes.

Amendment to Armistice SPA

On July 7, 2023, we entered into an Amendment to Securities Purchase Agreement (the “Armistice Amendment”) with Armistice Capital Markets Ltd. to delete Section 4.12(a) of our March 23, 2023 Securities Purchase Agreement (the “Armistice SPA”) with Armistice pursuant to which we agreed that from March 23, 2023 until 45 days after the effective date of the Resale Registration Statement (as defined below) we would not (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or any amendment or supplement thereto, other than the prospectus supplement filed in connection with that offering and the Resale Registration Statement (the “Subsequent Equity Financing Provision”). In consideration of Armistice’s agreement to enter into the Armistice Amendment and delete the Subsequent Equity Financing Provision from the Armistice SPA, we agreed to pay Armistice a fee a $1,000,000 (the “Armistice Amendment Fee”) within two days of the closing of this Offering. Additionally, we agreed to include a proposal in our proxy statement for our 2023 Annual Meeting of Stockholders for the purpose of obtaining the approval of the holders of a majority of our outstanding voting common stock, to effectuate the reduction of the exercise price set forth in Section 2(b) of the Common Stock Purchase Warrants issued to Armistice on March 27, 2023 (the “Existing Warrants”) to the per unit public offering price of this Offering, in accordance with Nasdaq Rule 5635(d) (the “Shareholder Approval”) with the recommendation of our board of directors that such proposal be approved. We also agreed to solicit proxies from our shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and that all management-appointed proxyholders shall vote their proxies in favor of such proposal. Further, if we do not obtain Shareholder Approval at the first meeting, we will call a meeting every six (6) months thereafter to seek Shareholder Approval until the earlier of the date Shareholder Approval is obtained or the Existing Warrants are no longer outstanding. Until such approval is obtained, the exercise price of the Existing Warrants will remain unchanged.

Reverse Stock Split

On June 28, 2023, our board of directors approved a reverse stock split of our common stock at a ratio of 1-for-20 and also approved a proportionate decrease in our authorized common stock to 6,250,000 shares from 125,000,000. Pursuant to Nevada Revised Statutes, a company may effect a reverse split without stockholder approval if both the number of authorized shares of common stock and the number of outstanding shares of common stock are proportionally reduced as a result of the reverse split, the reverse split does not adversely affect any other class of stock of the company, and the company does not pay money or issue scrip to stockholders who would otherwise be entitled to receive a fractional share as a result of the reverse split, We intend to file a certificate of change with the Nevada Secretary of State pursuant to Nevada Revised Statutes 78.209 to (i) decrease the number of authorized shares of common stock from 125,000,000 to 6,250,000 shares and (ii) effectuate a 1-for-20 reverse stock split of the outstanding common stock prior to effectiveness of this registration statement. On July 27, 2023, we received notice from Nasdaq that the reverse split would take effect at the open of business on July 28, 2023 and the reverse stock split took effect on that date.

510(k) FDA Clearance

On June 22, 2023, we received U.S. Food and Drug Administration (FDA) 510(k) clearance to expand the labeling on the INVOcell device and its indication for use to provide for a 5-day incubation period. The data supporting the expanded 5-day incubation clearance demonstrated improved patient outcomes.

March 2023 Registered Direct Offering

On March 23, 2023, INVO entered into a securities purchase agreement (the “March Purchase Agreement”) with a certain institutional investor, pursuant to which the Company agreed to issue and sell to such investor (i) in a registered direct offering (the “RD Offering”), 69,000 shares of Common Stock, and a pre-funded warrant (the “Pre-Funded Warrant”) to purchase up to 115,000 shares of Common Stock, at an exercise price of $0.20 per share, and (ii) in a concurrent private placement (the “March Warrant Placement”), a common stock purchase warrant (the “March Warrant”), exercisable for an aggregate of up to 276,000 shares of Common Stock, at an exercise price of $12.60 per share. The securities to be issued in the RD Offering (priced at the marked under Nasdaq rules) were offered pursuant to the Company’s shelf registration statement on Form S-3 (File 333-255096), initially filed by the Company with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), on April 7, 2021 and declared effective on April 16, 2021. The Pre-Funded Warrant is exercisable upon issuance and will remain exercisable until all of the shares underlying the Pre-Funded Warrant are exercised in full. All Pre-Funded Warrants were exercised by the investor in June 2023.

The March Warrant (and the shares of Common Stock issuable upon the exercise of the Private Warrants) was not registered under the Securities Act and was offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The March Warrant is immediately exercisable upon issuance, will expire eight years from the date of issuance, and in certain circumstances may be exercised on a cashless basis.

On March 27, 2023, the Company closed the RD Offering and March Warrant Placement, raising gross proceeds of approximately $3 million before deducting placement agent fees and other offering expenses payable by the Company. In the event the March Warrant is fully exercised for cash, the Company would receive additional gross proceeds of approximately $3.5 million. The Company used $383,879 in proceeds to repay a portion of the convertible debenture issued in February 2023 and the remainder of the proceeds are being used for working capital and general corporate purposes.

Under the March Purchase Agreement, the Company is required within 30 days of the closing date of the March Warrant Placement to file a registration statement on Form S-1 (the “Resale Registration Statement”) registering the resale of the shares of Common Stock issuable upon the exercise of the March Warrant. The Company is required to use commercially reasonable efforts to cause such registration to become effective within 75 days of the closing date of the offering (or 120 days if the registration statement is subject to a full review by the SEC), and to keep the Resale Registration Statement effective at all times until no shares of Common Stock remain exercisable under the March Warrant.

In addition, pursuant to certain “lock-up” agreements, our officers and directors have agreed, for a period of 180 days from the date of the RD Offering and March Warrant Placement, not to engage in any of the following, whether directly or indirectly, without the consent of the March Purchase Agreement investor: offer to sell, sell, contract to sell pledge, grant, lend, or otherwise transfer or dispose of our common stock or any securities convertible into or exercisable or exchangeable for Common Stock (the “Lock-Up Securities”); enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities; make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Lock-Up Securities; enter into any transaction, swap, hedge, or other arrangement relating to any Lock-Up Securities subject to customary exceptions; or publicly disclose the intention to do any of the foregoing.

Execution of Definitive Agreements to Acquire the Wisconsin Fertility Institute

On March 16, 2023, INVO, through Wood Violet Fertility LLC, a Delaware limited liability company (“Wood Violet”) and wholly owned subsidiary of INVO Centers LLC, a Delaware company (“INVO CTR”) wholly owned by INVO, entered into binding purchase agreements to acquire Wisconsin Fertility Institute (“Wisconsin Fertility”) for a combined purchase price of $10 million.

The purchase price is payable in four installments of $2.5 million each (which payments may be offset by assumption of certain Wisconsin Fertility liabilities, payable at closing and on each of the subsequent three anniversaries of closing. The sellers have the option to take all or a portion of the final three installments in shares of INVO common stock par value $0.0001 per share (“Common Stock”) valued at $125.00, $181.80, and $285.80, for the second, third, and final installments, respectively.

On July 7, 2023 Wood Violet entered into closing agreements with the Clinic under which Wood Violet agreed to complete the closing of the acquisition by July 31, 2023 which closing agreements further provide that unless a new closing date is agreed to in writing the acquisition agreements would automatically terminate if the closing does not occur on or before July 31, 2023.

Wood Violet and the Clinic have agreed in principle to extend the closing date of the acquisition to August 10, 2023 and we expect to have executed written amendments to the closing agreements to memorialize such agreement prior to the closing of this offering.

Wisconsin Fertility is comprised of (a) a medical practice, Wisconsin Fertility and Reproductive Surgery Associates, S.C., a Wisconsin professional service corporation d/b/a Wisconsin Fertility Institute (“WFRSA”), and (b) a laboratory services company, Fertility Labs of Wisconsin, LLC, a Wisconsin limited liability company (“FLOW”). WFRSA owns, operates and manages the Clinic’s fertility practice that provides direct treatment to patients focused on fertility, gynecology and obstetrics care and surgical procedures, and employs physicians and other healthcare providers to deliver such services and procedures. FLOW provides WFRSA with related laboratory services.

Notices from Nasdaq of Failure to Satisfy Continued Listing Rules.

Notice Regarding Non-Compliance with Minimum Stockholders’ Equity

On November 23, 2022, we received notice from The Nasdaq Stock Market LLC (“Nasdaq”) advising us that we were not in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”) requires companies listed on The Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000 (the “Stockholders’ Equity Requirement”). In this Quarterly Report on Form 10-Q, we reported stockholders’ deficit of $16,090, which, although improved from the $977,612 deficit recorded as of December 31, 2022, is below the Stockholders’ Equity Requirement for continued listing. Additionally, we do not meet either of the alternative Nasdaq continued listing standards under the Nasdaq Listing Rules, market value of listed securities of at least $35 million, or net income of $500,000 from continuing operations in the most recently completed fiscal year, or in two of the three most recently completed fiscal years.

The notice had no immediate effect on the listing of our Common Stock and our Common Stock continues to trade on The Nasdaq Capital Market under the symbol “INVO” subject to our compliance with the other continued listing requirements.

Pursuant to the notice, Nasdaq gave us 45 calendar days, or until January 7, 2023, to submit to Nasdaq a plan to regain compliance We submitted our plan within the prescribed time and, on January 18, 2023, we received a letter from Nasdaq stating that based on our submission that Nasdaq had determined to grant us an extension of time to regain compliance with the Equity Rule until May 22, 2023.

On May 23, 2023, we were notified by the Listing Qualifications department (the “Staff”) of Nasdaq that, based upon the Company’s non-compliance with the $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Global Market, as set forth in the equity Rule, as of May 22, 2023, the Company’s common stock was subject to delisting from Nasdaq unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”).

We requested a hearing before the Panel, which stayed any further action by Nasdaq at least until the hearing process was concluded and any extension that may be granted by the Panel has expired.

On July 6, 2023, we had our hearing before the Panel at which time we provided the Panel our plan to regain compliance under the Equity Rule.

On July 27, 2023, we received a letter from the Panel under which they granted our request for continued listing of Nasdaq subject to us demonstrating compliance with the Equity Rule and Nasdaq Listing Rule 5550(a)(2) (to maintain a minimum bid price of $1; the “Price Rule”) on or before September 29. 2023. The Panel reserves the right to reconsider the terms of this exception based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of our securities on Nasdaq inadvisable or unwarranted. In that regard, the Panel advises us that it is a requirement during the exception period we provide prompt notification of any significant events that occur during this time that may affect our compliance with Nasdaq requirements. This includes, but is not limited to, prompt advance notice of any event that may call into question our ability to meet the terms of the exception granted.

Notice Regarding Failure to Maintain Minimum Bid Price

On January 11, 2023, we received a letter from the Staff indicating that, based upon the closing bid price of our Common Stock for the previous 30 consecutive business days, we were not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing under the Price Rule.

The notice had no immediate effect on the listing of our Common Stock, and our Common Stock will continue to trade on The Nasdaq Capital Market under the symbol “INVO.”

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided an initial period of 180 calendar days, or until July 10, 2023, to regain compliance with the minimum bid price requirement. If at any time before July 10, 2023, the closing bid price of our Common Stock closed at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq would provide written notification that we have achieved compliance with the minimum bid price requirement, and the matter would be resolved. If we did not regain compliance prior to July 10, 2023, then Nasdaq may grant us a second 180 calendar day period to regain compliance, provided we (i) meet the continued listing requirement for market value of publicly-held shares and all other initial listing standards for The Nasdaq Capital Market, other than the minimum closing bid price requirement, and (ii) notify Nasdaq of its intent to cure the deficiency within such second 180 calendar day period, by effecting a reverse stock split, if necessary.

We were unable to regain compliance by July 10, 2023 and accordingly on July 11, 2023, we received a notice from Staff of Nasdaq that, based upon our non-compliance with the minimum bid price requirement set forth in the Price Rule. We presented our plan to regain compliance with the minimum bid price requirement at our hearing with the Panel on July 6, 2023.

On July 27, 2023, we received a letter from the Panel under which they granted our request for continued listing of Nasdaq subject to us demonstrating compliance with the Equity Rule and Price Rule on or before September 29, 2023. The Panel reserves the right to reconsider the terms of this exception based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of our securities on Nasdaq inadvisable or unwarranted. In that regard, the Panel advises us that it is a requirement during the exception period we provide prompt notification of any significant events that occur during this time that may affect our compliance with Nasdaq requirements. This includes, but is not limited to, prompt advance notice of any event that may call into question our ability to meet the terms of the exception granted.

Results of Operations

During the first quarter of 2023, we achieved several important developments. Our existing three INVO Centers made steady progress producing record quarterly revenue on a combined basis. We also made important progress toward opening our planned Tampa INVO Center. With respect to our previously announced acquisition strategy, we reached a major milestone by signing binding agreements to acquire Wisconsin Fertility Institute (“WFI”). WFI is a well-established and profitable clinic that would substantially increase the size and scope of our operations. We expect to close the acquisition during August 2023.

Looking ahead, we anticipate opening additional INVO Centers in key domestic, and select international, markets, and pursuing additional acquisitions. With respect to INVO Centers, we have selected an initial list or about 20 markets in the U.S. that we believe are excellent potential locations, and we believe the universe of suitable acquisition targets for INVO exceeds 80 clinics in the U.S. We also continue to work on the expansion of INVOcell distribution into existing fertility clinics.

From a market strategy perspective, our commercialization efforts will continue to focus on the substantial, underserved patient population and on expanding access to advanced fertility treatments. We believe our solutions can help address the key challenges of affordability and capacity to provide care to the vast number of patients that go untreated every year. This represents the major opportunity for INVOcell and the IVC procedure it enables. Despite the COVID pandemic, the fertility industry continues to expand, and we believe our growing volume of partners (both distributors and JV INVO Centers) affords us strong forward-looking opportunities. We believe our INVO Center approach and our plans to implement IVC procedures in acquired clinics can help to add much needed capacity and affordability and aligns with our key mission to open access to care to the underserved patient population.

The ART market also continues to benefit from a number of industry tailwinds, including 1) the large under-served potential patient population, 2) increasing infertility rates around the world 3) growing awareness and education of fertility treatment options, 4) a growing acceptance of fertility treatment, 5) improvements in procedure techniques and hence improvements in pregnancy success rates and 6) generally improving insurance (private and public) reimbursement trends.

Comparison of the Three Months Ended March 31, 2023, and 2022

Revenue

Revenue for the three months ended March 31, 2023, was approximately $348 thousand compared to approximately $163 thousand for the three months ended March 31, 2022. Of the $348 thousand in revenue for the first three months of 2023, approximately $297 thousand was related to clinic revenue from the consolidated Georgia JV. The increase of approximately $185 thousand, or approximately 114%, was primarily related to increased revenue from the Georgia JV.

Gross Profit

Gross profit for the three months ended March 31, 2023, was approximately $275 thousand compared to approximately $98 thousand for the three months ended March 31, 2022. Gross margins were approximately 79% and 60% for the three months ended March 31, 2023, and 2022, respectively. The gross margin improvement is primarily due to increased efficiencies at the Georgia JV.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the three months ended March 31, 2023, were approximately $2.5 million compared to approximately $2.7 million for the three months ended March 31, 2022. The decrease of approximately $0.2 million, or approximately 7%, was primarily the result of decreased non-cash, stock-based compensation expense, which was $0.5 million in the period, compared to $0.7 million for the same period in the prior year.

Research and Development Expenses

We began to fund additional research and development (“R&D”) efforts in 2020 as part of our 5-day label expansion efforts. R&D expenses were approximately $74 thousand and $104 thousand for the three months ended March 31, 2023, and March 31, 2022, respectively.

Loss from equity investment

Loss from equity investments for the three months ended March 31, 2023, was approximately $27 thousand compared to $71 thousand for the three months ended March 31, 2022. The decrease in loss is due to an increase in revenue in the equity method JV’s and a decrease in expenses associated with one-time startup costs.

Interest Expense and Financing Fees

Interest expense and financing fees were approximately $217 thousand for the three months ended March 31, 2023, compared to approximately $0.1 thousand for the three months ended March 31, 2022. The expense in 2023 was primarily non-cash and due to the debt discount, debt issuance cost and interest from convertible notes.

Comparison of the years ended December 31, 2022 and 2021

Revenues

Revenue for the years ended December 31, 2022 and 2021 was $0.8 million and $4.2 million, respectively, representing a decrease of $3.4 million, or 80% in the year ended December 31, 2022. The decrease was due to the termination of our agreement with Ferring, which resulted in the full recognition, in 2021, of the remaining $3.6 million in deferred revenue related to the Ferring agreement and was partially offset by an increase in 2022 clinic revenue. Excluding Ferring, revenue was $0.6 million last year compared to $0.8 million this year.

Gross Profit

Gross profit for the years ended December 31, 2022 and 2021 was $0.5 million and $4.0 million, respectively. Gross margin was 60% and 97% for the years ended December 31, 2022 and 2021, respectively. The decrease in gross margin was attributable to the change in revenue mix as we no longer have license revenue in 2022, as well as increase in clinic revenue which has lower percentage margins, but much higher revenue on a per procedure basis and the potential for higher margins on an absolute dollar basis.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the years ended December 31, 2022 and 2021 were $10.6 million and $9.0 million, respectively, of which $2.2 million and $2.7 million, respectively, was for non-cash, stock-based compensation expense. The increase of approximately $1.6 million or 17% was primarily the result of approximately $1.0 million in increased personnel expense, approximately $0.7 million in increased expenses related to the full-year operations of the consolidated Georgia JV, approximately $0.4 million in increased marketing spend and was partially offset by an approximate $0.3 million decrease in legal and startup costs related to new and potential INVO Centers and an approximate $0.6 million decrease in professional fees.

Research and Development Expenses

We began to fund additional research and development (“R&D”) efforts in 2020 as part of our 5-day label expansion efforts. R&D expenses were $0.5 million and $0.2 million, for the years ended December 31, 2022 and 2021, respectively. The increase of approximately $0.3 million was primarily related to our FDA response efforts on the 5-day label expansion.

Loss from equity investment

Loss from equity investments for the years ended December 31, 2022 and 2021, was $0.2 million and $0.3, respectively. The decrease in loss is due to the Alabama JV and Mexico JV being in start-up mode and operational for only a portion of 2021.

Other Income

Other income for the years ended December 31, 2022 and 2021, was nil and $0.2 million, respectively. The decrease of $0.2 million was the result of our Paycheck Protection Program note and related interest being forgiven in 2021.

Interest Expense and Financing Fees

Interest expense and financing fees were for the years ended December 31, 2022 and 2021 were $0.1 million and $1.3 million, respectively. The decrease of approximately $1.2 million, or approximately 96%, was primarily due to a decrease in non-cash amortization of discount, debt issuance cost and interest on convertible notes.

Income Taxes

As of December 31, 2022, we had unused federal net operating loss carryforwards (“NOLs”) of $32.8 million. These losses expire in various amounts at varying times beginning in 2027 with a portion carrying on indefinitely. Unless expiration occurs, these NOLs may be used to offset future taxable income and thereby reduce our income taxes.

We recorded a valuation allowance against our deferred tax assets at December 31, 2022 and 2021 totaling $9.3 million and $6.8 million, respectively.

Liquidity and Capital Resources

For the three months ended March 31, 2023, and 2022, we had net losses of approximately $2.6 million and $2.8 million, respectively, and an accumulated deficit of approximately $52.3 million as of March 31, 2023. Approximately $0.9 million of the net loss was related to non-cash expenses for the three months ended March 31, 2023, compared to $0.9 million for the three months ended March 31, 2022. We had negative working capital of approximately $1.6 million as of March 31, 2023, compared to negative working capital of approximately $2.8 million as of December 31, 2022. As of March 31, 2023, we had stockholder’s equity of approximately $88 thousand compared to negative stockholder’s equity of approximately $1.0 million as of December 31, 2022.

For the years ending December 31, 2022, and 2021, we had net losses of approximately $10.9 million and $6.7 million, respectively. The increase in net loss primarily was due to the increase in operating loss resulting from the absence of license revenue in 2022 and an increase in operating expenses. Approximately $3.0 million of the net loss was related to non-cash expenses for the year ended December 31, 2022, compared to $4.2 million for the year ended December 31, 2021. We had negative working capital of approximately $2.8 million as of December 31, 2022, compared to positive working capital of approximately $5.1 million as of December 31, 2021. As of December 31, 2022, we had negative stockholder’s equity of approximately $1.0 million compared to positive stockholder’s equity of approximately $7.3 million as of December 31, 2021. Cash used in operations for the year of 2022 was approximately $6.6 million, compared to approximately $6.0 million for the year of 2021.

We have been dependent on raising capital from debt and equity financings to meet our needs for cash required to fund our operating expenses and investing activities. During the first three months of 2023, we received proceeds of approximately $2.7 million for the sale of our Common Stock and $0.7 million in proceeds from the sale of convertible notes. During the first three months of 2022, we received approximately $0.3 million for the sale of Common Stock. Over the next 12 months, our plan includes opening additional INVO Centers, completing the acquisition of Wisconsin Fertility Institute and pursuing additional IVF clinic acquisitions. Until we can generate positive cash from operations, we will need to raise additional funding to meet our liquidity needs and to execute our business strategy. As in the past, we will seek debt and/or equity financing, which may not be available on reasonable terms, if at all.

Although our audited financial statements for the year ended December 31, 2022 were prepared under the assumption that we would continue operations as a going concern, the report of our independent registered public accounting firm that accompanies our financial statements for the year ended December 31, 2022 contains a going concern qualification in which such firm expressed substantial doubt about our ability to continue as a going concern, based on the financial statements at that time. Specifically, as noted above, we have incurred significant operating losses and we expect to continue to incur significant expenses and operating losses as we continue to ramp up the commercialization of INVOcell and develop new INVO Centers. These prior losses and expected future losses have had, and will continue to have, an adverse effect on our financial condition. If we cannot continue as a going concern, our stockholders would likely lose most or all of their investment in us.

Cash Flows

The following table shows a summary of our cash flows for the three months ended March 31, 2023 and 2022:

	2023	2022
Cash (used in) provided by:
Operating activities	(1,148,461)	(2,078,119)
Investing activities	(8,447)	(81,890)
Financing activities	3,255,018	315,000

The following table shows a summary of our cash flows for the year ended December 31:

	2022	2021
Cash (used in) provided by:
Operating activities	(6,603,319)	(6,029,914)
Investing activities	(81,217)	(2,153,512)
Financing activities	1,089,800	3,770,537

Cash Flows from Operating Activities

As of March 31, 2023, we had approximately $2.2 million in cash compared to approximately $3.8 million as of March 31, 2022. Net cash used in operating activities for the first three months of 2023 was approximately $1.1 million, compared to approximately $2.1 million for the same period in 2022. The decrease in net cash used in operating activities was primarily due to the increase in accounts payable and accrued compensation. As of December 31, 2022, we had approximately $0.09 million in cash compared to approximately $5.7 million as of December 31, 2021. Net cash used in operating activities in 2022 was approximately $6.6 million, compared to approximately $6.0 million for the same period in 2021. The increase in net cash used in operations was primarily due to the increase in operating expenses.

Cash Flows from Investing Activities

During the three months ended March 31, 2023, cash used in investing activities of $8 thousand was primarily related to a loss on equity method for the JVs. During the three months ended March 31, 2022, cash used in investing activities of approximately $0.1 million was primarily related to a loss on equity method for the JVs, payments to acquire property, plant, and equipment, as well as investment in trademarks. During the year ended December 31, 2022, cash used in investing activities of approximately $0.1 million was primarily related to investments in support of our INVO Center joint ventures. During the year ended December 31, 2021, cash used in investing activities of approximately $2.2 million was primarily related to payments to acquire equipment for and to investments for the start-up and initial operation of our INVO Center joint ventures.

Cash Flows from Financing Activities

During the three months ended March 31, 2023 cash provided by financing activities of approximately $3.3 million was primarily related to the sale of Common Stock and convertible notes. During the three months ended March 31, 2022, cash provided by financing activities of approximately $0.3 million primarily related to the sale of Common Stock, net of offering costs. During the year ended December 31, 2022, cash provided by financing activities of approximately $1.1 million was related to proceeds from demand notes and from the sale of common stock. During the year ended December 31, 2021, cash provided by financing activities of approximately $3.8 million was primarily related to proceeds from the sale of common stock and the exercise of unit purchase options and warrants.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition presented in this section is based upon our audited consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. During the preparation of the financial statements, we are required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate, based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, our results, which allows us to form a basis for making judgments on the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates based on variance with our assumptions and conditions. A summary of significant accounting policies is included below. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition.

See Note 1 of the Notes to Consolidated Financial Statements for the period ended March 31, 2023 for a summary of significant accounting policies and the effect on our financial statements.

Stock Based Compensation

We account for stock-based compensation under the provisions of ASC 718-10 Share-Based Payment (formerly SFAS 123R). This statement requires us to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is recognized over the period in which the employee is required to provide service or performance goals in exchange for the award, which is usually immediate but sometimes over a vesting period. Warrants granted to non-employees are recorded as an expense over the requisite service period based on the grant date and the estimated fair value of the grant, which is determined using the Black-Scholes option pricing model.

Revenue Recognition

We recognize revenue on arrangements in accordance with ASC 606, Revenue from Contracts with Customers. The core principle of ASC 606 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services ASC 606 requires companies to assess their contracts to determine the timing and amount of revenue to recognize under the new revenue standard. The model has a five-step approach:

1.	Identify the contract with the customer.

2.	Identify the performance obligations in the contract.

3.	Determine the total transaction price.

4.	Allocate the total transaction price to each performance obligation in the contract.

5.	Recognize as revenue when (or as) each performance obligation is satisfied.

Variable Interest Entities

The Company’s consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries and variable interest entities (“VIE”), where the Company is the primary beneficiary under the provisions of ASC 810, Consolidation (“ASC 810”). A VIE must be consolidated by its primary beneficiary when, along with its affiliates and agents, the primary beneficiary has both: (i) the power to direct the activities that most significantly impact the VIE’s economic performance; and (ii) the obligation to absorb losses or the right to receive the benefits of the VIE that could potentially be significant to the VIE. The Company reconsiders whether an entity is still a VIE only upon certain triggering events and continually assesses its consolidated VIEs to determine if it continues to be the primary beneficiary.

Equity Method Investments

Investments in unconsolidated affiliates in which we exert significant influence but do not control or otherwise consolidate are accounted for using the equity method. Equity method investments are initially recorded at cost. These investments are included in investment in joint ventures in the accompanying consolidated balance sheets. Our share of the profits and losses from these investments is reported in loss from equity method investment in the accompanying consolidated statements of operations. Management monitors its investments for other-than-temporary impairment by considering factors such as current economic and market conditions and the operating performance of the investees and records reductions in carrying values when necessary.

Recently Issued Accounting Standards Not Yet Effective or Adopted

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material impact on the accompanying condensed consolidated financial statements.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s “named executive officers” for SEC reporting purposes.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)		All other Compensation ($)	Total ($)

Steven Shum	2022	260,000	(2)	-		72,601	(3)	169,400	(4)	-	502,001
Chief Executive Officer (1)	2021	260,000		37,500		-		-		-	297,500

Andrea Goren	2022	215,000	(5)	-		19,353	(6)	361,468	(7)	-	595,821
Chief Financial Officer	2021	171,458	(8)	76,275	(9)	36,875	(10)	-		-	284,608

Michael Campbell	2022	220,000	(11)	-		55,002	(12)	55,002	(13)	-	330,004
Chief Operating Officer	2021	220,000		110,000		-		-		-	330,000
Vice President, Business Development

(1)	Mr. Shum did not receive any additional compensation for being a member of the board.
(2)	As of December 31, 2022, Mr. Shum deferred $49,771 of his salary, which the Company expects to pay before the end of 2023.
(3)	Amounts reflect the aggregate grant date fair value of the 1,006 shares of common stock. This amount does not reflect the actual economic value realized by Mr. Shum. The restricted stock grant issued to Mr. Shum provides for 50% vesting at 6 months and 50% vesting at 12 months based on continued employment during that time.
(4)	Amounts reflect the aggregate grant date fair value of the 2,851 shares of common stock underlying the stock option on the date of grant without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by Mr. Shum. The options issued to Mr. Shum provide for equal monthly vesting over a 3-year period based on continued employment during that time.
(5)	As of December 31, 2022, Mr. Goren deferred $40,502 of his salary, which the Company expects to pay before the end of 2023.
(6)	Amounts reflect the aggregate grant date fair value of the 269 shares of common stock. This amount does not reflect the actual economic value realized by Mr. Goren. The restricted stock grant issued to Mr. Goren provides for 50% vesting at 6 months and 50% vesting at 12 months based on continued employment during that time.
(7)	Amounts reflect the aggregate grant date fair value of the 4,385 shares of common stock underlying the stock option on the date of grant without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by Mr. Goren. The options issued to Mr. Goren provide for equal monthly vesting over a 3-year period based on continued employment during that time.
(8)	Mr. Goren received $50,000 in salary as advisor to CEO and $121,458 salary as CFO.
(9)	Mr. Goren received $25,000 bonus as advisor to the CEO and $61,275 bonus as CFO.
(10)	Amounts reflect the aggregate grant date fair value of the 250 shares of common stock. This amount does not reflect the actual economic value realized by Mr. Goren. The restricted stock grant issued to Mr. Goren provide for equal monthly vesting over a 12-month period based on continued employment during that time.
(11)	As of December 31, 2022, Mr. Campbell deferred $15,369 of his salary, which the Company expects to pay before the end of 2023.
(12)	Amounts reflect the aggregate grant date fair value of the 762 shares of common stock. The restricted stock grant issued to Mr. Campbell provide for 50% vesting at 6 months and 50% vesting at 12 months based on continued employment during that time.
(13)	Amounts reflect the aggregate grant date fair value of the 926 shares of common stock underlying the stock option on the date of grant without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by Mr. Campbell. The options issued to Mr. Campbell provide for equal monthly vesting over a 3-year period based on continued employment during that time.

Narrative Disclosure to Summary Compensation Table

Except as otherwise described below, there are no compensatory plans or arrangements, including payments to be received from the Company with respect to any named executive officer, that would result in payments to such person because of his resignation, retirement or other termination of employment with the Company, or our subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

OUTSTANDING EQUITY AWARDS AT END OF 2022

The following table provides information about outstanding stock options issued by the Company held by each of our NEOs as of December 31, 2022. None of our NEOs held any other equity awards from the Company as of December 31, 2022.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Has Not Yet Vested	Market Value of Stock that has not Yet Vested
Steve Shum	7,027	4,980	72.2-161.4	12/05/30-01/14/32	503	4,262

Andrea Goren	7,550	4,961	61.4-161.4	08/10/30-01/14/32	135	1,136

Michael Campbell	12,188	3,393	61.4-161.4	01/17/30-01/14/32	381	3,228

Employment Agreements

Steven Shum

On October 16, 2019, the Company entered into an employment agreement with Steven Shum (the “Shum Employment Agreement”), pursuant to which Mr. Shum serves as chief executive officer on an at-will basis at an annual base salary of $260,000. The Shum Employment Agreement provided for a performance bonus of $75,000 upon a successful up-listing to the Nasdaq Stock Market, with all other bonuses to be determined by the Board in its sole discretion. In addition to his base salary and performance bonus, Mr. Shum was granted: (i) 625 shares of our common stock and (ii) a three-year option to purchase 10,130 shares of our common stock at an exercise price of $163.20 per share. This option vested monthly over its 3-year term. Pursuant to the Shum Employment Agreement, Mr. Shum is also entitled to customary benefits, including health insurance and participation in employee benefit plans. The Shum Employment Agreement provides that if Mr. Shum is terminated without cause (as defined in the Shum Employment Agreement) or he resigns his employment due to a constructive termination (as defined in the Shum Employment Agreement) then he will be entitled to receive, as severance, (a) 12 month’s base salary continuation, (b) 6 months reimbursement of payments for continuing health coverage, pursuant to COBRA, and (c) continued vesting of his shares for a period of 6 months following such employment termination.

Andrea Goren

On June 14, 2021, the Company entered into an employment agreement with Andrea Goren (the “Goren Employment Agreement”), pursuant to which Mr. Goren was hired as the Company’s chief financial officer. The Goren Employment Agreement provides for an annual base salary of $215,000 and a target annual incentive bonus of up to 50% of base salary if the Company achieves goals and objectives determined by the Board. In connection with the Goren Employment Agreement, on June 14, 2021 the Company granted Mr. Goren a stock option under the 2019 Plan to purchase 3,625 shares of the Company common stock (the “Goren Option”). The Goren Option vests in equal monthly installments over a 3-year period, has a term of 10 years and can be exercised at a price of $104.10 per share. Also, in connection with the Goren Employment Agreement, as of July 1, 2021, Mr. Goren was granted a restricted stock award for 250 share of Company common stock (the “Goren RSA”). The Goren RSA vested in equal monthly installments over a 12-month period. Mr. Goren is also entitled to customary benefits, including health insurance and participation in employee benefit plans. The Goren Employment Agreement provides that if Mr. Goren terminates the Goren Employment Agreement for “cause” (as defined in the Goren Employment Agreement) or the Company terminates the Goren Employment Agreement without “cause,” then he will continue to receive his base salary for three months after termination and certain insurance benefits for twelve months after termination. The Company may terminate the Goren Employment Agreement without “cause” on 30 days’ notice.

Michael Campbell

On January 15, 2020, the Company entered into an employment agreement (the “Campbell Employment Agreement”) with Michael Campbell to serve as the Company’s chief operating officer and vice president of business development. The Campbell Employment Agreement provides for an annual base salary of $220,000, and a target annual incentive bonus of up to 50% of base salary if the Company achieves goals and objectives determined by the Board. In connection with the Campbell Employment Agreement, on January 17, 2020, the Company granted Mr. Campbell 1,563 shares of Company common stock, and an option to purchase 6,250 shares of Company common stock (the “Campbell Option”) at an exercise price of $136.82 per share. One quarter of the Campbell Option vested upon grant, and the remainder vested in monthly increments over a period of two years from the date of grant. Mr. Campbell is also entitled to customary benefits, including health insurance and participation in employee benefit plans. The Campbell Employment Agreement provides that if Mr. Campbell terminates the Campbell Employment Agreement for “cause” (as defined in the Campbell Employment Agreement) or the Company terminates the Campbell Employment Agreement without “cause,” then he will continue to receive his base salary and certain insurance benefits for three months after termination. The Company may terminate the Campbell Employment Agreement without “cause” on 60 days’ notice.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

If Mr. Shum is involuntarily terminated without cause or constructively terminated (in each case, as defined in the Shum Employment Agreement), then he is entitled to 12 months’ severance and continued vesting of his shares for a period of 6-months following termination.

If (i) Mr. Goren terminates his employment agreement for cause, (ii) the Company provides notice not to renew his employment agreement on any anniversary date, or (iii) the Company terminates his employment agreement without cause, then he is entitled to three months’ severance and insurance benefits.

If (i) Mr. Campbell terminates his employment agreement for cause, (ii) the Company provides notice not to renew his employment agreement on any anniversary date, or (iii) the Company terminates his employment agreement without cause, then he is entitled to three months’ severance and insurance benefits.

The following table sets forth quantitative information with respect to potential payments to be made to either Mr. Shum, Mr. Goren and Mr. Campbell upon termination in various circumstances. The potential payments are based on the terms of each of the employment agreements discussed above. For a more detailed description of the employment agreements, see the “Employment Agreements” section above.

Name	Potential Payment Upon Termination
	($)		Option Awards (#)
Steven Shum	$260,000	(1)	4,980	(2)
Andrea Goren	$53,750	(3)	4,962	(4)
Michael Campbell	$55,000	(5)	3,393	(6)

(1)	Mr. Shum is entitled to twelve months’ severance at the then applicable base salary rate. Mr. Shum’s current base salary is $260,000 per annum.
(2)	Represents the number of unvested options at December 31, 2022. Mr. Shum’s options vest equally over a 36-month period. At December 31, 2022, there were 12 to 24 months remaining in his vesting schedule. The potential payment of shares subject to Mr. Shum’s unvested options will reduce every month as his options vest and the value of his unvested options will be based on our market price at such time.
(3)	Mr. Goren is entitled to three months’ severance at the then applicable base salary rate. Mr. Goren’s current base salary is $215,000 per annum.
(4)	Represents the number of unvested options at December 31, 2022. Mr. Goren’s options vest equally over a 36-month period. At December 31, 2022, there were 7 to 24 months remaining in his vesting schedule. The potential payment of shares subject to Mr. Goren’s unvested options will reduce every month as his options vest and the value of his unvested options will be based on our market price at such time.
(5)	Mr. Campbell is entitled to three months’ severance at the then applicable base salary rate. Mr. Campbell’s current base salary is $220,000 per annum.
(6)	Represents the number of unvested options at December 31, 2022. Mr. Campbell’s options vest equally over a 36-month period. At December 31, 2022, there were 12 to 24 months remaining in his vesting schedule. The potential payment of shares subject to Mr. Campbell’s unvested options will reduce every month as his options vest and the value of his unvested options will be based on our market price at such time.

Disclosure of Equity Awards Based on Material Nonpublic Information: None

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance metrics. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how we or the compensation committee view the link between financial performance and the compensation actually received or realized by our named executive officers. All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

The table below presents information on the compensation of our Chief Executive Officer and other named executive officers in comparison to certain performance metrics for 2022 and 2021. These metrics are not those that the compensation committee uses when setting executive compensation. The use of the term Compensation Actually Paid (CAP) is required by the rules and regulations of the SEC, and under such rules, CAP was calculated by adjusting the Summary Compensation Table (“SCT”) Total values for the applicable year as described in the footnotes to the table.

Year	Summary Compensation Table Total for PEO (1)(2)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for Non-PEO NEOs (1)(2)	Average Compensation Actually Paid to Non-PEO NEOs (3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return	Net Income
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2022	502,001	53,054	462,913	(22,301)	14	(10,892,511)
2021	297,500	381,828	307,304	414,742	110	(6,654,940)

(1)	The Principal Executive Officer (“PEO”) information reflected in columns (a) and (b) relates to our CEO, Steven Shum. The non-Principal Executive Officer (“non-PEO”) NEOs information reflected in columns (c) and (d) above relates to our CFO Andrea Goren and our COO Michael Campbell.
(2)	The amounts shown in this column are the amounts of total compensation reported for Steven Shum or the average total compensation reported for the non-PEO NEOs, as applicable, for each corresponding year in the “Total” column of the Summary Compensation. Please refer to “Executive Compensation—Compensation Tables—Summary Compensation Table.”
(3)	The amounts shown have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by the Company’s PEO and non-PEO NEOs. In accordance with the requirements of Item 402(v) of Regulation S-K, adjustments were made to Mr. Shum’s total compensation, or the average total compensation of the non-PEO NEOs, as applicable, as described in the tables below.

PEO SCT Total to CAP Reconciliation

Year	Summary Compensation Total	Less Stock Awards	Less Option Awards	Fair Value Adjustments to SCT Total	CAP
2022	$502,001	$72,601	$169,400	$(206,946)	$53,054
2021	297,500	-	-	84,328	381,828

Average Non-PEO NEOs SCT Total to CAP Reconciliation

Year	Summary Compensation Total	Less Stock Awards	Less Option Awards	Fair Value Adjustments to SCT Total	CAP
2022	$462,913	$37,178	$208,235	$(239,801)	$(22,301)
2021	307,304	18,438	-	125,876	414,472

PEO Equity Component of CAP

Year	Fair Value of Current Year Equity Awards at December 31,	Change in Fair Value of Prior Years’ Awards Unvested at December 31,	Change in Fair Value of Prior Years’ Awards Vested through the Year Ended December 31,	Change in Fair Value of Prior Years’ Awards Failed to Vest through the Year Ended December 31,	Equity Value Included in CAP
	(a)	(b)	(c)	(d)	(e) = (a)+(b)+(c)+(d)
2022	$14,953	$(159,116)	$31,772	$(94,556)	$(206,946)
2021	-	42,470	-	41,858	84,328

Average Non-PEO NEOs Equity Component of CAP

Year	Fair Value of Current Year Equity Awards at December 31,	Change in Fair Value of Prior Years’ Awards Unvested at December 31,	Change in Fair Value of Prior Years’ Awards Vested through the Year Ended December 31,	Change in Fair Value of Prior Years’ Awards Failed to Vest through the Year Ended December 31,	Equity Value Included in CAP
	(a)	(b)	(c)	(d)	(e) = (a)+(b)+(c)+(d)
2022	$12,550	$(191,259)	$38,928	$(100,021)	$(239,801)
2021	4,856	41,360	3,802	75,858	125,876

Compensation of Directors

DIRECTOR COMPENSATION TABLE

Name	Year	Fees earned or paid in cash ($)		Stock awards ($)	Option awards ($)	All other compensation ($)	Total ($)

Trent Davis	2022	42,500	(1)	32,000	31,613	-	106,113
	2021	42,500		32,000	32,000	-	106,000

Barbara Ryan	2022	41,250	(2)	31,000	30,267	-	102,877
	2021	40,000		31,002	31,000	-	102,002

Matthew Szot	2022	55,000	(3)	37,000	36,552	-	128,552
	2021	55,000		37,002	37,002	-	129,004

Rebecca Messina	2022	41,250	(4)	30,000	29,638	-	100,888
	2021	22,417		20,666	22,897	-	65,980

Jeffrey Segal	2022	37,500	(5)	29,000	28,651	-	95,151
Former Director	2021	30,000		27,000	27,001	-	84,001

Kevin Doody	2022	25,978		27,000	26,673	-	79,651
Former Director	2021	25,000		25,002	25,000	-	75,002

(1)	As of December 31, 2022, Mr. Davis deferred $10,625 of fees earned, which the Company expects to pay before the end of 2023.
(2)	As of December 31, 2022, Ms. Ryan deferred $11,250 of fees earned, which the Company expects to pay before the end of 2023.
(3)	As of December 31, 2022, Mr. Szot deferred $13,750 of fees earned, which the Company expects to pay before the end of 2023.
(4)	As of December 31, 2022, Ms. Messina deferred $9,375 of fees earned, which the Company expects to pay before the end of 2023.
(5)	As of December 31, 2022, Mr. Segal deferred $8,750 of fees earned, which the Company expects to pay before the end of 2023.

Director Compensation Program

Our current director compensation program is designed to align our director compensation program with the long-term interests of our stockholders by implementing a program comprised of cash and equity compensation.

In setting director compensation, we consider the amount of time that directors expend in fulfilling their duties to the Company as well as the skill level and experience required by our board of directors. We also consider board compensation practices at similarly situated companies, while keeping in mind the compensation philosophy of us and the stockholders’ interests. The directors also receive reimbursement for expenses, including reasonable travel expenses to attend board and committee meetings, reasonable outside seminar expenses, and other special board related expenses.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows information regarding our equity compensation plans as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	64,851	(2)	$68.00	33,117
Equity compensation plans not approved by security holders	-		-	-
Total	64,851		$68.00	33,117

(1) 2019 Stock Incentive Plan. On October 3, 2019, our Board adopted the 2019 Stock Incentive Plan (as amended, the “Plan”). The purpose of our Plan is to advance the best interests of the company by providing those persons who have a substantial responsibility for our management and growth with additional incentive and by increasing their proprietary interest in the success of the company, thereby encouraging them to maintain their relationships with us. Further, the availability and offering of stock options and common stock under the plan supports and increases our ability to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability which we depend. The total number of shares available for the grant of either stock options or compensation stock under the plan, including 20,641 shares approved at our shareholders meeting on October 12, 2022, is 125,000 shares, subject to annual increases of six percent (6%) of the total number of shares of outstanding Common Stock on December 31st of the preceding calendar year.

(2) We granted 10,206 shares subject to restricted stock grants under the Plan in the year ended December 31, 2022.

Our Board administers our plan and has full power to grant stock options and common stock, construe and interpret the plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper. Any decision made, or action taken, by our Board arising out of or in connection with the interpretation and administration of the plan is final and conclusive.

The Board, in its absolute discretion, may award common stock to employees of, consultants to, and directors of the company, and such other persons as the Board or compensation committee may select, and permit holders of common stock options to exercise such options prior to full vesting therein and hold the common stock issued upon exercise of the option as common stock. Stock options may also be granted by our Board or compensation committee to non-employee directors of the company or other persons who are performing or who have been engaged to perform services of special importance to the management, operation or development of the company.

In the event that our outstanding common stock is changed into or exchanged for a different number or kind of shares or other securities of the company by reason of merger, consolidation, other reorganization, recapitalization, combination of shares, stock split-up or stock dividend, prompt, proportionate, equitable, lawful and adequate adjustment shall be made of the aggregate number and kind of shares subject to stock options which may be granted under the plan.

Our Board may at any time, and from time to time, suspend or terminate the plan in whole or in part or amend it from time to time in such respects as our Board may deem appropriate and in our best interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and notes set forth the beneficial ownership of the common stock of the Company as of July 28, 2023, by each person who was known by the Company to beneficially own more than 5% of the common stock, by each director and named executive officer, and by all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or dispositive power with respect to the securities. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and dispositive power with respect to their shares of our common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise noted, the address of all of the individuals and entities named below is c/o INVO Bioscience, Inc., 5582 Broadcast Court Sarasota, Florida, 34240.

The following table sets forth the beneficial ownership of our common stock as of July 28, 2023 for:

●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common shares;

●	each of our named executive officers;

●	each of our directors; and

●	all of our current executive officers and directors as a group.

The percentage ownership information is based upon 843,267 shares of common stock outstanding as of July 28, 2023. The percentage ownership information shown in the table after this offering is based upon 1,585,000 Units offered in this offering (and 2,428,267 shares of common stock outstanding after the offering). We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated the address for persons listed in the table is c/o INVO Bioscience, Inc., 5582 Broadcast Court, Sarasota, FL 34240.

Name and Address of Beneficial Owner (1)	Number of Shares		Percentage of Common Stock	Percentage of Common Stock Beneficially Owned After this Offering
5% Stockholders:
None	-		-	-

Officers and Directors
Andrea Goren	18,965	(2)	2.22%	0.78%
Michael Campbell	18,353	(3)	2.14%	0.75%
Steve Shum	16,492	(4)	1.93%	0.68%
Matthew Szot	5,634	(5)	0.67%	0.23%
Trent Davis	5,201	(6)	0.63%	0.22%
Barbara Ryan	5,021	(7)	0.61%	0.21%
Rebecca Messina	4,092	(8)	0.48%	0.17%
All directors and executive officers as a group (7 persons)	73,759		8.64%	3.03%

(1)	Unless otherwise indicated, the business address of each current director or executive officer is INVO Bioscience, Inc. 5582 Broadcast Court Sarasota, Florida 34240.
(2)	Includes: 11,505 shares of common stock under options (either presently exercisable or within 60 days of July 28, 2023).

(3)	Includes: 14,945 shares of common stock under options (either presently exercisable or within 60 days of July 28, 2023).
(4)	Includes: 10,573 shares of common stock under options (either presently exercisable or within 60 days of July 28, 2023).
(5)	Includes: 3,675 shares of common stock under options (either presently exercisable or within 60 days of July 28, 2023).
(6)	Includes: 3,520 shares of common stock under options (either presently exercisable or within 60 days of July 28, 2023).
(7)	Includes: 3,442 shares of common stock under options (either presently exercisable or within 60 days of July 28, 2023).
(8)	Includes: 2,942 shares of common stock under options (either presently exercisable or within 60 days of July 28, 2023).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions Policy and Procedures

We have adopted a written policy with respect to the review, approval, and ratification of related party transactions. Under the policy, any transactions where the amount involved exceeds the lesser of $120,000 or one percent (1%) of the average of our total assets at year-end for the last two completed fiscal years and in which any related person has or will have a direct or indirect material interest, other than equity and other compensation, termination and other arrangements which are described under the headings “Compensation of Directors” and “Executive and Director Compensation,” is defined as a related party transaction. Any such related party transactions are reviewed and must be approved by the Company’s board of directors.

Certain Related Party Transactions

In October 2021, Paulson Investment Company served as a placement agent for the Company’s registered direct offering and received fees and commissions for such role in the amount of $323,584. Trent Davis, one of the Company’s directors, is President of Paulson Investment Company. Mr. Davis did not receive any compensation related to the fees and commissions received by Paulson. Steve Shum and Andrea Goren, the CEO and CFO of the Company, respectively, each purchased 1,534 shares in the registered direct offering for gross proceeds of $199,994.

In the fourth quarter of 2022, the Company received $700,000 through the issuance of demand notes from related parties, as follows: (a) $500,000 from JAG; (b) $100,000 from our chief executive officer, Steve Shum; and (c) $100,000 from our chief financial officer, Andrea Goren. The Company’s CFO is a beneficiary of JAG but does not have any control over JAG’s investment decisions with respect to the Company. See Note 9 of the Notes to Consolidated Financial Statements for additional information.

As of December 31, 2022 the Company owed accounts payable to related parties totaling $76,948, primarily related to unpaid employee expense reimbursements and unpaid board fees.

DESCRIPTION OF SECURITIES

The following description of the Company’s capital stock and provisions of its Articles of Incorporation and Bylaws are summaries and are qualified by reference to the Company’s Articles of Incorporation and Bylaws.

General

Our Articles of Incorporation authorizes the issuance of 106,250,000 shares of capital stock, 6,250,000 shares of which are designated as common stock, par value $0.0001 per share, and 100,000,000 of which are designated as preferred stock, par value $0.0001 per share. As of July 28, 2023, we have 843,267 shares of common stock issued and outstanding and no shares of preferred stock issued or outstanding.

Common Stock

Each stockholder of our common stock is entitled to a pro rata share of cash distributions made to stockholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our board of directors from funds legally available therefore. Cash dividends are at the sole discretion of our board of directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stockholders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue up to an aggregate of 100,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control of INVO Bioscience. We have no present plans to issue any shares of preferred stock.

Options

As of July 28, 2023, we have options to purchase up to 121,241 shares of our common stock issued and outstanding at a weighted average exercise price of $42.00 per share.

Unit Purchase Options

As of July 28, 2023, we have unit purchase options to purchase up to 4,645 shares of our common stock at an exercise price of $64.00 per share.

Warrants

As of July 28, 2023, we have warrants to purchase up to 343,482 shares of our common stock issued and outstanding at an exercise price between $10.00 and $192.00 per share.

Warrants Offered in this Offering

The following summary of certain terms and provisions of the warrants to purchase common stock that are being offered hereby (not including the Placement Agent Warrants, as described in the section of this prospectus titled “Plan of Distribution”) is not complete and is subject to, and qualified in its entirety by, the provisions of the warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants. The warrants will be issued in certificated form.

Duration and Exercise Price

The warrants are exercisable from and after the date of their issuance and expire on the anniversary of such date, at an exercise price per share of common stock equal to 100% of the public offering price per Unit in this offering. The holder of a warrant will not be deemed a holder of our underlying common stock until the warrant is exercised. No fractional shares of common stock will be issued in connection with the exercise of warrant. Instead, for any such fractional share that would have otherwise been issued upon exercise of a warrant, we will round such fraction down to the next whole share.

Exercisability

The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants and Delaware law. Purchasers of warrants in this offering may also elect prior to the issuance of the warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock.

Cashless Exercise

If, at the time a holder exercises its warrants, a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrants.

Transferability

Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of warrant. Rather, the number of shares of common stock to be issued will be rounded to the nearest whole number.

Trading Market

There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

Right as a Stockholder

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock with respect to the shares of common stock underlying the warrants, including any voting rights, until they exercise their warrants. The warrants will provide that holders have the right to participate in distributions or dividends paid on our common stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Pre-Funded Warrants Issued in this Offering

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby in lieu of a share of common stock is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Duration and Exercise Price.

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.01. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability.

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). There is no expiration date for the pre-funded warrants. A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% (or at the election of the holder prior to the issuance of any pre-funded warrants, 9.99%) of the outstanding shares of common stock immediately after exercise. Any holder may increase such percentage to any percentage not in excess of 9.99% upon at least 61 days’ prior notice to us. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares of common stock, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price of such pre-funded warrant or round up to the next whole share.

Cashless Exercise.

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Fundamental Transaction.

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or 50% or more of the voting power of our common equity, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Transferability.

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing.

We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder.

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, we have engaged Maxim Group LLC to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. The placement agency agreement also provides that the Placement Agent’s obligations are subject to conditions contained in the placement agency agreement. We will enter into a securities purchase agreement directly with the investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering.

We are offering up to a maximum of 1,585,000 Units in this offering. There will be no minimum amount of proceeds as a condition to closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum amount of securities being offered in this prospectus.

In connection with this offering, the Placement Agent may distribute prospectuses electronically.

Placement Agent, Commissions and Expenses

Upon the closing of this offering, we will pay the Placement Agent a cash transaction fee equal to seven percent (7.0%) of the aggregate gross cash proceeds to us from the sale of the securities in the offering. In addition, we will reimburse the Placement Agent for its out-of-pocket expenses incurred in connection with this offering, including the fees and expenses of the counsel for the Placement Agent of up to $90,000.

The following table shows the public offering price, Placement Agent fees and proceeds, before expenses, to us.

	Per Share and Accompanying Warrants	Per Pre-Funded Warrant	Total
Public offering price	$	$	$
Placement Agent’s fee	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding Placement Agent fees and the Placement Agent’s accountable expense, will be approximately $[●], all of which are payable by us.

Placement Agent Warrants

We have also agreed to issue to the Placement Agent warrants (the “Placement Agent Warrants”) to purchase a number of common stock equal to 7.0% of the Units sold in this offering. The Placement Agent Warrants will have an exercise price equal to 110.0% of the offering price of the Units sold in this offering and may be exercised on a cashless basis. The Placement Agent Warrants are exercisable commencing on a date which is the later of (i) one hundred eighty days from the effective date of the registration statement for this offering of which this prospectus forms a part and (ii) the date on which we file an amendment to our articles of incorporation to increase the number of authorized shares of our Common Stock and will terminate five (5) years from the effective date of the registration statement for this offering of which this prospectus forms a part. The Placement Agent Warrants are not redeemable by us. We have agreed to one demand registration at our expense, an additional demand registration at the warrant holders’ expense, and unlimited “piggyback” registration rights of the common stock underlying the Placement Agent Warrants at our expense for a period of five (5) years after the closing of this offering. The Placement Agent Warrants and the shares underlying the Placement Agent Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The Placement Agent (or permitted assignees under the Rule) may not sell, transfer, assign, pledge or hypothecate the warrants or the shares underlying the warrants, nor will they be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the warrants or the underlying shares for a period of 180 days from the effective date of the registration statement for this offering, except to any FINRA member participating in the offering and their bona fide officers or partners or as otherwise permitted under FINRA Rule 5110(e)(2). The Placement Agent Warrants will provide for adjustment in the number and price of such warrants (and the shares underlying such warrants) in the event of recapitalization, merger or other structural transaction to prevent mechanical dilution or in the event of a future financing undertaken by us.

Lock-Up Agreements

We, all of our directors and officers, and the holders of 5% or more of our outstanding Common Stock (and all holders of securities exercisable for or convertible into shares of common stock), have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our Common Stock or other securities convertible into or exercisable or exchangeable for our Common Stock for a period of six (6) months after this offering is completed without the prior written consent of the Placement Agent.

The Placement Agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Placement Agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Right of First Refusal

Upon the closing of this offering, until December 27, 2024, we shall grant the Placement Agent the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such period of the Company, or any successor to or any subsidiary of the Company. The Company shall not offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which it offers to retain the Placement Agent. Such offer shall be made in writing in order to be effective. The Placement Agent shall notify the Company within ten (10) business days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention. If the Placement Agent should decline such retention, the Company shall have no further obligations to the Placement Agent with respect to the offering for which it has offered to retain the Placement Agent.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

Tail

If there is a closing of this offering, or if our agreement with the Placement Agent is terminated prior to closing of this offering, then if within twelve (12) months following such time, the Company completes any financing of equity, equity-linked, convertible or debt or other capital raising activity with, or receives any proceeds from, any of the investors contacted or introduced by the Placement Agent during the term of the engagement agreement, then the Company will pay the Placement Agent upon the closing of such financing or receipt of such proceeds a cash transaction fee equal to seven percent (7.0%) of the aggregate gross cash proceeds of such transaction, Placement Agent Warrants in an amount equal to 7% of the number of securities sold in that financing plus accountable expenses not to exceed $90,000.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The actual offering price of the securities were negotiated between us, the Placement Agent and the investors in the offering based on the trading of our Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent. In connection with the offering, the Placement Agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as placement agent and should not be relied upon by investors.

Certain Relationships

The Placement Agent and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Selling Restrictions

Other than in the United States of America, no action has been taken by us or the Placement Agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area (each, a Member State), no Common Shares have been offered or will be offered pursuant to this offering to the public in that Member State prior to the publication of a prospectus in relation to our Common Shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)	by the placement agent to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior written consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of our Common Shares shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Member State who initially acquires any of our Common Shares or to whom any offer is made will be deemed to have represented, acknowledged, and agreed with us and the representatives that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any of our Common Shares are being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Common Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Member State to qualified investors, in circumstances in which the prior written consent of the representatives has been obtained to each such proposed offer or resale.

We, the placement agent, and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments, and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our Common Shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our Common Shares to be offered so as to enable an investor to decide to purchase or subscribe for our Common Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No shares have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, or FSMA;

provided that no such offer of the shares shall require the us or any placement agent to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the placement agent are not required to comply with the disclosure requirements of NI 33-105 regarding placement agent conflicts of interest in connection with this offering.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, placement agent, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Hong Kong

Our Common Shares may not be offered or sold in Hong Kong by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the Securities and Futures Ordinance, or (2) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to our Common Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Common Shares may not be circulated or distributed, nor may our Common Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) under Section 274 of the SFA, (2) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our Common Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired our Common Shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.

Where our Common Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired our Common Shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Dubai International Financial Centre

This prospectus relates to an “Exempt Offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. Our Common Shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of our Common Shares should conduct their own due diligence on such shares. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

Switzerland

Our Common Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to our Common Shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, our company or our Common Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of our Common Shares will not be supervised by, the Swiss Financial Market Supervisory Authority and the offer of our Common Shares have not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of our Common Shares.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the “Corporations Act”, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of our Common Shares may only be made to persons, or “Exempt Investors”, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer our Common Shares without disclosure to investors under Chapter 6D of the Corporations Act.

Our Common Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring our Common Shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation, or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives, and circumstances, and, if necessary, seek expert advice on those matters.

We have not engaged counsel outside of the United States to review any other country’s securities laws and therefore, notwithstanding the above, neither we nor the placement agent can assure you that the summary of the laws above are accurate as of the date of this prospectus.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Sheppard Mullin Richter & Hampton LLP of New York, New York. Loeb & Loeb LLP, New York, New York is acting as counsel to the Placement Agent.

EXPERTS

The consolidated financial statements of INVO Bioscience, Inc. for the years ended December 31, 2022 and December 31, 2021 have been included herein in reliance upon the reports of M&K CPAs, PLCC, independent registered public accounting firm, upon the authority of said firm as experts (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements). The combined financial statements of Wisconsin Fertility and Reproductive Surgery Associates, S.C. and Fertility Labs of Wisconsin, LLC as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022 incorporated into this prospectus and the Registration Statement on Form S-1 of which it forms a part by reference to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 21, 2023, have been so incorporated in reliance on the report of M&K CPAs, PLCC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting .

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at the website of the SEC referred to above. We also maintain a website at www.invobio.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our securities in this offering.

INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference the filed documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K), except as superseded, supplemented or modified by this Prospectus Supplement or any subsequently filed document incorporated by reference herein as described below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on April 17, 2023 and our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022 filed with the SEC on April 27,2023;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, filed with the SEC on May 15, 2023;

●	our Current Reports on Forms 8-K filed with the SEC on January 5, 2023, January 5, 2023, January 12, 2023, January 23, 2023, February 9, 2023, February 23, 2023, March 20, 2023, March 20, 2023, March 23, 2023, March 28, 2023, March 30, 2023, April 4, 2023, May 30, 2023; June 21, 2023: June 30, 2023 July 7, 2023; July 13, 2023; July 21, 2023; July 24, 2023; and July 27, 2023 (except for Item 2.02 and Item 7.01 of any Current Report on Form 8-K which are not deemed “filed” for purposes of Section 18 of the Exchange Act and are not incorporated by reference in this prospectus); and

●	the description of the Registrant’s securities, which is contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on November 12, 2020 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, as amended and Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K form 10-K for the year ended December 31, 2022 filed on April 17, 2023.

We also incorporate by reference in this prospectus supplement and the accompanying prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC).

Any statement contained in a document incorporated by reference herein or therein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus Supplement and the Base Prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement and the Base Prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing, telephoning or e-mailing us at the following address, telephone number or e-mail address:

INVO Bioscience, Inc.

5582 Broadcast Court

Sarasota, Florida 34240

(978) 878-9505

legal@invobio.com

Copies of these filings are also available through the “Investor Relations” section of our website at www.invobio.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

INDEX TO FINANCIAL STATEMENTS

INVO BIOSCIENCE, INC.

FINANCIAL STATEMENTS

TABLE OF CONTENTS

AUDITED FINANCIAL STATEMENTS

UNAUDITED FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of INVO Bioscience, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of INVO Bioscience, Inc. (the Company) as of December 31, 2022 and 2021, and the related consolidated statements of operations, stockholders’ equity (deficiency), and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered net losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Investments/Variable Interest Entities

As discussed in Note 1 & 3 to the consolidated financial statements, the Company has material investments in consolidated and unconsolidated entities. The Company evaluated the need to consolidate as a VIE or equity investment under the provisions of ASC 810 and ASC 323, respectively.

Auditing management’s evaluation of the need to consolidate the entities associated with the investments involves significant judgment, given the fact that the agreements require management’s evaluation ownership percentages, influence, control and whether or not the Company is the primary beneficiary.

To evaluate the appropriateness and accuracy of the assessment by management, we evaluated management’s assessment in relationship to their application of the guidance outlined in ASC 810 and ASC 323.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2019.

Houston, TX

April 17, 2023, except for the effect of the Company’s reverse stock split disclosed in Note 11-Stockholders’ Equity and Note 16-Subsequent Events, as to which the date is July 28, 2023

F-2

INVO BIOSCIENCE, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2022	2021
ASSETS
Current assets
Cash	$90,135	$5,684,871
Accounts receivable	77,149	50,470
Inventory	263,602	287,773
Prepaid expenses and other current assets	190,201	282,751
Total current assets	621,087	6,305,865
Property and equipment, net	436,729	501,436
Intangible assets, net	-	132,093
Lease right of use	1,808,034	2,037,052
Investment in joint ventures	1,237,865	1,489,934
Total assets	$4,103,715	$10,466,380

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$1,349,038	$443,422
Accrued compensation	946,262	581,689
Notes payable, net	100,000	-
Notes payable - related party, net	662,644	-
Deferred revenue	119,876	5,900
Lease liability, current portion	231,604	221,993
Total current liabilities	3,409,424	1,253,004
Lease liability, net of current portion	1,669,954	1,901,557
Deferred tax liability	1,949	1,139
Total liabilities	5,081,327	3,155,700

Stockholders’ equity (deficit)
Common Stock, $.0001 par value; 6,250,000 shares authorized; 608,611 and 596,457 issued and outstanding as of December 31, 2022, and 2021, respectively	61	60
Additional paid-in capital	48,805,860	46,201,642
Accumulated deficit	(49,783,533)	(38,891,022)
Total stockholders’ equity (deficit)	(977,612)	7,310,680
Total liabilities and stockholders’ equity (deficit)	$4,103,715	$10,466,380

The accompanying notes are an integral part of these consolidated financial statements.

F-3

INVO BIOSCIENCE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years
	Ended December 31,
	2022	2021
Revenue:
Product revenue	$207,342	544,942
Clinic revenue	614,854	43,745
License revenue	-	3,571,429
Total revenue	822,196	4,160,116
Cost of revenue:
Cost of revenue	286,923	126,326
Depreciation	44,600	18,726
Total cost of revenue	331,523	145,052
Gross profit	490,673	4,015,064
Operating expenses:
Selling, general and administrative expenses	10,573,111	9,015,158
Research and development expenses	544,043	216,430
Total operating expenses	11,117,154	9,231,588
Loss from operations	(10,626,481)	(5,216,524)
Other income (expense):
Loss from equity method joint ventures	(200,558)	(327,542)
Gain on extinguishment of debt	-	159,126
Interest income	308	3,657
Interest expense	(59,445)	(1,265,359)
Foreign currency exchange loss	(3,463)	(3,534)
Total other expenses	(263,158)	(1,433,652)
Net loss before income taxes	(10,889,639)	(6,650,176)
Income taxes	2,872	4,764
Net loss	$(10,892,511)	$(6,654,940)
Net loss per common share:
Basic	(17.97)	(12.52)
Diluted	(17.97)	(12.52)
Weighted average number of common shares outstanding:
Basic	606,131	531,621
Diluted	606,131	531,621

The accompanying notes are an integral part of these consolidated financial statements.

F-4

INVO BIOSCIENCE, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balances, December 31, 2020	481,963	$48	$37,979,140	$(32,236,082)	$5,743,106
Common stock issued to directors and employees	2,490	-	360,153	-	360,153
Common stock issued for services	11,888	1	804,123	-	804,124
Conversion of notes payable and accrued interest	23,341	2	1,493,786	-	1,493,788
Proceeds from the sale of common stock, net of offering costs	62,037	6	3,650,691	-	-
Proceeds from warrant exercise	1,955	-	123,562	-	123,562
Proceeds from unit purchase option exercise	3,872	1	246,277	-	246,278
Cashless warrant exercise	4,585	1	(1)	-	-
Cashless unit purchase option exercise	4,326	1	(1)	-	-
Stock options issued to directors and employees as compensation	-	-	1,543,912	-	1,543,912
Net Loss	-	-	-	(6,654,940)	(6,654,940)
Balances, December 31, 2021	596,457	$60	$46,201,642	$(38,891,022)	$7,310,680
Common stock issued to directors and employees	4,360	1	484,806	-	484,807
Common stock issued for services	3,063	-	123,211	-	123,211
Proceeds from the sale of common stock, net of fees and expenses	4,731	-	289,800	-	289,800
Stock options issued to directors and employees as compensation	-	-	1,616,401	-	1,616,401
Warrants issued with notes payable	-	-	90,000	-	90,000
Net loss	-	-	-	(10,892,511)	(10,892,511)
Balances, December 31, 2022	608,611	61	48,805,860	(49,783,533)	(977,612)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

INVO BIOSCIENCE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years
	Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(10,892,511)	$(6,654,940)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash stock compensation issued for services	123,211	804,124
Non-cash stock compensation issued to directors and employees	484,807	360,153
Fair value of stock options issued to employees	1,616,401	1,543,912
Non-cash compensation for services	120,000	-
Amortization of discount on notes payable	52,644	1,188,310
Amortization of leasehold right of use asset	229,018	138,322
Gain on extinguishment of debt	-	(159,126)
Loss on impairment of intangible assets	132,227	-
Loss from equity method investment	200,558	327,542
Depreciation and amortization	77,301	27,760
Changes in assets and liabilities:
Accounts receivable	(26,679)	(28,771)
Inventory	24,171	(22,401)
Prepaid expenses and other current assets	92,550	(124,811)
Accounts payable and accrued expenses	904,060	114,495
Accrued compensation	364,573	54,363
Deferred revenue	113,976	(3,565,529)
Leasehold liability	(221,992)	(53,846)
Accrued interest	1,556	20,921
Income taxes payable	-	(392)
Deferred tax liabilities	810	-
Net cash used in operating activities	(6,603,319)	(6,029,914)
Cash from investing activities:
Payments to acquire property, plant, and equipment	(10,785)	(415,710)
Payments to acquire intangible assets	(1,943)	(38,939)
Investment in joint ventures	(68,489)	(1,698,863)
Net cash used in investing activities	(81,217)	(2,153,512)
Cash from financing activities:
Proceeds from notes payable	100,000	-
Proceeds from notes payable – related parties	700,000	-
Proceeds from the sale of common stock, net of offering costs	289,800	3,650,697
Proceeds from warrant exercise	-	123,562
Proceeds from unit purchase option exercise	-	246,278
Principal payment on notes payable	-	(250,000)
Net cash provided by financing activities	1,089,800	3,770,537
Increase in cash and cash equivalents	(5,594,736)	(4,412,889)
Cash and cash equivalents at beginning of period	5,684,871	10,097,760
Cash and cash equivalents at end of period	$90,135	$5,684,871

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-	$52,603
Taxes	$800	$3,307
Noncash activities:
Fair value of warrants issued with debt	$90,000	$-
Common stock issued upon note payable and accrued interest conversion	$-	$1,493,788
Cashless exercise of warrants	$-	$1
Cashless exercise of unit purchase options	$-	$1
Initial ROU asset and lease liability	$-	$2,096,055
Fixed assets transferred to investment in joint venture	$-	$20,529

The accompanying notes are an integral part of these consolidated financial statements.

F-6

INVO BIOSCIENCE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022

Note 1 – Summary of Significant Accounting Policies

Description of Business

INVO Bioscience, Inc. (“INVO” or the “Company”) is a commercial-stage fertility company dedicated to expanding the assisted reproductive technology (“ART”) marketplace by making fertility care accessible and inclusive to people around the world. The Company’s primary mission is to implement new medical technologies aimed at increasing the availability of affordable, high-quality, patient-centered fertility care. The Company’s flagship product is INVOcell, a revolutionary medical device that allows fertilization and early embryo development to take place in vivo within the woman’s body. The Company’s commercialization strategy involves the opening of dedicated “INVO Centers” focused on offering the INVOcell and IVC procedure (with three centers in North America now operational) and the acquisition of existing IVF clinics, as well as selling its technology solution into existing fertility clinics.

Basis of Presentation

The accompanying consolidated financial statements present on a consolidated basis the accounts of the Company and its wholly owned subsidiaries and controlled affiliates. The Company presents noncontrolling interest within the equity section of its consolidated balance sheets and the amount of consolidated net income (loss) that is attributable to the Company and to the noncontrolling interest in its consolidated statement of operations. All significant intercompany accounts and transactions have been eliminated in consolidation.

The Company uses the equity method of accounting when it owns an interest in an entity whereby it can exert significant influence over but cannot control the entity’s operations.

The preparation of the Company’s consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

The Company considers events or transactions that have occurred after the consolidated balance sheet date of December 31, 2022, but prior to the filing of the consolidated financial statements with the SEC in this Annual Report on Form 10-K, to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure, as applicable. Subsequent events have been evaluated through the date of the filing of this Annual Report on Form 10-K.

Business Segments

The Company operates in one segment and therefore segment information is not presented.

Variable Interest Entities

The Company’s consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, and variable interest entities (“VIE”), where the Company is the primary beneficiary under the provisions of ASC 810, Consolidation (“ASC 810”). A VIE must be consolidated by its primary beneficiary when, along with its affiliates and agents, the primary beneficiary has both: (i) the power to direct the activities that most significantly impact the VIE’s economic performance; and (ii) the obligation to absorb losses or the right to receive the benefits of the VIE that could potentially be significant to the VIE. The Company reconsiders whether an entity is still a VIE only upon certain triggering events and continually assesses its consolidated VIEs to determine if it continues to be the primary beneficiary. See “Note 3 – Variable Interest Entities” for additional information on the Company’s VIEs.

F-7

Equity Method Investments

Investments in unconsolidated affiliates, which the Company exerts significant influence but does not control or otherwise consolidate are accounted for using the equity method. Equity method investments are initially recorded at cost. These investments are included in investment in joint ventures in the accompanying consolidated balance sheets. The Company’s share of the profits and losses from these investments is reported in loss from equity method joint venture in the accompanying consolidated statements of operations. The Company monitors its investments for other-than-temporary impairment by considering factors such as current economic and market conditions and the operating performance of the investees and records reductions in carrying values when necessary.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers time deposits, certificates of deposit and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Inventory

Inventories consist of raw materials, work in process and finished goods and are stated at the lower of cost or net realizable value, using the first-in, first-out method as a cost flow method.

Property and Equipment

The Company records property and equipment at cost. Property and equipment is depreciated using the straight-line method over the estimated economic lives of the assets, which are from 3 to 10 years. The Company capitalizes the expenditures for major renewals and improvements that extend the useful lives of property and equipment. Expenditures for maintenance and repairs are charged to expense as incurred. The Company reviews the carrying value of long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by a comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

Long- Lived Assets

Long-lived assets and certain identifiable assets related to those assets are periodically reviewed for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the non-discounted future cash flows of the asset are less than their carrying amount, their carrying amounts are reduced to the fair value and an impairment loss recognized. There was an impairment of $132,227 recorded during the year ended December 31, 2022, and no impairment in the year ended December 31, 2021.

F-8

Fair Value of Financial Instruments

ASC 825-10-50, “Disclosures about Fair Value of Financial Instruments,” requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Effective January 1, 2008, the Company adopted ASC 820-10, “Fair Value Measurements”, which provides a framework for measuring fair value under GAAP. ASC 820-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820-10 requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs.

Income Taxes

The Company is subject to income taxes in the United States and its domestic tax liabilities are subject to the allocation of expenses in multiple state jurisdictions. The Company uses the asset and liability method to account for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The recoverability of deferred tax assets is evaluated by assessing the adequacy of future expected taxable income from all sources, including taxable income in prior carryback years, reversal of taxable temporary differences, forecasted operating earnings and available tax planning strategies. To the extent the Company does not consider it more-likely-than-not that a deferred tax asset will be recovered, a valuation allowance is established.

Concentration of Credit Risk

Cash includes amounts deposited in financial institutions in excess of insurable Federal Deposit Insurance Corporation (“FDIC”) limits. As of December 31, 2022, the Company did not have cash balances in excess of FDIC limits.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services ASC 606 requires companies to assess their contracts to determine the timing and amount of revenue to recognize under the new revenue standard. The model has a five-step approach:

1.	Identify the contract with the customer.

2.	Identify the performance obligations in the contract.

3.	Determine the total transaction price.

4.	Allocate the total transaction price to each performance obligation in the contract.

5.	Recognize as revenue when (or as) each performance obligation is satisfied.

F-9

Revenue generated from the sale of INVOcell is typically recognized at the time the product is shipped, at which time the title passes to the customer, and there are no further performance obligations.

Revenue generated from clinical and lab services related at the Company’s affiliated INVO Centers is typically recognized at the time the service is performed.

On November 12, 2018, the Company entered into a U.S. Distribution Agreement (the “Ferring Agreement”) with Ferring International Center S.A. (“Ferring”), pursuant to which it granted Ferring an exclusive license in the United States market only, with rights to sublicense under patents related to our proprietary intravaginal culture device (INVOcell), together with the retention device and any other applicable accessories (collectively, the “Licensed Product”) to market, promote, distribute and sell the Licensed Product with respect to all therapeutic, prophylactic and diagnostic uses of medical devices or pharmaceutical products involving reproductive technology (including fertility treatment) in humans.

On November 2, 2021, Ferring notified the Company of its intention to terminate the Ferring Agreement, which requires 90-days prior written notice. Accordingly, the Ferring Agreement officially terminated on January 31, 2022.

The Ferring license was deemed to be a functional license that provides a customer with a “right to access” to the Company’s intellectual property during the subscription period and accordingly, under ASC 606-10-55-60 revenue is recognized over a period of time, which is generally the subscription period. The initial upfront payment of $5,000,000 which was received upon the signing of the agreement was being recognized as income over the 7-year term.

As of December 31, 2022, the Company had no deferred revenue related to the Ferring Agreement as it was recognized in the fourth quarter of fiscal year 2021 in relation to the contract termination. Per ASC 606-10-55-48 the likelihood of Ferring exercising its rights became remote at the time notice of termination was received so INVO recognized the full remaining amount of the deferred revenue.

Stock Based Compensation

The Company accounts for stock-based compensation under the provisions of Accounting Standards Codification (“ASC”) subtopic 718-10, Compensation (“ASC 718-10”). This statement requires the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is recognized over the period in which the employee is required to provide service or based on performance goals in exchange for the award, which is usually the vesting period.

Loss Per Share

Basic loss per share calculations are computed by dividing net loss attributable to the Company’s common shareholders by the weighted-average number of common shares outstanding. Diluted earnings per share are computed similar to basic earnings per share except that the denominator is increased to include potentially dilutive securities. The Company’s diluted loss per share is the same as the basic loss per share for the years ended December 31, 2022, and 2021, as the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss.

	Year Ended December 31,
	2022	2021
Net loss (numerator)	$(10,892,511)	$(6,654,940)
Basic and diluted weighted-average number of common shares outstanding (denominator)	606,131	531,621
Basic and diluted net loss per common share	(17.97)	(12.52)

The Company has excluded the following dilutive securities from the calculation of fully diluted shares outstanding because the result would have been anti-dilutive:

	As of December 31,
	2022	2021
Options	64,850	52,795
Unit purchase options and warrants	30,508	13,008
Total	95,358	65,803

F-10

Recently Adopted Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements, and does not believe the future adoption of any such pronouncements will have a material impact on its financial condition or the results of its operations.

Note 2 – Liquidity

Historically, the Company has funded its cash and liquidity needs through operating cash flow, equity financings, and notes payable. For the years ended December 31, 2022 and 2021, the Company incurred a net loss of approximately $10.9 million and $6.7 million, respectively, and has an accumulated deficit of approximately $49.8 million as of December 31, 2022. Approximately $3.0 million of the net loss was related to non-cash expenses for the year ended December 31, 2022, compared to $4.2 million for the year ended December 31, 2021

The Company has been dependent on raising capital through debt and equity financings to meet its needs for cash used in operating and investing activities. During 2021, the Company received proceeds of approximately $3.7 million from the sale of stock, converted approximately $1.5 million of outstanding debt to equity and received approximately $0.4 million of proceeds from unit purchase option and warrant exercises. During 2022, the Company received proceeds of $0.8 million from demand notes and net proceeds of approximately $0.3 million for the sale of its common stock. Over the next 12 months, the Company’s plan includes opening additional INVO Centers, completing the acquisition of Wisconsin Fertility Institute and pursuing additional IVF clinic acquisitions. Until the Company can generate a sufficient amount of cash from operations, it will need to raise additional funding to meet its liquidity needs and to execute its business strategy. As in the past, the Company will seek debt and/or equity financing, which may not be available on reasonable terms, if at all.

Although the Company’s audited consolidated financial statements for the year ended December 31, 2022 were prepared under the assumption that it would continue operations as a going concern, the report of the Company’s independent registered public accounting firm that accompanies the Company’s consolidated financial statements for the year ended December 31, 2022 contains a going concern qualification in which such firm expressed substantial doubt about the Company’s ability to continue as a going concern, based on the consolidated financial statements at that time. Specifically, as noted above, the Company has incurred significant operating losses and the Company expects to continue to incur significant expenses and operating losses as it continues to ramp up the commercialization of INVOcell and develop new INVO Centers. These prior losses and expected future losses have had, and will continue to have, an adverse effect on the Company’s financial condition. If the Company cannot continue as a going concern, its stockholders would likely lose most or all of their investment in the Company.

Note 3 – Variable Interest Entities

Consolidated VIEs

Bloom INVO, LLC

On June 28, 2021, INVO Centers LLC, a Delaware limited liability company (“INVO CTR”) entered into a limited liability company operating agreement (the “Bloom Agreement”) with Bloom Fertility, LLC (“Bloom”) to establish a joint venture entity, formed as “Bloom INVO LLC” (the “Georgia JV”), for the purposes of commercializing INVOcell, and the related IVC procedure, through the establishment of an INVO Center, (the “Atlanta Clinic”) in the Atlanta, Georgia metropolitan area.

In consideration for INVO’s commitment to contribute up to $800,000 within the 24-month period following execution of the Bloom Agreement to support the start-up operations of the Georgia JV, the Georgia JV issued 800 of its units to INVO CTR and in consideration for Bloom’s commitment to contribute physician services having an anticipated value of up to $1,200,000 over the course of a 24-month vesting period, the Georgia JV issued 1,200 of its units to Bloom.

The responsibilities of Bloom include providing all medical services required for the operation of the Atlanta Clinic. The responsibilities of INVO CTR include providing certain funding to the Georgia JV, lab services quality management, and providing access to and being the exclusive provider of the INVOcell to the Georgia JV. INVO CTR will also perform all required, industry specific compliance and accreditation functions, and product documentation for product registration.

F-11

The Bloom Agreement provides Bloom with a “profits interest” in the Georgia JV and, in connection with such profits interest, states that profits and losses be allocated to its members based on a hypothetical liquidation of the Georgia JV. In such a scenario, liquidation proceeds would be distributed in the following order: (a) to INVO CTR until the difference between its capital contributions and distributions (the “Hurdle Amount”) equals $0; (b) to Bloom until its distributions equal 150% of the liquidation amounts distributed to INVO CTR (a “catch-up” to rebalance the distributions between members); and (c) thereafter on a pro rata basis. The Georgia JV had no assets or liabilities at the time the units were issued, and, as of December 31, 2022, INVO CTR had made capital contributions greater than the net loss of the Georgia JV. As such, the entire net loss was allocated to INVO CTR, and no loss was allocated to the noncontrolling interest of Bloom.

The Georgia JV opened to patients on September 7, 2021.

The Company determined the Georgia JV is a VIE, and that the Company is its primary beneficiary because the Company has an obligation to absorb losses that are potentially significant and the Company controls the majority of the activities that impact the Georgia JV’s economic performance, specifically control of the INVOcell and lab services quality management. As a result, the Company consolidated the Georgia JV’s results with its own. As of December 31, 2022, the Company invested $0.9 million in the Georgia JV in the form of capital contributions as well as $0.5 million in the form of a note. For the years ended December 31, 2022 and 2021, the Georgia JV recorded net losses of $0.6 million and $0.4 million, respectively. Noncontrolling interest in the Georgia JV was $0.

Unconsolidated VIEs

HRCFG INVO, LLC

On March 10, 2021, INVO CTR entered into a limited liability company agreement with HRCFG, LLC (“HRCFG”) to form a joint venture for the purpose of establishing an INVO Center in Birmingham, Alabama. The name of the joint venture entity is HRCFG INVO, LLC (the “Alabama JV”). The Company also provides certain funding to the Alabama JV. Each party owns 50% of the Alabama JV.

The Alabama JV opened to patients on August 9, 2021.

The Company determined the Alabama JV is a VIE, and that there is no primary beneficiary. As a result, the Company will use the equity method to account for its interest in the Alabama JV. As of December 31, 2022, the Company invested $1.6 million in the Alabama JV in the form of a note. For the years ended December 31, 2022 and 2021, the Alabama JV recorded net losses of $0.3 million and $0.6 million, respectively, of which the Company recognized losses from equity method investments of $0.2 million and $0.3 million, respectively.

Positib Fertility, S.A. de C.V.

On September 24, 2020, INVO CTR entered into a Pre-Incorporation and Shareholders Agreement with Francisco Arredondo, MD PLLC (“Arredondo”) and Security Health LLC, a Texas limited liability company (“Ramirez”, and together with INVO CTR and Arredondo, the “Shareholders”) under which the Shareholders will commercialize the IVC procedure and offer related medical treatments in Mexico. Each party owns one-third of the Mexican incorporated company, Positib Fertility, S.A. de C.V. (the “Mexico JV”).

The Mexico JV opened to patients on November 1, 2021.

The Company determined the Mexico JV is a VIE, and that there is no primary beneficiary. As a result, the Company will use the equity method to account for its interest in the Mexico JV. As of December 31, 2022, the Company invested $0.1 million in the Mexico JV. For the years ended December 31, 2022 and 2021, the Mexico JV recorded net losses of $0.1 million and $0.04 million, respectively, of which the Company recognized a loss from equity method investments of $0.05 million and $0.01 million, respectively.

F-12

The following table summarizes our investments in unconsolidated VIEs:

			Carrying Value as of
	Location	Percentage Ownership	December 31, 2022	December 31, 2021
HRCFG INVO, LLC	Alabama, United States	50%	$1,106,905	1,387,495
Positib Fertility, S.A. de C.V.	Mexico	33%	130,960	102,439
Total investment in unconsolidated VIEs			$1,237,865	1,489,934

Earnings from investments in unconsolidated VIEs were as follows:

	Year Ended December 31,
	2022	2021
HRCFG INVO, LLC	$(154,954)	(313,033)
Positib Fertility, S.A. de C.V.	(45,604)	(14,509)
Total earnings from unconsolidated VIEs	$(200,558)	(327,542)

The following tables summarize the combined unaudited financial information of our investments in unconsolidated VIEs:

	Year Ended December 31,
	2022	2021
Statements of operations:
Operating revenue	$822,490	151,672
Operating expenses	(1,316,199)	(821,705)
Net loss	$(493,709)	(670,033)

	December 31, 2022	December 31, 2021
Balance sheets:
Current assets	$261,477	456,967
Long-term assets	1,094,490	1,302,067
Current liabilities	(396,619)	(404,155)
Long-term liabilities	(107,374)	(142,321)
Net assets	$851,974	1,212,558

Note 4 – Agreements and Transactions with VIE’s

The Company sells the INVOcell to its consolidated and unconsolidated VIEs and anticipates continuing to do so in the ordinary course of business. All intercompany transactions with consolidated entities are eliminated in the Company’s consolidated financial statements. Per ASC 323-10-35-8 the Company eliminates any sales to an unconsolidated VIE for INVOcell inventory that the VIE still has remaining on the books at period end.

The following table summarizes the Company’s transactions with VIEs:

	Year Ended December 31,
	2022	2021
Bloom Invo, LLC
INVOcell revenue	$13,500	21,600
Unconsolidated VIEs
INVOcell revenue	$30,000	16,310

The Company had balances with VIEs as follows:

	December 31, 2022	December 31, 2021
Bloom Invo, LLC
Accounts receivable	$13,500	21,600
Notes payable	468,031	453,406
Unconsolidated VIEs
Accounts receivable	$46,310	16,310

F-13

Note 5 – Inventory

Components of inventory are:

	December 31, 2022	December 31, 2021
Raw materials	$68,723	$67,605
Finished goods	194,879	220,168
Total inventory	$263,602	$287,773

Note 6 – Property and Equipment

The estimated useful lives and accumulated depreciation for equipment are as follows as of December 31, 2022, and December 31, 2021:

Estimated Useful Life
Manufacturing equipment	6 to 10 years
Medical equipment	10 years
Office equipment	3 to 7 years

	December 31, 2022	December 31, 2021
Manufacturing equipment	$132,513	$132,513
Medical equipment	283,065	275,423
Office equipment	77,601	74,891
Leasehold improvements	96,817	96,817
Less: accumulated depreciation	(153,267)	(78,208)
Total equipment, net	$436,729	$501,436

During each of the years ended December 31, 2022, and 2021, the Company recorded depreciation expense of $75,492 and $25,952, respectively.

Note 7 – Intangible Assets

Components of intangible assets are as follows:

	December 31, 2022	December 31, 2021
Trademarks	$-	$110,842
Patents	-	95,355
Accumulated amortization	-	(74,104)
Total patent costs, net	$-	$132,093

The Company capitalizes the initial expense related to establishing patents by country and then amortizes the expense over the life of the patent, typically 20 years. It then expenses annual filing fees to maintain the patents. The Company regularly reviews the value of its patents in the marketplace in proportion to the expense it must spend to maintain the patent.

During the years ended December 31, 2022, and 2021, the Company recorded amortization expenses related to patents of $1,809 and $1,809, respectively.

The trademarks have an indefinite life and therefore are not amortized. Trademarks are periodically reviewed for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable.

As of December 31, 2022 the Company recorded an impairment loss of $132,227 related to trademarks and patents.

F-14

Note 8 – Leases

The Company has various operating lease agreements in place for its office and joint ventures. Per FASB’s ASU 2016-02, Leases Topic 842 (“ASU 2016-02”), effective January 1, 2019, the Company is required to report a right-of-use asset and corresponding liability to report the present value of the total lease payments, with appropriate interest calculation. Per the terms of ASU 201-02, the Company can use its implicit interest rate, if known, or applicable federal rate otherwise. Since the Company’s implicit interest rate was not readily determinable, the Company utilized the applicable federal rate, as of the commencement of the lease. Lease renewal options included in any lease are considered in the lease term if it is reasonably certain the Company will exercise the option to renew. The Company’s operating lease agreements do not contain any material restrictive covenants.

As of December 31, 2022, the Company’s lease components included in the consolidated balance sheet were as follows:

Lease component	Balance sheet classification	December 31, 2022
Assets
ROU assets - operating lease	Other assets	$1,808,034
Total ROU assets		$1,808,034

Liabilities
Current operating lease liability	Current liabilities	$231,604
Long-term operating lease liability	Other liabilities	1,669,954
Total lease liabilities		$1,901,558

Future minimum lease payments as of December 31, 2022 were as follows:

2023	264,108
2024	251,671
2025	247,960
2026	253,235
2027 and beyond	1,063,010
Total future minimum lease payments	$2,079,984
Less: Interest	(178,426)
Total operating lease liabilities	$1,901,558

F-15

Note 9 – Notes Payable

Notes payables consisted of the following:

	December 31, 2022	December 31, 2021
Related party demand notes with a 10% financing fee. 10% annual interest starting January 31, 2023. Notes are callable starting March 31, 2023	770,000	-
Demand notes. 10% annual interest.	100,000
Less debt discount	(107,356)	-
Total, net of discount	762,644	-

Paycheck Protection Program

On July 1, 2020, the Company received a loan in the principal amount of $157,620 pursuant to the U.S. Small Business Administration’s Paycheck Protection Program. The loan matured 18 months from the date of funding, was payable over 18 equal monthly installments, and had an interest of 1% per annum. Up to 100% of the principal balance of the loan was forgivable based upon satisfaction of certain criteria under the Paycheck Protection Program. On June 16, 2021, the principal of the loan as well as $1,506 of accrued interest was forgiven and the note was extinguished. The Company recognized a gain of $159,126 on extinguishment of debt during the year ended December 31, 2021.

Related Party Demand Notes

In the fourth quarter of 2022, the Company received $500,000 through the issuance of five demand notes (the “JAG Notes”) from a related party, JAG Multi Investments LLC (“JAG”). The Company’s CFO is a beneficiary of JAG but does not have any control over JAG’s investment decisions with respect to the Company. If paid prior to December 31, 2022 for the initial 3 notes and January 31, 2023 for the last two months, the JAG Notes are interest free. For any amount that remains outstanding past such dates, 10% annual interest accrues from the date of issuance. The notes currently are callable with 10 days prior written notice, which may be delivered to the Company starting on March 31, 2023. At maturity, the Company agreed to pay outstanding principal, a 10% financing fee and accrued interest, if any. The financing fees were recorded as a debt discount and as of December 31, 2022 the Company had amortized $40,333 of the discount.

In consideration for subscribing to the JAG Note for $100,000 dated December 29, 2022, and for agreeing to extend the date on which the other JAG Notes are callable to March 31, 2023, the Company issued JAG a warrant to purchase 17,500 shares of Company common stock. The warrant may be exercised for a period of five (5) years from issuance at a price of $10.00 per share. The financing fees and the fair value of the warrants issued were capped at the total proceeds. The relative fair value of the warrants were recorded as a debt discount and as of December 31, 2022 the Company had amortized $2,903 of the discount.

In the fourth quarter of 2022, the Company received $200,000 through the issuance of demand promissory notes of which (1) $100,000 was received from our chief executive officer, Steven Shum ($60,000 on November 29, 2022, $15,000 on December 2, 2022, and $25,000 on December 13, 2022) and (2) $100,000 was received from an entity controlled by our chief financial officer, Andrea Goren ($75,000 on November 29, 2022 and $25,000 on December 13, 2022). If paid prior to January 31, 2023, these notes are interest free until January 31, 2023. For any amount that remains outstanding past January 31, 2023, 10% annual interest accrues from the date of issuance. These notes are callable with 10 days prior written notice, which may be delivered to the Company starting 30 days from issuance. At maturity, the Company agreed to pay outstanding principal, a 10% financing fee and accrued interest, if any.

The financing fees were recorded as a debt discount and as of December 31, 2022 the Company had amortized $9,419 of the discount.

Demand Notes

In the fourth quarter of 2022, the Company received $100,000 through the issuance of two demand notes. On January 4th, 2023 these notes were reissued as convertible notes with a fixed conversion prices of $10.00 and (ii) 5-year warrants to purchase 5,000 shares of the Company’s common stock at an exercise price of $20.00 (subject to adjustments).

Interest on the notes accrues at a rate of ten percent (10%) per annum and is payable at the holder’s option either in cash or in shares of the Company’s common stock at the conversion price set forth in the notes on December 31, 2023, unless converted earlier.

All amounts due under the notes are convertible at any time after the issuance date, in whole or in part (subject to rounding for fractional shares), at the option of the holders into the Company’s common stock at a fixed conversion price for the notes as described above.

Note 10 – Related Party Transactions

In October 2021, Paulson Investment Company served as a placement agent for the Company’s registered direct offering and received fees and commissions for such role in the amount of $323,584. Trent Davis, one of the Company’s directors, is President of Paulson Investment Company. Mr. Davis did not receive any compensation related to the fees and commissions received by Paulson. Steve Shum and Andrea Goren, the CEO and CFO of the Company, respectively, each purchased 1,534 shares in the registered direct offering for gross proceeds of $199,994.

In the fourth quarter of 2022, the Company received $700,000 through the issuance of demand notes from related parties, as follows: (a) $500,000 from JAG; (b) $100,000 from our chief executive officer, Steve Shum; and (c) $100,000 from our chief financial officer, Andrea Goren. The Company’s CFO is a beneficiary of JAG but does not have any control over JAG’s investment decisions with respect to the Company. See Note 9 of the Notes to Consolidated Financial Statements for additional information.

As of December 31, 2022 the Company owed accounts payable to related parties totaling $76,948, primarily related to unpaid employee expense reimbursements and unpaid board fees.

F-16

Note 11 – Stockholders’ Equity

Reverse Stock Splits

On December 16, 2019, the Company’s stockholders approved a reverse stock split at a ratio of between 1-for-5 and 1-for-25, with discretion for the exact ratio to be approved by the Company’s board of directors. On February 19, 2020, the Company’s board of directors approved a reverse stock split of the Company’s common stock at a ratio of 1-for-20. On May 21, 2020, the Company filed a certificate of change (with an effective date of May 26, 2020) with the Nevada Secretary of State pursuant to Nevada Revised Statutes 78.209 to effectuate a 1-for-20 reverse stock split of its outstanding common stock. The reverse split took effect at the open of business on May 26, 2020.

On October 22, 2020, the Company’s board of directors approved a reverse stock split of the Company’s common stock at a ratio of 5-for-8 and also approved a proportionate decrease in the Company’s authorized common stock to 125,000,000 shares from 200,000,000. On November 5, 2020, the Company filed a certificate of change (with an effective date of November 9, 2020) with the Nevada Secretary of State pursuant to Nevada Revised Statutes 78.209 to effectuate a 5-for-8 reverse stock split of its outstanding common stock. As a result of the reverse stock split, 133 shares were issued in lieu of fractional shares. On November 6, 2020, the Company received notice from FINRA/OTC Corporate Actions that the reverse split would take effect at the open of business on November 9, 2020, and the reverse stock split took effect on that date.

On June 28, 2023, the Company’s board of directors approved a reverse stock split of the Company’s common stock at a ratio of 1-for-20 and also approved a proportionate decrease in its authorized common stock to 6,250,000 shares from 125,000,000. On July 26, 2023, the Company filed a certificate of change (with an effective date of July 28, 2023) with the Nevada Secretary of State pursuant to Nevada Revised Statutes 78.209 to effectuate a 1-for-20 reverse stock split of its outstanding common stock. On July 27, 2023, the Company received notice from Nasdaq that the reverse split would take effect at the open of business on July 28, 2023, and the reverse stock split took effect on that date.

The consolidated financial statements presented reflect the reverse splits.

F-17

Public offerings

On October 1, 2021, the Company and certain institutional and accredited investors and members of the Company’s management team (the “Investors”) entered into a securities purchase agreement pursuant to which the Company agreed to issue and sell to the Investors 62,037 shares of its common stock, in a registered direct offering (the “Direct Offering”) for aggregate gross proceeds of $4,044,803. The purchase price for each share in the Direct Offering was $65.20. The net proceeds to the Company from the Direct Offering, after deducting placement agent fees and the Company’s estimated offering expenses, were approximately $3.65 million. Paulson Investment Company served as a placement agent for the Direct Offering and received a fee for its role in the amount of $323,584, as well as warrants to purchase 1,862 shares of the Company’s common stock at an exercise price of $78.24 per share.

Year Ended December 31, 2022

During 2022, the Company issued 2,577 shares of common stock to directors and 2,313 shares of common stock to consultants with a fair value of $218,196 and $95,851, respectively. The shares were issued under the Company’s 2019 Stock Incentive Plan (the “2019 Plan”).

During 2022, the Company granted 5,317 restricted stock units to employees that vest 50% at six months from grant date and 50% at twelve months from grant date. The shares were granted under the 2019 Plan. During 2022, the Company had issued 1,783 vested shares and recognized stock-based compensation expense of $266,611 associated with the equity grants.

During 2022, the Company issued 750 shares of its common stock to consultants in consideration of services rendered with a fair value of $27,360. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company did not receive any cash proceeds from this issuance.

In January 2022, the Company issued 4,731 shares of its common stock for net proceeds of $289,800.

Note 12 – Equity-Based Compensation

Equity Incentive Plans

In October 2019, the Company adopted the 2019 Plan. Under the 2019 Plan, the Company’s board of directors is authorized to grant both incentive and non-qualified stock options to purchase common stock, as well as restricted stock awards to its employees, directors, and consultants. The 2019 Plan initially provided for the issuance of 25,000 shares. A provision in the 2019 Plan provides for an automatic annual increase equal to 6% of the total number of shares of Company common stock outstanding on December 31 of the preceding calendar year. In January 2022, the number of available shares increased by 35,787 shares and on October 12, 2022 shareholders approved an amendment to the plan to add an additional 20,640 shares bringing the total shares available under the 2019 Plan to 125,000.

Options granted under the 2019 Plan generally have a life of 3 to 10 years and exercise prices equal to or greater than the fair market value of the common stock as determined by the Company’s board of directors. Vesting for employees typically occurs over a three-year period.

F-18

The following table sets forth the activity of the options to purchase common stock under the 2019 Plan.

	Number of Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding as of December 31, 2021	52,795	$101.80	$17,250
Granted	22,686	71.80	-
Exercised	-	-	-
Canceled	(10,630)	159.20	-
Balance as of December 31, 2022	64,851	68.00	-
Exercisable as of December 31, 2022	40,928	$87.80	$-

The fair value of each option granted is estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions:

Years ended December 31,
	2022	2021
Risk-free interest rate range	1.6 to 3.94%	0.22% to 0.73%
Expected life of option-years	5.00 to 5.77	5.3 to 6.5
Expected stock price volatility	110 to 114.6%	107% to 125%
Expected dividend yield	-%	-%

The risk-free interest rate is based on U.S. Treasury interest rates, the terms of which are consistent with the expected life of the stock options. Expected volatility is based upon the average historical volatility of the Company’s common stock over the period commensurate with the expected term of the related instrument. The expected life and estimated post-employment termination behavior is based upon historical experience of homogeneous groups, executives and non-executives, within the Company. The Company does not currently pay dividends on its common stock, nor does it expect to do so in the foreseeable future.

	Total Intrinsic Value of Options Exercised	Total Fair Value of Options Vested
Year ended December 31, 2021	$-	$1,543,912
Year ended December 31, 2022	$-	$1,616,401

For the year ended December 31, 2022, the weighted average grant date fair value of options granted was $58.40 per share. The Company estimates the fair value of options at the grant date using the Black-Scholes model. For all stock options granted through December 31, 2022, the weighted average remaining service period is 1.13 years.

Restricted Stock and Restricted Stock Units

In the year ended December 31, 2022, the Company granted 10,206 in restricted stock units to certain employees, directors, and consultants under the 2019 Plan. Restricted stock issued to employees, directors, and consultants generally vest either at grant or vest over a period of one year from the date of grant.

The following table summarizes the Company’s restricted stock awards activity under the 2019 Plan during the year ended December 31, 2022:

	Number of Unvested Shares	Weighted Average Grant Date Fair Value	Aggregate Value of Shares

Balance as of December 31, 2021	487	$74.40	$36,148
Granted	10,206	58.40	595,846
Vested	(7,159)	61.40	(423,077)
Forfeitures	-	-	-
Balance as of December 31, 2022	3,534	8.40	29,949

F-19

Note 13 – Unit Purchase Options and Warrants

The following table sets forth the activity of unit purchase options:

	Number of Unit Purchase Options	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding as of December 31, 2021	4,645	$64.00	$5,647
Granted	-	-	-
Exercised	-	-	-
Canceled	-	-	-
Balance as of December 31, 2022	4,645	64.00	-

The following table sets forth the activity of warrants:

	Number of Warrants	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding as of December 31, 2021	8,364	$72.40	$16,029
Granted	17,500	10.00	-
Exercised	-	-	-
Canceled	-	-	-
Balance as of December 31, 2022	25,864	$30.20	$-

F-20

Note 14 – Income Taxes

The provision for income taxes consists of the following for the year ended December 31, 2022, and 2021:

	December 31
	2022	2021
Federal income taxes:
Current	$-	$-
Deferred	315	(280)
Total federal income taxes	315	(280)

State income taxes:
Current	2,062	4,094
Deferred	496	390
Total state income taxes	2,558	4,484
Total income taxes	$2,872	$4,764

The effective income tax rate is lower than the U.S. federal and state statutory rates primarily because of the valuation allowance and, to a lesser extent, permanent items. A reconciliation of the 2022 and 2021 federal statutory rate as compared to the effective income tax rate is as follows:

	December 31
	2022		2021
Pre-Tax Book Income at Statutory Rate	$(2,202,718)	21.00%	$(1,363,829)	21.00%
State Tax Expense, net	1,629	-0.02%	3,624	-0.06%
Permanent Items	348,768	-3.33%	425,318	-6.55%
Hanging Credit	811	-0.01%	-	-
True-Ups	(36,554)	0.35%	713,398	-10.98%
Change in Federal Valuation Allowance	1,890,936	-18.03%	226,255	-3.48%
Total Expense	$2,872	-0.03%	$4,764	-0.07%

Deferred income taxes reflect the net effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax. Significant components of the deferred tax assets and liabilities as of December 31, 2022 and 2021, are as follows:

	December 31
	2022	2021

Deferred tax assets:
Accrued Compensation	$243,056	$150,952
Lease (ASC 842)	342,254	365,602
Charitable Contributions	2,771	136
Stock Option Expense	117,099	75,590
Restricted Stock Unit	62,090	12,929
Net Operating Losses	8,395,160	6,406,223
Org Costs	81,255	72,455
-IRC Sec. 174 Expense	275,519	-
Investment in HRCFG INVO, LLC	123,217	81,234
Equity in earnings - Positib	19,950	3,765
Gross deferred tax assets	9,662,371	7,168,886

Deferred tax liabilities:
Fixed Assets	(21,560)	(26,907)
ROU Lease (ASC 842)	(5,858)	(353,551)
Trademark Amortization	(327,946)	(4,309)
Deferred Revenue	(47)	-
Tax Amortization of Org Cost	(7,222)	-
Gain/Loss on sale of assets	(2,561)	-
Gross deferred tax liability	(365,194)	(384,767)
Less: valuation allowance	(9,299,126)	(6,785,258)
Net deferred tax liability	$(1,949)	$(1,139)

F-21

The Company recorded a full valuation allowance against its net deferred tax asset at December 31, 2022 and 2021 totaling $9.3 million and $6.8 million, respectively. A naked credit resulting from indefinite lived intangibles was valued at December 31, 2022, and 2021 totaling $(1,949) and ($1,139), respectively.

As of December 31, 2022, the Company has federal net operating loss carryforwards of approximately $32.8 million. Of that amount, $10.8 million will expire, if not utilized, in various years beginning in 2028 and which are also subject to the limitations of IRC §382. The remaining carryforward amount of $15.0 million, has no expiration period and can be applied to 80% of taxable income per year in future periods. State net operating loss carryforwards total $8.9 million. Of that amount, $3.5 million will begin to expire in 2033 and are subject to the limitations of IRC §382. The remaining $20.0 million of state net operating loss carryforwards are similar to the federal net operating loss in that it has no expiration period and can be applied to 100% of state taxable income per year.

Note 15 – Commitments and Contingencies

Insurance

The Company’s insurance coverage is carried with third-party insurers and includes: (i) general liability insurance covering third-party exposures; (ii) statutory workers’ compensation insurance; (iv) excess liability insurance above the established primary limits for general liability and automobile liability insurance; (v) property insurance, which covers the replacement value of real and personal property and includes business interruption; and (vi) insurance covering our directors and officers for acts related to our business activities. All coverage is subject to certain limits and deductibles, the terms and conditions of which are common for companies with similar types of operations.

Legal Matters

The Company is not currently subject to any material legal proceedings; however, it could be subject to legal proceedings and claims from time to time in the ordinary course of its business, or legal proceedings it considered immaterial may in the future become material. Regardless of the outcome, litigation can, among other things, be time consuming and expensive to resolve, and can divert management resources.

Note 16 – Subsequent Events

January and March 2023 Convertible Note and Warrant Financings

In January and March 2023, we sold unsecured convertible notes of the Company in the aggregate original principal amount of $410,000 (the “Convertible Notes”) with a fixed conversion prices of $10.00 (for the $275,000 of January 2023 Notes) and $12.00 (for the $135,000 of March 2023 Notes) and (ii) 5-year warrants (the “Note Warrants”) to purchase 19,375 shares of the Company’s common stock at an exercise price of $20.00 (subject to adjustments) (the “Note and Warrant Private Placement”). The proceeds were used for working capital and general corporate purposes.

Interest on the Convertible Notes accrues at a rate of ten percent (10%) per annum and is payable at the holder’s option either in cash or in shares of the Company’s common stock at the conversion price set forth in the Convertible Notes on December 31, 2023, unless converted earlier.

All amounts due under the Convertible Notes are convertible at any time after the issuance date, in whole or in part (subject to rounding for fractional shares), at the option of the holders into the Company’s common stock at a fixed conversion price for the Notes as described above.

Upon any issuance by the Company of any of its equity securities in an underwritten offering, including Common Stock, for cash consideration, indebtedness or a combination thereof after the date hereof (a “Subsequent Equity Financing”), each holder shall have the option to convert the outstanding principal and accrued but unpaid interest of its Convertible Note into the number of fully paid and non-assessable shares of securities issued in the Subsequent Equity Financing equal to the product of unpaid principal, together with the balance of unpaid and accrued interest and other amounts payable hereunder, divided by the price per share paid by the investors in the Subsequent Equity Financing multiplied by 80%, provided however, that any conversion shall only be allowed if the Subsequent Equity Financing conversion price is equal to or greater than the Minimum Price (as defined in the Convertible Notes) including an appropriate allocation any warrants offered.

A Convertible Note may not be converted and shares of common stock may not be issued under the Convertible Notes if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 9.99% of the Company’s outstanding ordinary shares.

The Company may prepay the Convertible Notes at any time in whole or in part by paying a s sum of money equal to 100% of the principal amount to be redeemed, together with accrued and unpaid interest.

The Company entered into a registration rights agreement with the holders of and of even date with the Convertible Notes (the “Note RRA”). Pursuant to the terms of Note RRA, if the Company determines to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans on Form S-8 (or any successor form) or (ii) a registration relating solely to a Commission Rule 145 transaction on Form S-4 (or any successor form), the Company will include in such registration, and in any underwriting involved therein, the shares underlying the Convertible Notes and Note Warrants delivered pursuant to the Note and Warrant Purchase Agreements, subject to, in the case of an underwritten registration, the discretion of the managing underwriter to reduce any or all piggyback registration shares if in its good faith judgment such inclusion would affect the successful marketing of the underwritten offering.

F-22

February 2023 Convertible Debentures

On February 3, and February 17, 2023, the Company entered into securities purchase agreements (the “February Purchase Agreements”) with accredited investors (the “February Investors”) for the purchase of (i) convertible debentures of the Company in the aggregate original principal amount of $500,000 (the “February Debentures”) for a purchase price of $450,000, (ii) warrants (the “February Warrant”) to purchase 12,500 shares (the “February Warrant Shares”) of the Company’s common stock par value $0.0001 per share (“Common Stock”) at an exercise price of $15.00 per share, and (iii) 4,167 shares of Common Stock (the “February Commitment Shares”) issued as an inducement for issuing the Debentures. The proceeds, net of placement agent and legal fees, are being used for working capital and general corporate purposes.

Pursuant to the February Debentures, interest on the February Debentures accrues at a rate of eight percent (8%) per annum and is payable at maturity, one year from the date of the February Debentures.

All amounts due under the February Debentures are convertible at any time after the issuance date, in whole or in part, at the option of the February Investors into Common Stock at an initial price of $10.40 per share. This conversion price is subject to adjustment for stock splits, combinations or similar events and anti-dilution provisions, among other adjustments and is subject to a floor price.

The Company may prepay the February Debentures at any time in whole or in part by paying a sum of money equal to 105% of the principal amount to be redeemed, together with accrued and unpaid interest.

While any portion of each February Debenture remains outstanding, if the Company receives cash proceeds of more than $2,000,000 (the “Minimum Threshold”) in the aggregate from any source or series of related or unrelated sources, the February Investors shall have the right in their sole discretion to require the Company to immediately apply up to 50% of all proceeds received by the Company above the Minimum Threshold to repay the outstanding amounts owed under the February Debentures.

The Company entered into a Registration Rights Agreement (the “February RRA”) with the February Investor that signed its purchase agreement on February 3, 2023 (the “Feb 3 Investor”). Pursuant to the terms of February RRA, the Company has agreed to file with the SEC an initial registration statement on Form S-3 (or Form S-1 if S-3 is not available) covering the resale of all of the securities acquired by the Feb 3 Investor under its February Purchase Agreement. The filing of such initial registration statement is to occur within 90 days of February 3, 2023.

On March 31, 2023, having received notice from the February Investor that signed its purchase agreement on February 17, 2023 (the “Feb 17 Investor”) requesting repayment of its February Debenture, the Company paid the Feb 17 Investor $170,000, including interest and the prepayment premium. After such payment, the principal due the Feb 17 Investor under its debenture was reduced from $200,000 to $39,849.

On April 3, 2023, having received notice from the Feb 3 requesting repayment of its February Debenture, the Company paid the Feb 3 Investor $213,879, including interest and the prepayment premium. After such payment, the principal due the Feb 3 Investor under its debenture was reduced from $300,000 to $100,000.

February 2023 Equity Purchase Agreement

On February 3, 2023, the Company entered into an equity purchase agreement (the “ELOC”) and registration rights agreement (the “ELOC RRA”) with the Feb 3 Investor pursuant to which the Company has the right, but not the obligation, to direct the Feb 3 Investor to purchase up to $10.0 million (the “Maximum Commitment Amount”) of shares of Common Stock, in multiple tranches. Further, under the ELOC and subject to the Maximum Commitment Amount, the Company has the right, but not the obligation, to submit notices to the Feb 3 Investor to purchase shares of Common Stock (i) in a minimum amount of not less than $25,000 and (ii) in a maximum amount of up to the lesser of (a) $750,000 or (b) 200% of the Company’s average daily trading value of the Common Stock.

Also on February 3, 2023, the Company issued to the Feb 3 Investor 7,500 shares of Common Stock for its commitment to enter into the ELOC.

The obligation of the Feb 3 Investor to purchase shares of Common Stock pursuant to the ELOC ends on the earlier of (i) the date on which the purchases under the ELOC equal the Maximum Commitment Amount, (ii) 24 months after the date of the ELOC (February 3, 2025), (iii) written notice of termination by the Company, (iv) the date that the ELOC RRA is no longer effective after its initial effective date, or (v) the date that the Company commences a voluntary case or any person or entity commences a proceeding against the Company pursuant to or within the meaning of federal or state bankruptcy law, a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors (the “Commitment Period”).

During the Commitment Period, the price that Feb 3 Investor will pay to purchase the shares of Common Stock that it is obligated to purchase under the ELOC shall be 97% of the “market price,” which is defined as the lesser of (i) the lowest closing price of our Common Stock during the 7 trading day-period following the clearance date associated with the applicable put notice from the Company or (ii) the lowest closing bid price of the Common Stock on the principal trading market for the Common Stock (currently, the Nasdaq Capital Market) on the trading day immediately preceding a put date.

F-23

Wisconsin Fertility Institute Acquisition

On March 16, 2023, INVO, through Wood Violet Fertility LLC, a Delaware limited liability company (“Wood Violet”) and wholly owned subsidiary of INVO Centers LLC, a Delaware company wholly-owned by INVO, entered into binding purchase agreements to acquire Wisconsin Fertility Institute (“Wisconsin Fertility”) for a combined purchase price of $10 million.

The purchase price is payable in four installments of $2.5 million each (which payments may be offset by assumption of certain Wisconsin Fertility liabilities, payable at closing and on each of the subsequent three anniversaries of closing. The sellers have the option to take all or a portion of the final three installments in shares of INVO common stock valued at $125.00, $181.80, and $285.80, for the second, third, and final installments, respectively.

Wisconsin Fertility is comprised of (a) a medical practice, Wisconsin Fertility and Reproductive Surgery Associates, S.C., a Wisconsin professional service corporation d/b/a Wisconsin Fertility Institute (“WFRSA”), and (b) a laboratory services company, Fertility Labs of Wisconsin, LLC, a Wisconsin limited liability company (“FLOW”). WFRSA owns, operates and manages the Clinic’s fertility practice that provides direct treatment to patients focused on fertility, gynecology and obstetrics care and surgical procedures, and employs physicians and other healthcare providers to deliver such services and procedures. FLOW provides WFRSA with related laboratory services.

March 2023 Registered Direct Offering

On March 23, 2023, INVO entered into a securities purchase agreement (the “March Purchase Agreement”) with a certain institutional investor, pursuant to which the Company agreed to issue and sell to such investor (i) in a registered direct offering, 69,000 shares (the “March Shares”) of Common Stock, and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 115,000 shares of Common Stock, at an exercise price of $0.20 per share, and (ii) in a concurrent private placement, common stock purchase warrants (the “March Warrants”), exercisable for an aggregate of up to 276,000 shares of Common Stock, at an exercise price of $12.60 per share. The securities to be issued in the registered direct offering (priced at the marked under Nasdaq rules) were offered pursuant to the Company’s shelf registration statement on Form S-3 (File 333-255096) (the “Shelf Registration Statement”), initially filed by the Company with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), on April 7, 2021 and declared effective on April 16, 2021. The Pre-Funded Warrants are exercisable upon issuance and will remain exercisable until all of the Pre-Funded Warrants are exercised in full.

The March Warrants (and the shares of Common Stock issuable upon the exercise of the Private Warrants) were not registered under the Securities Act and were offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The March Warrants are immediately exercisable upon issuance, will expire eight years from the date of issuance, and in certain circumstances may be exercised on a cashless basis.

On March 27, 2023, the Company closed the offering, raising gross proceeds of approximately $3 million before deducting placement agent fees and other offering expenses payable by the Company. In the event that all March Warrants are exercised for cash, the Company would receive additional gross proceeds of approximately $3.5 million. Under the March Purchase Agreement, the Company may use a portion of the net proceeds of the offering to (a) repay February Debentures, and (b) to pay the down payment for Wisconsin Fertility acquisition. The remainder of the net proceeds will be used for working capital, capital expenditures, and other general corporate purposes.

Under the March Purchase Agreement, the Company is required within 30 days of the closing date of the offering to file a registration statement on Form S-1 (the “Resale Registration Statement”) registering the resale of the shares of Common Stock issuable upon the exercise of the March Warrants. The Company is required to use commercially reasonable efforts to cause such registration to become effective within 75 days of the closing date of the offering (or 120 days if the registration statement is subject to a full-review by the SEC), and to keep such registration statement effective at all times until no March Warrants remain outstanding.

In addition, pursuant to certain “lock-up” agreements, our officers and directors have agreed, for a period of 180 days from the date of the offering, not to engage in any of the following, whether directly or indirectly, without the consent of the March Purchase Agreement investor: offer to sell, sell, contract to sell pledge, grant, lend, or otherwise transfer or dispose of our common stock or any securities convertible into or exercisable or exchangeable for Common Stock (the “Lock-Up Securities”); enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities; make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Lock-Up Securities; enter into any transaction, swap, hedge, or other arrangement relating to any Lock-Up Securities subject to customary exceptions; or publicly disclose the intention to do any of the foregoing.

Stock Incentive Plan Issuances

During the first quarter of 2023, the Company issued 9,287 shares of common stock to employees and consultants under the 2019 Stock Incentive Plan.

Reverse Stock Split

Subsequent to year end the Company effected a 1-for-20 reverse stock split of its outstanding common stock, please see Note 11 for more details.

On July 11, 2023, the Company issued 16,250 shares of common stock in consideration of a settlement with an unrelated third party.

F-24

INVO BIOSCIENCE, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
	2023	2022
		(audited)
ASSETS
Current assets
Cash	$2,188,245	$90,135
Accounts receivable	99,720	77,149
Inventory	270,919	263,602
Prepaid expenses and other current assets	250,878	190,201
Total current assets	2,809,762	621,087
Property and equipment, net	417,642	436,729
Lease right of use	1,750,175	1,808,034
Investment in joint ventures	1,173,577	1,237,865
Total assets	$6,151,156	$4,103,715
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$1,847,208	$1,349,038
Accrued compensation	1,220,682	946,262
Notes payable, net	331,321	100,000
Notes payable – related parties, net	770,000	662,644
Deferred revenue	46,746	119,876
Lease liability, current portion	234,050	231,604
Total current liabilities	4,450,007	3,409,424
Lease liability, net of current portion	1,610,734	1,669,954
Deferred tax liability	1,949	1,949
Total liabilities	6,062,690	5,081,327

Stockholders’ equity (deficit)
Common Stock, $.0001 par value;6,250,000 shares authorized; 698,565 and 608,611 issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	70	61
Additional paid-in capital	52,422,808	48,805,860
Accumulated deficit	(52,334,412)	(49,783,533)
Total stockholders’ equity (deficit)	88,466	(977,612)
Total liabilities and stockholders’ equity (deficit)	$6,151,156	$4,103,715

The accompanying notes are an integral part of these consolidated financial statements.

F-25

INVO BIOSCIENCE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months
	Ended March 31,
	2023	2022

Revenue:
Product revenue	$50,644	56,750
Clinic revenue	297,381	105,848
Total revenue	348,025	162,598
Cost of revenue:
Cost of revenue	61,291	57,533
Depreciation	11,263	7,428
Total cost of goods sold	72,554	64,961
Gross profit	275,471	97,637
Operating expenses
Selling, general and administrative expenses	2,508,371	2,694,395
Research and development expenses	73,520	104,180
Total operating expenses	2,581,891	2,798,575
Loss from operations	(2,306,420)	(2,700,938)
Other income (expense):
Loss from equity method joint ventures	(27,735)	(71,117)
Interest income	-	225
Interest expense	(216,589)	(1,456)
Foreign currency exchange loss	(135)	(1,026)
Total other income (expense)	(244,459)	(73,374)
Net loss	$(2,550,879)	(2,774,312)

Net loss per common share:
Basic	$(4.10)	(4.60)
Diluted	$(4.10)	(4.60)
Weighted average number of common shares outstanding:
Basic	622,504	602,535
Diluted	622,504	602,535

The accompanying notes are an integral part of these consolidated financial statements.

F-26

INVO BIOSCIENCE, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(UNAUDITED)

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balances, December 31, 2021	596,457	$60	$46,201,642	$(38,891,022)	$7,310,680
Common stock issued to directors and employees	2,576	-	243,362	-	243,362
Common stock issued for services	1,075	-	66,850	-	66,850
Proceeds from sale of common stock, net of fees and expenses	4,731	-	315,000	-	315,000
Stock options issued to directors and employees as compensation	-	-	428,488	-	428,488
Net loss	-	-	-	(2,774,312)	(2,774,312)
Balances, March 31, 2022	604,839	$60	$47,255,342	$(41,665,334)	$5,590,068

Balances, December 31, 2022	608,611	$61	$48,805,860	$(49,783,533)	$(977,612)

Common stock issued to directors and employees	3,490	-	46,503	-	46,503
Common stock issued for services	13,000	1	149,899	-	149,900
Proceeds from the sale of common stock, net of fees and expenses	69,000	7	2,708,635	-	2,708,642
Common stock issued with notes payable	4,167	1	56,312	-	56,313
Options exercised for cash	297	-	2,376	-	2,376
Stock options issued to directors and employees as compensation	-	-	325,834	-	325,834
Warrants issued with notes payable	-	-	327,389	-	327,389
Net loss	-	-	-	(2,550,879)	(2,550,879)
Balances, March 31, 2023	698,565	$70	$52,422,808	$(52,334,412)	$88,466

The accompanying notes are an integral part of these consolidated financial statements.

F-27

INVO BIOSCIENCE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended
	March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(2,550,879)	$(2,774,312)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash stock compensation issued for services	149,900	66,850
Non-cash stock compensation issued to directors and employees	46,503	243,362
Fair value of stock options issued to employees	325,834	428,488
Non-cash compensation for services	45,000	-
Amortization of discount on notes payable	178,380	-
Amortization of leasehold right of use asset	57,859	56,899
Loss from equity method investment	27,735	71,117
Depreciation and amortization	19,087	15,547
Changes in assets and liabilities:
Accounts receivable	(22,571)	(8,250)
Inventory	(7,317)	(6,858)
Prepaid expenses and other current assets	(60,677)	54,573
Accounts payable and accrued expenses	498,169	18,789
Accrued compensation	274,420	(189,812)
Deferred revenue	(73,130)	(107)
Leasehold liability	(56,774)	(54,405)
Net cash used in operating activities	(1,148,461)	(2,078,119)
Cash from investing activities:
Payments to acquire property, plant, and equipment	-	(5,654)
Payments to acquire intangible assets	-	(910)
Investment in joint ventures	(8,447)	(75,326)
Net cash used in investing activities	(8,447)	(81,890)
Cash from financing activities:
Proceeds from the sale of notes payable	714,000	-
Proceeds from the sale of common stock, net of offering costs	2,708,642	315,000
Proceeds from option exercise	2,376	-
Principal payments on note payable	(170,000)	-
Net cash provided by financing activities	3,255,018	315,000
Increase (decrease) in cash and cash equivalents	2,098,110	(1,845,009)
Cash and cash equivalents at beginning of period	90,135	5,684,871
Cash and cash equivalents at end of period	$2,188,245	$3,839,862

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-	$-
Taxes	$-	$-
Noncash activities:
Fair value of warrants issued with debt	$327,389	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-28

INVO BIOSCIENCE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023

(UNAUDITED)

Note 1 – Summary of Significant Accounting Policies

Description of Business

INVO Bioscience, Inc. (“INVO” or the “Company”) is a commercial-stage fertility company dedicated to expanding the assisted reproductive technology (“ART”) marketplace by making fertility care accessible and inclusive to people around the world. The Company’s primary mission is to implement new medical technologies aimed at increasing the availability of affordable, high-quality, patient-centered fertility care. The Company’s flagship product is INVOcell, a revolutionary medical device that, in a procedure referred to as “IVC” (intravaginal culture), allows fertilization and early embryo development to take place in vivo within the woman’s body, instead of occurring in a lab incubator as with conventional in vitro fertilization (“IVF”). The Company’s commercialization strategy involves the opening of dedicated “INVO Centers” focused on offering the INVOcell and IVC procedure (with three centers in North America now operational) and the acquisition of existing IVF clinics, as well as selling its technology solution into existing fertility clinics.

Basis of Presentation

The accompanying consolidated financial statements present on a consolidated basis the accounts of the Company and its wholly owned subsidiaries and controlled affiliates. The Company presents noncontrolling interest within the equity section of its consolidated balance sheets and the amount of consolidated net income (loss) that is attributable to the Company and to the noncontrolling interest in its consolidated statement of operations. All significant intercompany accounts and transactions have been eliminated in consolidation.

The Company uses the equity method of accounting when it owns an interest in an entity whereby it can exert significant influence over but cannot control the entity’s operations.

The preparation of the Company’s consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

The Company considers events or transactions that have occurred after the consolidated balance sheet date of March 31, 2023, but prior to the filing of the consolidated financial statements with the SEC in this Quarterly Report on Form 10-Q, to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure, as applicable. Subsequent events have been evaluated through the date of the filing of this Quarterly Report on Form 10-Q.

Business Segments

The Company operates in one segment and therefore segment information is not presented.

Variable Interest Entities

The Company’s consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, and variable interest entities (“VIE”), where the Company is the primary beneficiary under the provisions of ASC 810, Consolidation (“ASC 810”). A VIE must be consolidated by its primary beneficiary when, along with its affiliates and agents, the primary beneficiary has both: (i) the power to direct the activities that most significantly impact the VIE’s economic performance; and (ii) the obligation to absorb losses or the right to receive the benefits of the VIE that could potentially be significant to the VIE. The Company reconsiders whether an entity is still a VIE only upon certain triggering events and continually assesses its consolidated VIEs to determine if it continues to be the primary beneficiary. See “Note 3 – Variable Interest Entities” for additional information on the Company’s VIEs.

F-29

Equity Method Investments

Investments in unconsolidated affiliates, which the Company exerts significant influence but does not control or otherwise consolidate, are accounted for using the equity method. Equity method investments are initially recorded at cost. These investments are included in investment in joint ventures in the accompanying consolidated balance sheets. The Company’s share of the profits and losses from these investments is reported in loss from equity method joint venture in the accompanying consolidated statements of operations. The Company monitors its investments for other-than-temporary impairment by considering factors such as current economic and market conditions and the operating performance of the investees and records reductions in carrying values when necessary.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers time deposits, certificates of deposit and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. At times, cash and cash equivalents balances exceed amounts insured by the Federal Deposit Insurance Corporation.

Inventory

Inventories consist of raw materials, work in process and finished goods and are stated at the lower of cost or net realizable value, using the first-in, first-out method as a cost flow method.

Property and Equipment

The Company records property and equipment at cost. Property and equipment is depreciated using the straight-line method over the estimated economic lives of the assets, which are from 3 to 10 years. The Company capitalizes the expenditures for major renewals and improvements that extend the useful lives of property and equipment. Expenditures for maintenance and repairs are charged to expense as incurred. The Company reviews the carrying value of long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of long-lived assets is measured by a comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

F-30

Long- Lived Assets

Long-lived assets and certain identifiable assets related to those assets are periodically reviewed for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the non-discounted future cash flows of the asset are less than their carrying amount, their carrying amounts are reduced to fair value and an impairment loss recognized. There was no impairment recorded during the three months ended March 31, 2023, and 2022.

Fair Value of Financial Instruments

ASC 825-10-50, “Disclosures about Fair Value of Financial Instruments,” requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Effective January 1, 2008, the Company adopted ASC 820-10, “Fair Value Measurements”, which provides a framework for measuring fair value under GAAP. ASC 820-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820-10 requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs.

Income Taxes

The Company is subject to income taxes in the United States and its domestic tax liabilities are subject to the allocation of expenses in multiple state jurisdictions. The Company uses the asset and liability method to account for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The recoverability of deferred tax assets is evaluated by assessing the adequacy of future expected taxable income from all sources, including taxable income in prior carryback years, reversal of taxable temporary differences, forecasted operating earnings and available tax planning strategies. To the extent the Company does not consider it more-likely-than-not that a deferred tax asset will be recovered, a valuation allowance is established.

Concentration of Credit Risk

Cash includes amounts deposited in financial institutions in excess of insurable Federal Deposit Insurance Corporation (“FDIC”) limits. As of March 31, 2023, the Company had cash balances in excess of FDIC limits.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services ASC 606 requires companies to assess their contracts to determine the timing and amount of revenue to recognize under the new revenue standard. The model has a five-step approach:

1.	Identify the contract with the customer.

2.	Identify the performance obligations in the contract.

3.	Determine the total transaction price.

4.	Allocate the total transaction price to each performance obligation in the contract.

5.	Recognize as revenue when (or as) each performance obligation is satisfied.

F-31

Revenue generated from the sale of INVOcell is typically recognized at the time the product is shipped, at which time the title passes to the customer, and there are no further performance obligations.

Revenue generated from clinical and lab services related at the Company’s affiliated INVO Centers is typically recognized at the time the service is performed.

Stock Based Compensation

The Company accounts for stock-based compensation under the provisions of Accounting Standards Codification (“ASC”) subtopic 718-10, Compensation (“ASC 718-10”). This statement requires the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is recognized over the period in which the employee is required to provide service or based on performance goals in exchange for the award, which is usually the vesting period.

Loss Per Share

Basic loss per share calculations are computed by dividing net loss by the weighted-average number of common shares outstanding. Diluted earnings per share are computed similar to basic earnings per share except that the denominator is increased to include potentially dilutive securities. The Company’s diluted loss per share is the same as the basic loss per share for the three months ended March 31, 2023, and 2022, as the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss.

	Three Months Ended March 31,
	2023	2022
Net loss (numerator)	$(2,550,879)	(2,774,312)
Basic and diluted weighted-average number of common shares outstanding (denominator)	622,504	602,535
Basic and diluted net loss per common share	(4.10)	(4.60)

The Company has excluded the following dilutive securities from the calculation of fully diluted shares outstanding because the result would have been anti-dilutive:

	As of March 31,
	2023	2022
Options	70,627	73,730
Convertible notes and interest	70,481	-
Unit purchase options and warrants	453,383	13,008
Total	594,491	86,738

F-32

Recently Adopted Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements, and does not believe the future adoption of any such pronouncements will have a material impact on its financial condition or the results of its operations.

Note 2 – Liquidity

Historically, the Company has funded its cash and liquidity needs primarily through revenue collection, equity financings, and convertible notes. For the three months ended March 31, 2023, and 2022, the Company incurred a net loss of approximately $2.6 million and $2.8 million, respectively, and has an accumulated deficit of approximately $52.3 million as of March 31, 2023. Approximately $0.9 million of the net loss was related to non-cash expenses for the three months ended March 31, 2023, compared to $0.9 million for the three months ended March 31, 2022.

The Company has been dependent on raising capital from debt and equity financings to meet its needs for cash flow used in operating and investing activities. During the first three months of 2023, the Company received net proceeds of approximately $2.7 million for the sale of its common stock par value $0.0001 per share (“Common Stock”) as well as approximately $0.7 million from the sale of convertible notes. During the first three months of 2022, the Company received proceeds of approximately $0.3 million for the sale of Common Stock. Over the next 12 months, the Company’s plan includes opening additional INVO Centers, completing the acquisition of Wisconsin Fertility Institute and pursuing additional IVF clinic acquisitions. Until the Company can generate positive cash from operations, it will need to raise additional funding to meet its liquidity needs and to execute its business strategy. As in the past, the Company will seek debt and/or equity financing, which may not be available on reasonable terms, if at all.

Although the Company’s audited financial statements for the year ended December 31, 2022 were prepared under the assumption that it would continue operations as a going concern, the report of the Company’s independent registered public accounting firm that accompanies the Company’s financial statements for the year ended December 31, 2022 contains a going concern qualification in which such firm expressed substantial doubt about the Company’s ability to continue as a going concern, based on the financial statements at that time. Specifically, as noted above, the Company has incurred significant operating losses and the Company expects to continue to incur significant expenses and operating losses as it continues to ramp up the commercialization of INVOcell and develop new INVO Centers. These prior losses and expected future losses have had, and will continue to have, an adverse effect on the Company’s financial condition. If the Company cannot continue as a going concern, its stockholders would likely lose most or all of their investment in the Company.

Note 3 – Variable Interest Entities

Consolidated VIEs

Bloom INVO, LLC

On June 28, 2021, INVO CTR entered into a limited liability company agreement (the “Bloom Agreement”) with Bloom Fertility, LLC (“Bloom”) to establish a joint venture entity, formed as “Bloom INVO LLC” (the “Georgia JV”), for the purposes of commercializing INVOcell, and the related IVC procedure, through the establishment of an INVO Center (the “Atlanta Clinic”) in the Atlanta, Georgia metropolitan area.

In consideration for INVO’s commitment to contribute up to $800,000 within the 24-month period following the execution of the Bloom Agreement to support the start-up operations of the Georgia JV, the Georgia JV issued 800 of its units to INVO CTR and in consideration for Bloom’s commitment to contribute physician services having an anticipated value of up to $1,200,000 over the course of a 24-month vesting period, the Georgia JV issued 1,200 of its units to Bloom.

F-33

The responsibilities of Bloom include providing all medical services required for the operation of the Atlanta Clinic. The responsibilities of INVO CTR include providing certain funding to the Georgia JV, lab services quality management, and providing access to and being the exclusive provider of the INVOcell to the Georgia JV. INVO CTR also performs all required, industry specific compliance and accreditation functions, and product documentation for product registration.

The Bloom Agreement provides Bloom with a “profits interest” in the Georgia JV and, in connection with such profits interest, states that profits and losses be allocated to its members based on a hypothetical liquidation of the Georgia JV. In such a scenario, liquidation proceeds would be distributed in the following order: (a) to INVO CTR until the difference between its capital contributions and distributions equals $0; (b) to Bloom until its distributions equal 150% of the liquidation amounts distributed to INVO CTR (a “catch-up” to rebalance the distributions between members); and (c) thereafter on a pro rata basis. The Georgia JV had no assets or liabilities at the time the units were issued, and, as of March 31, 2023, INVO CTR had made capital contributions greater than the net loss of the Georgia JV. As such, the entire net loss was allocated to INVO CTR, and no loss was allocated to the noncontrolling interest of Bloom.

The Georgia JV opened to patients on September 7, 2021.

The Company determined the Georgia JV is a VIE, and that the Company is its primary beneficiary because the Company has an obligation to absorb losses that are potentially significant and the Company controls the majority of the activities that impact the Georgia JV’s economic performance, specifically control of the INVOcell and lab services quality management. As a result, the Company consolidated the Georgia JV’s results with its own. As of March 31, 2023, the Company invested $0.9 million in the Georgia JV in the form of capital contributions as well as $0.5 million in the form of a note. For the three months ended March 31, 2023 and 2022, the Georgia JV recorded net losses of $32 thousand and $0.2 million respectively. Noncontrolling interest in the Georgia JV was $0.

Unconsolidated VIEs

HRCFG INVO, LLC

On March 10, 2021, INVO CTR entered into a limited liability company agreement with HRCFG, LLC (“HRCFG”) to form a joint venture for the purpose of establishing an INVO Center in Birmingham, Alabama. The name of the joint venture entity is HRCFG INVO, LLC (the “Alabama JV”). The Company also provides certain funding to the Alabama JV. Each party owns 50% of the Alabama JV.

The Alabama JV opened to patients on August 9, 2021.

The Company determined the Alabama JV is a VIE, and that there is no primary beneficiary. As a result, the Company will use the equity method to account for its interest in the Alabama JV. As of March 31, 2023, the Company invested $1.6 million in the Alabama JV in the form of a note. For the three months ended March 31, 2023 and 2022, the Alabama JV recorded net losses of $37 thousand and $110 thousand, respectively, of which the Company recognized losses from equity method investments of $18 thousand and $55 thousand, respectively.

Positib Fertility, S.A. de C.V.

On September 24, 2020, INVO CTR entered into a Pre-Incorporation and Shareholders Agreement with Francisco Arredondo, MD PLLC (“Arredondo”) and Security Health LLC, a Texas limited liability company (“Ramirez”, and together with INVO CTR and Arredondo, the “Shareholders”) under which the Shareholders will commercialize the IVC procedure and offer related medical treatments in Mexico. Each party owns one-third of the Mexican incorporated company, Positib Fertility, S.A. de C.V. (the “Mexico JV”).

The Mexico JV opened to patients on November 1, 2021.

The Company determined the Mexico JV is a VIE, and that there is no primary beneficiary. As a result, the Company will use the equity method to account for its interest in the Mexico JV. As of March 31, 2023, the Company invested $0.1 million in the Mexico JV. For the three months ended March 31, 2023, the Mexico JV recorded net losses of $27 thousand and $49 thousand, respectively, of which the Company recognized a loss from equity method investments of $9 thousand and $16 thousand, respectively.

F-34

The following table summarizes our investments in unconsolidated VIEs:

			Carrying Value as of
	Location	Percentage Ownership	March 31, 2023	December 31, 2022
HRCFG INVO, LLC	Alabama, United States	50%	$1,048,872	1,106,905
Positib Fertility, S.A. de C.V.	Mexico	33%	124,705	130,960
Total investment in unconsolidated VIEs			$1,173,577	1,237,865

Earnings from investments in unconsolidated VIEs were as follows:

	Three Months Ended March 31,
	2023	2022
HRCFG INVO, LLC	$(18,670)	$(54,920)
Positib Fertility, S.A. de C.V.	(9,065)	(16,197)
Total earnings from unconsolidated VIEs	(27,735)	(71,117)

The following tables summarize the combined unaudited financial information of our unconsolidated VIEs:

	Three Months Ended March 31,
	2023	2022
Statements of operations:
Operating revenue	$349,326	$169,835
Operating expenses	(413,866)	(328,756)
Net loss	(64,540)	(158,921)

	March 31, 2023	December 31, 2022
Balance sheets:
Current assets	$395,561	261,477
Long-term assets	1,082,606	1,094,490
Current liabilities	(466,667)	(396,619)
Long-term liabilities	(114,824)	(107,374)
Net assets	$896,676	851,974

Note 4 – Agreements and Transactions with VIE’s

The Company sells the INVOcell to its consolidated and unconsolidated VIEs and anticipates continuing to do so in the ordinary course of business. All intercompany transactions with consolidated entities are eliminated in the Company’s consolidated financial statements. Per ASC 323-10-35-8 the Company eliminates any sales to an unconsolidated VIE for INVOcell inventory that the VIE still has remaining on the books at period end.

The following table summarizes the Company’s transactions with VIEs:

	Three Months Ended March 31,
	2023	2022
Bloom Invo, LLC
INVOcell revenue	$4,500	$-
Unconsolidated VIEs
INVOcell revenue	$3,000	$7,500

The Company had balances with VIEs as follows:

	March 31, 2023	December 31, 2022
Bloom Invo, LLC
Accounts receivable	$18,000	13,500
Notes payable	471,637	468,031
Unconsolidated VIEs
Accounts receivable	$49,310	46,310

F-35

Note 5 – Inventory

Components of inventory are:

	March 31, 2023	December 31, 2022
Raw materials	$61,251	$68,723
Finished goods	209,668	194,879
Total inventory	$270,919	$263,602

Note 6 – Property and Equipment

The estimated useful lives and accumulated depreciation for equipment are as follows as of March 31, 2023, and December 31, 2022:

Estimated Useful Life
Manufacturing equipment	6 to 10 years
Medical equipment	7 to 10 years
Office equipment	3 to 7 years

	March 31, 2023	December 31, 2022
Manufacturing equipment	$132,513	$132,513
Medical equipment	283,065	283,065
Office equipment	77,601	77,601
Leasehold improvements	96,817	96,817
Less: accumulated depreciation	(172,354)	(153,267)
Total equipment, net	$417,642	$436,729

During the three months ended March 31, 2023, and 2022, the Company recorded depreciation expense of $19,087 and $15,095, respectively.

Note 7 – Intangible Assets

The Company capitalizes the initial expense related to establishing patents by country and then amortizes the expense over the life of the patent, typically 20 years. It then expenses annual filing fees to maintain the patents. The Company regularly reviews the value of its patents in the marketplace in proportion to the expense it must spend to maintain the patent. The Company fully impaired its patents as of December 31, 2022.

During the three months ended March 31, 2023, and 2022, the Company recorded amortization expenses related to patents of $nil and $452, respectively.

The trademarks have an indefinite life and therefore are not amortized. Trademarks are periodically reviewed for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. The Company fully impaired its trademarks as of December 31, 2022.

F-36

Note 8 – Leases

The Company has various operating lease agreements in place for its office and joint ventures. Per FASB’s ASU 2016-02, Leases Topic 842 (“ASU 2016-02”), effective January 1, 2019, the Company is required to report a right-of-use asset and corresponding liability to report the present value of the total lease payments, with appropriate interest calculation. Per the terms of ASU 2016-02, the Company can use its implicit interest rate, if known, or applicable federal rate otherwise. Since the Company’s implicit interest rate was not readily determinable, the Company utilized the applicable federal rate, as of the commencement of the lease. Lease renewal options included in any lease are considered in the lease term if it is reasonably certain the Company will exercise the option to renew. The Company’s operating lease agreements do not contain any material restrictive covenants.

As of March 31, 2023, the Company’s lease components included in the consolidated balance sheet were as follows:

Lease component	Balance sheet classification	March 31, 2023
Assets
ROU assets – operating lease	Other assets	$1,750,175
Total ROU assets		$1,750,175

Liabilities
Current operating lease liability	Current liabilities	$234,050
Long-term operating lease liability	Other liabilities	1,610,734
Total lease liabilities		$1,844,784

Future minimum lease payments as of March 31, 2023 were as follows:

2023	198,835
2024	251,671
2025	247,960
2026	253,235
2027 and beyond	1,063,010
Total future minimum lease payments	$2,014,711
Less: Interest	(169,927)
Total operating lease liabilities	$1,844,784

Note 9 – Notes Payable

Notes payables consisted of the following:

	March 31, 2023	December 31, 2022
Related party demand notes with a 10% financing fee. 10% annual interest starting January 31, 2023. Notes are callable starting March 31, 2023	$770,000	$770,000
Convertible notes. 10% annual interest. Conversion price of $10.00	410,000	100,000
Convertible debentures. 8% interest. Conversion price of $10.40	330,000	-
Less debt discount	(408,679)	(107,356)
Total, net of discount	$1,101,321	$762,644

Related Party Demand Notes

In the fourth quarter of 2022, the Company received $500,000 through the issuance of five demand notes (the “JAG Notes”) from a related party, JAG Multi Investments LLC (“JAG”). The Company’s CFO is a beneficiary of JAG but does not have any control over JAG’s investment decisions with respect to the Company. The JAG Notes accrue 10% annual interest from the date of issuance. The JAG Notes currently are callable with 10 days prior written notice. At maturity, the Company agreed to pay outstanding principal, a 10% financing fee and accrued interest.

F-37

In consideration for subscribing to the JAG Note for $100,000 dated December 29, 2022, and for agreeing to extend the date on which the other JAG Notes are callable to March 31, 2023, the Company issued JAG a warrant to purchase 17,500 shares of Common Stock. The warrant may be exercised for a period of five (5) years from issuance at a price of $10.00 per share. The financing fees for said JAG Note and the fair value of the warrant issued were capped at the total proceeds. The relative fair value of the warrant was recorded as a debt discount and as of March 31, 2023 the Company had fully amortized the discount.

In the fourth quarter of 2022, the Company received $200,000 through the issuance of demand promissory notes of which (1) $100,000 was received from our chief executive officer, Steven Shum ($60,000 on November 29, 2022, $15,000 on December 2, 2022, and $25,000 on December 13, 2022) and (2) $100,000 was received from an entity controlled by our chief financial officer, Andrea Goren ($75,000 on November 29, 2022 and $25,000 on December 13, 2022). These notes accrue 10% annual interest accrues from the date of issuance. These notes are callable with 10 days prior written notice. At maturity, the Company agreed to pay outstanding principal, a 10% financing fee and accrued interest.

The financing fees for all demand notes were recorded as a debt discount and as of March 31, 2023 the Company had fully amortized the discount.

For the three months ended March 31, 2023, the Company incurred $25,064 in interest related to these demand notes.

Jan and March 2023 Convertible Notes

In January and March 2023, the Company issued $410,000 of convertible notes, for $310,000 in cash and the conversion of $100,000 of demand notes from the fourth quarter of 2022. These convertible notes were issued with fixed conversion prices of $10.00 (for the $275,000 issued in January 2023) and $12.00 (for the $135,000 issued in March 2023) and (ii) 5-year warrants to purchase 19,375 shares of the Common Stock at an exercise price of $20.00.

The cumulative fair value of the warrants at issuance was $132,183. This was recognized as a debt discount and will be amortized on a straight-line basis over the life of the respective notes. For the three months ending March 31, 2023 the Company amortized $23,162 of the debt discount and as of March 31, 2023 had a remaining debt discount balance of $109,021.

Interest on these notes accrues at a rate of ten percent (10%) per annum and is payable at the holder’s option either in cash or in shares of the Common Stock at the conversion price set forth in the notes on December 31, 2023, unless converted earlier. For the three months ended March 31, 2023 the Company incurred $5,537 in interest related to these convertible notes.

All amounts due under these notes are convertible at any time after the issuance date, in whole or in part (subject to rounding for fractional shares), at the option of the holders into the Common Stock at a fixed conversion price for the notes as described above.

February 2023 Convertible Debentures

On February 3, and February 17, 2023, the Company entered into securities purchase agreements (the “February Purchase Agreements”) with accredited investors (the “February Investors”) for the purchase of (i) convertible debentures of the Company in the aggregate original principal amount of $500,000 (the “February Debentures”) for a purchase price of $450,000, (ii) warrants (the “February Warrants”) to purchase 12,500 shares (the “February Warrant Shares”) of Common Stock at an exercise price of $15.00 per share, and (iii) 4,167 shares of Common Stock issued as an inducement for issuing the February Debentures. The proceeds, net of placement agent and legal fees, were used for working capital and general corporate purposes.

The cumulative fair value of the warrants at issuance was $291,207. This was recognized as a debt discount and will be amortized on a straight-line basis over the life of the respective notes. For the three months ending March 31, 2023 the Company amortized $47,862 of the debt discount and as of March 31, 2023 had a remaining debt discount balance of $299,658.

Pursuant to the February Debentures, interest on the February Debentures accrues at a rate of eight percent (8%) per annum and is payable at maturity, one year from the date of the February Debentures. For the three months ended March 31, 2023 the Company incurred $5,600 in interest on the February Debentures.

All amounts due under the February Debentures are convertible at any time after the issuance date, in whole or in part, at the option of the February Investors into Common Stock at an initial price of $10.40 per share. This conversion price is subject to adjustment for stock splits, combinations or similar events and anti-dilution provisions, among other adjustments and is subject to a floor price.

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The Company may prepay the February Debentures at any time in whole or in part by paying a sum of money equal to 105% of the principal amount to be redeemed, together with accrued and unpaid interest.

While any portion of each February Debenture remains outstanding, if the Company receives cash proceeds of more than $2,000,000 (the “Minimum Threshold”) in the aggregate from any source or series of related or unrelated sources, the February Investors shall have the right in their sole discretion to require the Company to immediately apply up to 50% of all proceeds received by the Company above the Minimum Threshold to repay the outstanding amounts owed under the February Debentures. The Company used $383,879 in proceeds from the RD Offering (as described in Note 11 below) to repay a portion of the February Debentures, leaving $116,121 of the February Debentures outstanding as of May 15, 2023.

The February Warrants include anti-dilution protection whereby a subsequent offering priced below the February Warrants’ strike price then in effect would entitle the February Investors to a reduction of such strike price to the price of such subsequent offering and an increase in the February Warrant Shares determined by dividing the dollar amount for which the February Warrants are exercisable by such lower strike price. As a result of the $12.60 strike of the March Warrant Placement (as described in Note 11 below), the February Warrants now entitle the February Investors to purchase a total of 14,881 shares at a price of $12.60 per February Warrant Share.

Note 10 – Related Party Transactions

In the fourth quarter of 2022, the Company received $700,000 through the issuance of demand notes from related parties, as follows: (a) $500,000 from JAG; (b) $100,000 from our chief executive officer, Steve Shum; and (c) $100,000 from our chief financial officer, Andrea Goren. The Company’s CFO is a beneficiary of JAG but does not have any control over JAG’s investment decisions with respect to the Company. See Note 9 of the Notes to Consolidated Financial Statements for additional information.

As of March 31, 2023 the Company owed accounts payable to related parties totaling $122,219, primarily related to unpaid employee expense reimbursements and unpaid board fees.

Note 11 – Stockholders’ Equity

Reverse Stock Split

On June 28, 2023, the Company’s board of directors approved a reverse stock split of the Company’s common stock at a ratio of 1-for-20 and also approved a proportionate decrease in its authorized common stock to 6,250,000 shares from 125,000,000. On July 26, 2023, the Company filed a certificate of change (with an effective date of July 28, 2023) with the Nevada Secretary of State pursuant to Nevada Revised Statutes 78.209 to effectuate a 1-for-20 reverse stock split of its outstanding common stock. On July 27, 2023, the Company received notice from Nasdaq that the reverse split would take effect at the open of business on July 28, 2023, and the reverse stock split took effect on that date.

February 2023 Equity Purchase Agreement

On February 3, 2023, the Company entered into an equity purchase agreement (the “ELOC”) and registration rights agreement (the “ELOC RRA”) with an accredited investor (the “Feb 3 Investor”) pursuant to which the Company has the right, but not the obligation, to direct the Feb 3 Investor to purchase up to $10.0 million (the “Maximum Commitment Amount”) of shares of Common Stock, in multiple tranches. Further, under the ELOC and subject to the Maximum Commitment Amount, the Company has the right, but not the obligation, to submit notices to the Feb 3 Investor to purchase shares of Common Stock (i) in a minimum amount of not less than $25,000 and (ii) in a maximum amount of up to the lesser of (a) $750,000 or (b) 200% of the Company’s average daily trading value of the Common Stock.

Also on February 3, 2023, the Company issued to the Feb 3 Investor 7,500 shares of Common Stock for its commitment to enter into the ELOC.

The obligation of the Feb 3 Investor to purchase shares of Common Stock pursuant to the ELOC ends on the earlier of (i) the date on which the purchases under the ELOC equal the Maximum Commitment Amount, (ii) 24 months after the date of the ELOC (February 3, 2025), (iii) written notice of termination by the Company, (iv) the date that the ELOC RRA is no longer effective after its initial effective date, or (v) the date that the Company commences a voluntary case or any person or entity commences a proceeding against the Company pursuant to or within the meaning of federal or state bankruptcy law, a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors (the “Commitment Period”).

During the Commitment Period, the price that Feb 3 Investor will pay to purchase the shares of Common Stock that it is obligated to purchase under the ELOC shall be 97% of the “market price,” which is defined as the lesser of (i) the lowest closing price of our Common Stock during the 7 trading day-period following the clearance date associated with the applicable put notice from the Company or (ii) the lowest closing bid price of the Common Stock on the principal trading market for the Common Stock (currently, the Nasdaq Capital Market) on the trading day immediately preceding a put date.

March 2023 Registered Direct Offering

On March 23, 2023, INVO entered into a securities purchase agreement (the “March Purchase Agreement”) with a certain institutional investor, pursuant to which the Company agreed to issue and sell to such investor (i) in a registered direct offering (the “RD Offering”), 69,000 shares of Common Stock, and a pre-funded warrant (the “Pre-Funded Warrant”) to purchase up to 115,000 shares of Common Stock, at an exercise price of $0.20 per share, and (ii) in a concurrent private placement (the “March Warrant Placement”), a common stock purchase warrant (the “March Warrant”), exercisable for an aggregate of up to 276,000 shares of Common Stock, at an exercise price of $12.60 per share. The securities to be issued in the RD Offering (priced at the marked under Nasdaq rules) were offered pursuant to the Company’s shelf registration statement on Form S-3 (File 333-255096), initially filed by the Company with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), on April 7, 2021 and declared effective on April 16, 2021. The Pre-Funded Warrant is exercisable upon issuance and will remain exercisable until all of the shares underlying the Pre-Funded Warrant are exercised in full.

The March Warrant (and the shares of Common Stock issuable upon the exercise of the March Warrant) was not registered under the Securities Act and was offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The March Warrant is immediately exercisable upon issuance, will expire eight years from the date of issuance, and in certain circumstances may be exercised on a cashless basis.

On March 27, 2023, the Company closed the RD Offering and March Warrant Placement, raising gross proceeds of approximately $3 million before deducting placement agent fees and other offering expenses payable by the Company. In the event the March Warrant is fully exercised for cash, the Company would receive additional gross proceeds of approximately $3.5 million. Under the March Purchase Agreement, the Company may use a portion of the net proceeds of the offering to (a) repay February Debentures, and (b) to pay the down payment for Wisconsin Fertility acquisition. The remainder of the net proceeds will be used for working capital, capital expenditures, and other general corporate purposes. The Company used $383,879 in proceeds to repay a portion of the February Debentures and the remainder of the proceeds are being used for working capital and general corporate purposes.

Under the March Purchase Agreement, the Company is required within 30 days of the closing date of the March Warrant Placement to file a registration statement on Form S-1 (the “Resale Registration Statement”) registering the resale of the shares of Common Stock issuable upon the exercise of the March Warrant. The Company is required to use commercially reasonable efforts to cause such registration to become effective within 75 days of the closing date of the offering (or 120 days if the registration statement is subject to a full review by the SEC), and to keep the Resale Registration Statement effective at all times until no shares of Common Stock remain exercisable under the March Warrant.

In addition, pursuant to certain “lock-up” agreements, our officers and directors have agreed, for a period of 180 days from the date of the RD Offering and March Warrant Placement, not to engage in any of the following, whether directly or indirectly, without the consent of the March Purchase Agreement investor: offer to sell, sell, contract to sell pledge, grant, lend, or otherwise transfer or dispose of our common stock or any securities convertible into or exercisable or exchangeable for Common Stock (the “Lock-Up Securities”); enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities; make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Lock-Up Securities; enter into any transaction, swap, hedge, or other arrangement relating to any Lock-Up Securities subject to customary exceptions; or publicly disclose the intention to do any of the foregoing.

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Three Months Ended March 31, 2023

During the three months ended March 31, 2023, the Company issued 3,490 shares of Common Stock to employees and directors and 5,500 shares of Common Stock to consultants with a fair value of $46,503 and $56,900, respectively. The shares were issued under the Company’s 2019 Stock Incentive Plan (the “2019 Plan”).

During the three months ended March 31, 2023, the Company issued 297 shares of Common Stock upon the exercise of options. The Company received proceeds of $2,376.

In February 2023, the Company issued 4,167 shares of Common Stock with a fair value of $56,313 as inducement for issuing the February Debentures. The fair value of the shares was recognized as a discount to the February Debentures and will be amortized over the life of the notes.

In February 2023, the Company 7,500 shares of Common Stock in connection with the ELOC with a fair value of $93,000 that was expensed in the period.

In March 2023, the Company issued 69,000 shares of Common Stock in the RD Offering and March Warrant Placement. The Company received net proceeds of approximately $2.7 million.

Note 12 – Equity-Based Compensation

Equity Incentive Plans

In October 2019, the Company adopted the 2019 Plan. Under the 2019 Plan, the Company’s board of directors is authorized to grant stock options to purchase Common Stock, restricted stock units, and restricted shares of Common Stock to its employees, directors, and consultants. The 2019 Plan initially provided for the issuance of 25,000 shares. A provision in the 2019 Plan provides for an automatic annual increase equal to 6% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year. In January 2023, the number of available shares increased by 36,498 shares bringing the total shares available under the 2019 Plan to 125,000.

Options granted under the 2019 Plan generally have a life of 3 to 10 years and exercise prices equal to or greater than the fair market value of the Common Stock as determined by the Company’s board of directors. Vesting for employees typically occurs over a three-year period.

The following table sets forth the activity of the options to purchase Common Stock under the 2019 Plan.

	Number of Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding as of December 31, 2022	64,850	$68.00	$-
Granted	7,230	12.40	3,904
Exercised	(297)	8.00	1,419
Canceled	(1,157)	79.00	-
Balance as of March 31, 2023	70,626	62.80	18,038
Exercisable as of March 31, 2023	53,446	$76.80	$18,038

The fair value of each option granted is estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions:

	Three months ended March 31,
	2023	2022
Risk-free interest rate range	3.6-3.63%	1.6 to 1.9%
Expected life of option-years	5	5.25 to 5.75
Expected stock price volatility	114.5-114.9%	110.4 to 113.2%
Expected dividend yield	-%	-%

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The risk-free interest rate is based on U.S. Treasury interest rates, the terms of which are consistent with the expected life of the stock options. Expected volatility is based upon the average historical volatility of the Common Stock over the period commensurate with the expected term of the related instrument. The expected life and estimated post-employment termination behavior is based upon historical experience of homogeneous groups, executives and non-executives, within the Company. The Company does not currently pay dividends on its Common Stock, nor does it expect to do so in the foreseeable future.

	Total Intrinsic Value of Options Exercised	Total Fair Value of Options Vested
Year ended December 31, 2022	$-	$1,616,401
Three months ended March 31, 2023	$1,419	$594,966

For the three months ended March 31, 2023, the weighted average grant date fair value of options granted was $10.40 per share. The Company estimates the fair value of options at the grant date using the Black-Scholes model. For all stock options granted through March 31, 2023, the weighted average remaining service period is 1 year.

Restricted Stock and Restricted Stock Units

In the three months ended March 31, 2023, the Company granted 6,207 restricted stock units and shares of restricted stock to certain employees, directors, and consultants under the 2019 Plan. Restricted stock issued to employees, directors, and consultants generally vest either at grant or vest over a period of one year from the date of grant.

The following table summarizes the Company’s restricted stock awards activity under the 2019 Plan during the three months ended March 31, 2023:

	Number of Unvested Shares	Weighted Average Grant Date Fair Value	Aggregate Value of Shares

Balance as of December 31, 2022	3,533	$8.40	$29,949
Granted	6,207	10.60	65,367
Vested	(8,990)	27.00	242,185
Forfeitures	-	-	-
Balance as of March 31, 2023	750	$23.60	$17,764

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Note 13 – Unit Purchase Options and Warrants

The following table sets forth the activity of unit purchase options:

	Number of Unit Purchase Options	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding as of December 31, 2022	4,645	$64.00	$-
Granted	-	-	-
Exercised	-	-	-
Canceled	-	-	-
Balance as of March 31, 2023	4,645	$64.00	$-

The following table sets forth the activity of warrants:

	Number of Warrants	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding as of December 31, 2022	25,864	$30.20	$-
Granted	422,875	12.60	92,293
Exercised	-	-	-
Canceled	-	-	-
Balance as of March 31, 2023	448,739	$14.00	$140,943

Note 14 – Income Taxes

The Company uses the asset and liability method to account for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. If a carryforward exists, the Company decides as to whether the carryforward will be utilized in the future. Currently, a valuation allowance is established for all deferred tax assets and carryforwards as their recoverability is deemed to be uncertain. If the Company’s expectations for future operating results at the federal or at the state jurisdiction level vary from actual results due to changes in healthcare regulations, general economic conditions, or other factors, it may need to adjust the valuation allowance, for all or a portion of the Company’s deferred tax assets. The Company’s income tax expense in future periods will be reduced or increased to the extent of offsetting decreases or increases, respectively, in the Company’s valuation allowance in the period when the change in circumstances occurs. These changes could have a significant impact on the Company’s future earnings.

Income tax expense was $0 for each of the three months ended March 31, 2023 and 2022. The annual forecasted effective income tax rate for 2023 is 0%, with a year-to-date effective income tax rate for the three months ended March 31, 2023, of 0%.

Note 15 – Commitments and Contingencies

Insurance

The Company’s insurance coverage is carried with third-party insurers and includes: (i) general liability insurance covering third-party exposures; (ii) statutory workers’ compensation insurance; (iv) excess liability insurance above the established primary limits for general liability and automobile liability insurance; (v) property insurance, which covers the replacement value of real and personal property and includes business interruption; and (vi) insurance covering our directors and officers for acts related to our business activities. All coverage is subject to certain limits and deductibles, the terms and conditions of which are common for companies with similar types of operations.

Legal Matters

The Company is not currently subject to any material legal proceedings; however, it could be subject to legal proceedings and claims from time to time in the ordinary course of its business, or legal proceedings it considered immaterial may in the future become material. Regardless of the outcome, litigation can, among other things, be time consuming and expensive to resolve, and can divert management resources.

Note 16 – Subsequent Events

On May 10, 2023, the partnership agreement between the Company and Lyfe Medical I, LLC was terminated by mutual agreement.

On May 12, 2023 the joint venture agreement between the Company and Ginekaliks Dooel Skopje was terminated by mutual agreement.

Subsequent to quarter end the Company effected a 1-for-20 reverse stock split of its outstanding common stock and proportionate decrease in its authorized common stock to 6,250,000 shares, please see Note 11 for more details.

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INVO Bioscience, Inc.

Up to 1,585,00 Units each consisting of One Share of Common Stock or One Pre-Funded Warrant to Purchase One Share of Common Stock

and Two Warrants , each to purchase One Share of Common Stock

PROSPECTUS

Sole Placement Agent

MAXIM GROUP LLC

The date of this prospectus is , 2023.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than Placement Agent fees, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$5,340.85
FINRA Fees	$7,769.65
Transfer agent and registrar fees and expenses	$5,000.00
Legal fees and expenses	$180,000.00
Printing fees and expenses	$5,000.00
Accounting fees and expenses	$15,000.00
Miscellaneous fees and expenses	$5,000.00
Total	$223,110.50

Item 14. Indemnification of Officers and Directors.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes (the “NRS”).

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our articles of incorporation provide the personal liability of our directors is eliminated to the fullest extent permitted under the NRS.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS requires a corporation to indemnify a director or officer that has been successful on the merits or otherwise in defense of any action or suit. Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. If so provided in the corporation’s articles of incorporation, bylaws, or other agreement, Section 78.751 of the NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our articles of incorporation provide for indemnification of our officers and directors to the fullest extent permissible under Nevada General Corporation Law, in accordance with the Company’s Bylaws. Our Bylaws provide for indemnification of our officers and directors to the fullest extent not prohibited by the Nevada; provided however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law; (ii) the proceeding was authorized by the board of directors; (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the corporation under the Nevada General Corporation Law or; (iv) such indemnification is a result of the enforcement of a contractual right.

II-1

See “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

Item 15. Recent Sales of Unregistered Securities.

In November 2020, pursuant to Section 4(a)(2) of the Securities Act, we issued 6 shares of common stock in consideration of consulting services rendered. We did not receive any proceeds from the issuance.

In November 2020, pursuant to Section 3(a)(9) of the Securities Act, we issued 22,685 shares of common stock with fair value of $1,366,249 are the result of the conversion of notes payables and accrued interest.

In November 2020, pursuant to Section 4(a)(2) of the Securities Act, we issued 1,113 shares of common stock with a fair value of $70,562 in consideration of consulting services rendered. We did not receive any proceeds from the issuance.

In March 2021, we issued 555 shares of our common stock upon conversion of $35,513.60 of accrued interest under certain of our convertible notes. We did not receive any proceeds upon conversion. We relied on the exemption from registration provided by Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

In March 2021, we issued 4,279 shares of our common stock upon exercise of outstanding unit purchase options. The unit purchase options were issued to purchase 6,556 shares and were exercised in full on a cashless basis and accordingly 2,278 shares were withheld by us at the market price of $184.00 per share less the exercise price of $64.00 per share to fund the exercise price. We relied on the exemption from registration provided by Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

In March 2021, we issued 6,556 warrants upon the exercise in full of 6,556 unit purchase options. We did not receive any proceeds upon exercise. We relied on the exemption from registration provided by Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

In March 2021, we issued 4,538 shares of our common stock upon exercise of outstanding warrants. The warrants were issued to purchase 6,953 shares and were exercised in full on a cashless basis and accordingly 2,416 shares were withheld by us at the market price of $184.00 per share less the exercise price of $64.00 per share to fund the exercise price. We relied on the exemption from registration provided by Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

During 2021, we issued 4,875 shares of our common stock to consultants and employees in consideration of services rendered. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. We did not receive any proceeds from this issuance.

In November 2021, we issued 1,500 shares of our common stock in consideration for purchasing Effortless IVF with a fair value of $117,600. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. We did not receive any proceeds from this issuance.

In December 2021, we issued 3,907 shares of our common stock upon conversion of $250,000 of a convertible promissory note. We did not receive any proceeds upon conversion. We relied on the exemption from registration provided by Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

In January 2022, the Company issued 4,732 shares of common stock to Paradigm Opportunities Fund, LP (“Paradigm”). The shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company received $315,000 in proceeds from this issuance.

In February 2022, we issued 150 shares of common stock to consultants in consideration of services rendered. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. We did not receive any cash proceeds from this issuance.

In February 2023, we issued 11,667 shares of common stock to consultants in consideration of services rendered. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. We did not receive any cash proceeds from this issuance.

II-2

On March 27, 2023, we issued common stock purchase warrants to purchase 276,000 shares of our common stock at an exercise price of $ $12.60 per share to certain institutional investors in a concurrent private placement along with a registered direct offering. The warrants were issued pursuant to the exemption from registration provided by Regulation D of the Securities Act of 1933, as amended. We did not receive any cash proceeds from this issuance.

On March 27, 2023, we issued common stock purchase warrants to purchase 7,360 shares of our common stock at an exercise price of $ $17.93 per share to the placement agent for our registered direct offering and concurrent private placement as consideration for their services. The warrants were issued pursuant to the exemption from registration provided by Regulation D of the Securities Act of 1933, as amended. We did not receive any cash proceeds from this issuance.

In May 2023, we issued 6,115 shares of common stock to consultants in consideration of services rendered. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. We did not receive any cash proceeds from this issuance.

In July 2023, we issued 16,250 shares of common stock in consideration of a settlement with a third party. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. We did not receive any cash proceeds from this issuance.

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on July 31, 2023.

INVO BIOSCIENCE, INC.

By:	/s/ Steven Shum
Steven Shum
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Amendment No.2 to registration statement below.

Signature	Title	Date

/s/ Steven Shum	Chief Executive Officer and Director	July 31, 2023
Steven Shum	(principal executive officer)

/s/ Andrea Goren	Chief Financial Officer	July 31, 2023
Andrea Goren	(principal financial officer)

*	Director	July 31, 2023
Trent Davis

*	Director	July 31, 2023
Matthew Szot

*	Director	July 31, 2023
Barbara Ryan

*	Director	July 31, 2023
Rebecca Messina

*By:	/s/ Steven Shum
Steven Shum, Attorney-in-Fact
Date:	July 31, 2023

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EXHIBIT INDEX

Exhibit No.	Exhibit
1.1*	Form of Placement Agency Agreement
3.1	Amended and Restated Articles of Incorporation. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2009.
3.2	Certificate of Change. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2020.
3.3	By-Laws of INVO Bioscience. Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on November 13, 2007.
4.1	Description of Capital Stock, filed as an Exhibit to our Annual Report on Form 10-K for the year ended December 31, 2022 and incorporated herein by reference.
4.2	Form of Senior Secured Convertible Promissory Note, dated July 2009. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2009.
4.3	Form of Convertible Promissory Note Purchase Agreement, dated July 2009. Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2009.
4.4	Form of Convertible Promissory Note, dated January 2018. Incorporated by reference to Exhibit 4.3 to the Annual Report on Form 10-K filed on April 16, 2019.
4.5	Form of Convertible Note Purchase Agreement, dated January 2018. Incorporated by reference to Exhibit 4.4 to the Annual Report on Form 10-K filed on April 16, 2019.
4.6	Form of Secured Convertible Note, dated May 2020. Incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2020.
4.7	Form of Unit Purchase Option, dated May 2020. Incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2020.
4.8	Form of Warrant, dated May 2020. Incorporated by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2020.
4.9	Form of Placement Agent Warrant to Purchase Common Stock, filed as Exhibit 4.1 to our Current Report dated October 1, 2021 and filed with the Securities and Exchange Commission on October 5, 2021 and incorporated herein by reference.
4.10	Demand Promissory Note between the registrant and JAG Multi Investments LLC, filed as Exhibit 4.1 to our Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on November 14, 2022 and incorporated herein by reference.
4.11	Form of Warrant, filed as Exhibit 4.5 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2023 and incorporated herein by reference.
4.12	Form of Debenture, filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2023 and incorporated herein by reference.
4.13	Form of Warrant, filed as Exhibit 4.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2023 and incorporated herein by reference.
4.14	Form of Debenture, filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2023 and incorporated herein by reference.
4.15	Form of Warrant, filed as Exhibit 4.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2023 and incorporated herein by reference.
4.17	Form of Convertible Promissory Note, filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2023 and incorporated herein by reference.
4.18	Form of Warrant, filed as Exhibit 4.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2023 and incorporated herein by reference.
4.20	Form of Pre-funded Warrant, filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2023 and incorporated herein by reference.
4.21	Form of Private Placement Warrant, filed as Exhibit 4.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2023 and incorporated herein by reference.
4.22	Form of Placement Agent Warrant, filed as Exhibit 4.3 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2023 and incorporated herein by reference.
4.23	Demand Promissory Note dated July 10, 2023 issued by the registrant in favor of JAG Multi Investments LLC in the amount of $100,000, filed as Exhibit 4.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2023 and incorporated herein by reference.
4.24*	Form of Common Stock Purchase Warrant
4.25*	Form of Pre-Funded Warrant
4.26*	Form of Placement Agent Warrant
5.1*	Opinion of Sheppard Mullin Richter & Hampton LLP
10.1	Short Term Note, dated March 5, 2009 between the registrant and Kathleen Karloff. Incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2009.
10.2	Short Term Note, dated May 19, 2019 between the registrant and Kathleen Karloff. Incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2009.
10.3	Promissory Note, dated August 9, 2016, between the registrant and Kavanaugh Rosenthal Peisch & Ford, LLP. Incorporated by reference to Exhibit 10.3 the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 16, 2019.

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10.4	Distribution Agreement, dated November 12, 2018, between the Registrant and Ferring International Center S.A,. Incorporated by reference to Exhibit 10.4 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 16, 2019.
10.5	Supply Agreement, dated November 12, 2018, between the registrant and Ferring International Center S.A. Incorporated by reference to Exhibit 10.5 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 16, 2019.
10.6	Joint Venture Agreement, dated January 13, 2020, between the registrant and Medesole Healthcare and Trading Private Limited, India. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2020.
10.7	Employment Agreement, dated October 16, 2019, between the registrant and Steven Shum. Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2019.
10.8	Employment Agreement, dated January 15, 2020, between the registrant and Michael Campbell. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2020.
10.9	Commercial Lease Agreement, dated May 1, 2019 between the registrant and PJ LLC. Incorporated by reference to Exhibit 10.9 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2020.
10.10	2019 Stock Incentive Plan, incorporated by reference to the Registration Statement on Form S-8 with the Securities and Exchange Commission on October 16, 2019.
10.11	Pre-Incorporation and Shareholders Agreement between INVO Centers, LLC, Francisco Arredondo, M.D. PLLC and Ramiro Ramirez Guiterrez. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2020.
10.12	Distribution Agreement, dated November 23, 2020, between the registrant and IDS Medical Systems (M) Sdn Bhda. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 25, 2020.
10.13	Joint Venture Agreement, dated November 23, 2020, between the registrant and SNS Nurni SDN BHD. Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 25, 2020.
10.14	Joint Venture Agreement, dated November 23, 2020, between the registrant and Ginekaliks Dooel. Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 25, 2020.
10.15	Distribution Agreement, dated December 2, 2020, between the registrant and Tasnim Behboud Arman. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 8, 2020.
10.16	Form of Securities Purchase Agreement, dated May 2020. Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2020.
10.17	Form of Security Agreement, dated May 2020. Incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2020.
10.18	Form of Registration Rights Agreement, dated May 2020. Incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2020.
10.19	Amendment No. 1 to Distribution Agreement, between the registrant and Ferring International Center S.A. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2021.
10.20	HRCFG INVO LLC Limited Liability Company Agreement, dated March 10, 2021, between the registrant and HRCFG, LLC. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2021.
10.21	Note, dated March 10, 2021, between the registrant and HRCFG, LLC. Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2021.
10.22	Lease, dated March 2021, with Trustmark National Bank filed as Exhibit 10.22 to our Annual Report on Form 10-K for the year ended December 31, 2020 and incorporated herein by reference.
10.23	Partnership Agreement dated April 9, 2021 between the registrant and Lyfe Medical, LLC, filed as Exhibit 10.1 to our Current Report on Form 8-K dated April 9, 2021 and filed with the Securities and Exchange Commission on April 13, 2021 and incorporated by reference herein.
10.24	Amended and Restated Employment Agreement with Andrea Goren dated June 14, 2021, filed as Exhibit 10.1 to our Current Report on Form 8-K dated June 14, 2021 and filed with the Securities and Exchange Commission on June 15, 2021 and incorporated herein by reference.
10.25	Joint Venture Agreement dated June 28, 2021 between INVO Centers, LLC and Bloom Fertility, LLC, filed as Exhibit 10.1 to our Current Report on Form 8-K dated June 28, 2021 and filed with the Securities and Exchange Commission on June 30, 2021 and incorporated herein by reference.

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10.26	Limited Liability Company Agreement of Bloom INVO, LLC dated June 28, 2021, filed as Exhibit 10.2 to our Current Report on Form 8-K dated June 28, 2021 and filed with the Securities and Exchange Commission on June 30, 2021 and incorporated herein by reference.
10.27	Management Services Agreement dated June 28, 2021 between Bloom INVO LLC, Bloom Fertility LLC and Sue Ellen Carpenter, filed as Exhibit 10.3 to our Current Report on Form 8-K dated June 28, 2021 and filed with the Securities and Exchange Commission on June 30, 2021 and incorporated herein by reference.
10.28	INVOcell Supply Agreement dated June 28, 2021 between the registrant and Bloom INVO LLC, filed as Exhibit 10.4 to our Current Report on Form 8-K dated June 28, 2021 and filed with the Securities and Exchange Commission on June 30, 2021 and incorporated herein by reference.
10.29	Intellectual Property License Agreement dated June 28, 2021 between Bloom INVO LLC and the registrant, filed as Exhibit 10.5 to our Current Report on Form 8-K dated June 28, 2021 and filed with the Securities and Exchange Commission on June 30, 2021 and incorporated herein by reference.
10.30	Intellectual Property License Agreement dated June 28, 2021 between Bloom INVO LLC, Bio X Cell Inc. and the registrant, filed as Exhibit 10.6 to our Current Report on Form 8-K dated June 28, 2021 and filed with the Securities and Exchange Commission on June 30, 2021 and incorporated herein by reference.
10.31	Sublease Agreement dated June 29, 201 between Assure Fertility Partners of Atlanta II, LLC and Bloom INVO LLC, filed as Exhibit 10.7 to our Current Report on Form 8-K dated June 28, 2021 and filed with the Securities and Exchange Commission on June 30, 2021 and incorporated herein by reference.
10.32	Guarantee of Sublease made by the registrant in favor of Assure Fertility Partners of Atlanta II, LLC and Bloom INVO, LLC, filed as Exhibit 10.8 to our Current Report on Form 8-K dated June 28, 2021 and filed with the Securities and Exchange Commission on June 30, 2021 and incorporated herein by reference.
10.33	Share Purchase Agreement dated September 1, 2021 among Ernest Broome, Lyle Oberg, Richard Ross, Dr. Seang Lin Tan, the registrant and Effortless IVF Canada Inc., filed as Exhibit 10.1 to our Current Report dated September 1, 2021 and filed with the Securities and Exchange Commission on September 7, 2021 and incorporated herein by reference.
10.34	Stock Purchase Agreement dated September 30, 2021 between the registrant and Paradigm Opportunities Fund, LP, filed as Exhibit 10.1 to our Current Report dated October 1, 2021 and filed with the Securities and Exchange Commission on October 4, 2021 and incorporated herein by reference.
10.35	Placement Agent Agreement dated October 1, 2021 between the registrant and Paulson Investment Company, LLC, filed as Exhibit 10.1 to our Current Report dated October 1, 2021 and filed with the Securities and Exchange Commission on October 5, 2021 and incorporated herein by reference.
10.36	Form of Stock Purchase Agreement dated October 1, 2021 between the registrant and the purchasers set forth therein, filed as Exhibit 10.2 to our Current Report dated October 1, 2021 and filed with the Securities and Exchange Commission on October 5, 2021 and incorporated herein by reference.
10.37	Termination Notice from Ferring International Center S.A. dated November 2, 2021, filed as Exhibit 10.1 to our Current Report on Form 8-K dated November 2, 2021 and filed with the Securities and Exchange Commission on November 8, 2021 and incorporated herein by reference.
10.38	Amendment No. 1 to Stock Purchase Agreement dated November 29, 2021 between the registrant and Paradigm Opportunities Fund LP, filed as Exhibit 10.1 to our Current Report on Form 8-K dated November 29, 2021 and filed with the Securities and Exchange Commission on December 2, 2021 and incorporated herein by reference.
10.39	Amendment No. 2 to Stock Purchase Agreement dated November 29, 2021 between the registrant and Paradigm Opportunities Fund LP, filed as Exhibit 10.1 to our Current Report on Form 8-K dated December 31, 2021 and filed with the Securities and Exchange Commission on January 6, 2022 and incorporated herein by reference.
10.41	Exclusive Distribution Agreement between the registrant and Onesky Holding Limited dated May 13, 2022, filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 16, 2022 and incorporated herein by reference.
10.42	Lease Agreement with INVO Centers, LLC dated May 23, 2022, filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 26, 2022 and incorporated herein by reference.
10.43	Second Amended and Restated 2019 Stock Option Plan, filed as Appendix A to our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 25, 2022 and incorporated herein by reference.
10.44	Distribution Agreement by and between the registrant and Ming Mei Technology Co. Ltd. dated January 3, 2023, filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2023 and incorporated herein by reference.
10.45	Form of Convertible Promissory Note, filed as Exhibit 4.4 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2023 and incorporated herein by reference.
10.46	Securities Purchase Agreement dated January 4, 2023, filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2023 and incorporated herein by reference.
10.47	Registration Rights Agreement dated January 4, 2023, filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2023 and incorporated herein by reference.

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10.48	Securities Purchase Agreement dated February 3, 2023, filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2023 and incorporated herein by reference.
10.49	Registration Rights Agreement to Debenture and Warrant dated February 3, 2023, filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2023 and incorporated herein by reference.
10.50	Equity Purchase Agreement dated February 3, 2023, filed as Exhibit 10.4 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2023 and incorporated herein by reference.
10.51	Registration Rights Agreement to Equity Purchase Agreement dated February 3, 2023, filed as Exhibit 10.5 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2023 and incorporated herein by reference.
10.52	Asset Purchase Agreement between the registrant, WFRSA and The Elizabeth Pritts Revocable Living Trust dated March 16, 2023, filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2023 and incorporated herein by reference.
10.53	Membership Interest Purchase Agreement by and between the registrant and FLOW, IVF Science, LLC dated March 16, 2023, filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2023 and incorporated herein by reference.
10.54	Securities Purchase Agreement dated March 17, 2023, filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2023 and incorporated herein by reference.
10.55	Registration Rights Agreement dated March 17, 2023, filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2023 and incorporated herein by reference.
10.56	Placement Agency Agreement by and between the registrant and Maxim Group, LLC dated March 23, 2023, filed as Exhibit 1.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2023 and incorporated herein by reference.
10.57	Amendment to Securities Purchase Agreement dated July 7, 2023 between the registrant and Armistice Capital Master Fund Ltd., filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2023 and incorporated herein by reference.
10.58	Payoff Commitment Agreement and Confession of Judgment dated July 7, 2023 between the registrant and Armistice Capital Master Fund Ltd., filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2023 and incorporated herein by reference.
10.59	Asset Purchase Agreement dated March 16, 2023, by and among Wood Violet Fertility LLC, a Delaware limited liability company, Wisconsin Fertility and Reproductive Surgery Associates, S.C., a Wisconsin professional service corporation d/b/t Wisconsin Fertility Institute (and The Elizabeth Pritts Revocable Living Trust filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2023 and incorporated herein by reference.
10.60	Membership Interest Purchase Agreement dated March 16, 2023 by and among Wood Violet Fertility LLC, a Delaware limited liability company, Fertility Labs of Wisconsin, LLC, a Wisconsin limited liability company, IVF Science, LLC, a Wisconsin limited liability company owned by Wael Megid, Ph.D. and Dr. Elizabeth Pritts as trustee for the Elizabeth Pritts Revocable List Trust, a Trust created under the laws of the State of Wisconsin, filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2023 and incorporated herein by reference.
10.61	Closing Agreement dated July 7, 2023 for the Asset Purchase Agreement referred to in Exhibit 10.59 above, filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2023.
10.62	Closing Agreement dated July 7, 2023 for the Membership Interest Purchase Agreement referred to in Exhibit 10.59 above, filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2023.
10.63	Letter Agreement dated July 10, 2023 with JAG Multi Investments LLC, filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2023.
10.64	Amended and Restated Letter Agreement dated July 21, 2023 with JAG Multi Investments LLC filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2023 and incorporated herein by reference.
10.65	Standard Merchant Cash Advance Agreement, filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2023 and incorporated herein by reference.
10.66*	Form of Securities Purchase Agreement
21.1	Subsidiaries filed as an Exhibit to our Annual Report on Form 10-K for the year ended December 31, 2022 and incorporated herein by reference.
23.1*	Consents of M&K CPAs, PLLC
23.2*	Consent of Sheppard Mullin Richter & Hampton LLP (included as Exhibit 5.1).
24.1****	Power of Attorney (included on signature page)
107*	Filing Fee Table
101.INS*	Inline XBRL Instance Document
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE *	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data File – the cover page of the registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 is formatted in Inline XBRL

* Filed herewith

** Furnished herewith

***To be filed by amendment

****Previously filed

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